FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-06

Free Writing Prospectus

Structural and Collateral Term Sheet

$729,480,091

(Approximate Initial Pool Balance)

Wells Fargo Commercial Mortgage Trust 2019-C51

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Rialto Mortgage Finance, LLC

Wells Fargo Bank, National Association

Barclays Capital Real Estate Inc.

UBS AG

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-C51

June 12, 2019

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Transaction Highlights

A.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Rialto Mortgage Finance, LLC	14	15	$191,411,520	26.2%
Wells Fargo Bank, National Association	10	10	181,831,836	24.9
Barclays Capital Real Estate Inc.	8	25	174,144,513	23.9
UBS AG	8	31	100,390,321	13.8
C-III Commercial Mortgage LLC	14	24	81,701,901	11.2
Total	54	105	$729,480,091	100.0%

Loan Pool:

Initial Pool Balance:	$729,480,091
Number of Mortgage Loans:	54
Average Cut-off Date Balance per Mortgage Loan:	$13,508,891
Number of Mortgaged Properties:	105
Average Cut-off Date Balance per Mortgaged Property(1):	$6,947,429
Weighted Average Mortgage Interest Rate:	4.537%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	54.7%
Weighted Average Original Term to Maturity (months):	116
Weighted Average Remaining Term to Maturity (months):	114
Weighted Average Original Amortization Term (months)(2):	355
Weighted Average Remaining Amortization Term (months)(2):	354
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.97x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.0%
Weighted Average Balloon Loan-to-Value Ratio(1):	57.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	0.0%
% of Mortgage Loans with Single Tenants(3):	10.0%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2019-C51	Note(s)(1)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Nova Place	WFB	A-1	$71,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank National Association	C-III Asset Management LLC
		A-2	$49,000,000	WFB	No
		A-3	$20,000,000	WFB	No
188 Spear Street	Barclays	A-1	$47,000,000	WFCM 2019-C51	No	Wells Fargo Bank National Association(2)	C-III Asset Management LLC(2)
		A-2	$60,000,000	Barclays Capital Real Estate Inc.	Yes
		A-3	$18,000,000	Barclays Capital Real Estate Inc.	No
450-460 Park Avenue South	WFB	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank National Association	C-III Asset Management LLC
		A-2	$30,000,000	WFB	No
El Con Center	RMF	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank National Association	C-III Asset Management LLC
		A-2	$18,000,000	Rialto Mortgage Finance, LLC	No
Shetland Park	RMF	A-1	$45,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank National Association	C-III Asset Management LLC
		A-2	$13,000,000	Rialto Mortgage Finance, LLC	No
ExchangeRight Net Leased Portfolio #27	Barclays	A-1	$41,000,000	WFCM 2019-C51	Yes	Wells Fargo Bank National Association	C-III Asset Management LLC
		A-2	$10,050,000	Barclays Capital Real Estate Inc.	No
The Chantilly Office Portfolio	UBS AG	A-1	$22,350,000	WFCM 2019-C51	No	Wells Fargo Bank National Association(2)	C-III Asset Management LLC(2)
		A-2	$14,000,000	UBS AG	Yes
		A-3	$10,000,000	UBS AG	No
CIRE Equity Retail & Industrial Portfolio	UBS AG	A-1	$30,000,000	Deutsche Bank AG, New York Branch	Yes	Wells Fargo Bank National Association(2)	C-III Asset Management LLC(2)
		A-2	$25,000,000	Deutsche Bank AG, New York Branch	No
		A-3	$22,160,000	Deutsche Bank AG, New York Branch	No
		A-4	$22,000,000	WFCM 2019-C51	No
		A-5	$20,000,000	UBS AG	No
		A-6	$9,440,000	UBS AG	No
Patuxent Crossing	Barclays	A-1	$20,000,000	BBCMS 2019-C3	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$16,575,000	WFCM 2019-C51	No
Hilton at University Place	Barclays	A-1	$35,000,000	WFCM 2019-C50	Yes	Wells Fargo Bank National Association	Rialto Capital Advisors, LLC
		A-2	$11,000,000	WFCM 2019-C51	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Characteristics of the Mortgage Pool

Wolverine Portfolio	UBS AG	A-1	$10,000,000	WFCM 2019-C50	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$10,000,000	WFCM 2019-C50	No
		A-3	$10,000,000	BBCMS 2019-C3	Yes
		A-4	$5,000,000	BBCMS 2019-C3	No
		A-5	$5,000,000	WFCM 2019-C50	No
		A-6	$5,000,000	BBCMS 2019-C3	No
		A-7	$5,000,000	BBCMS 2019-C3	No
		A-8	$5,000,000	BBCMS 2019-C3	No
		A-9	$2,000,000	WFCM 2019-C51	No
		A-10	$2,000,000	WFCM 2019-C51	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The related whole loan is expected to initially be serviced under the WFCM 2019-C51 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2019-C51 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Characteristics of the Mortgage Pool

C.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	15	$281,096,192	38.5%	58.7%	56.0%	2.44	x	11.2%	10.7%	4.110%
CBD	4	177,232,039	24.3	57.3	56.5	2.50		10.5	10.1	3.946
Suburban	10	98,732,126	13.5	61.0	54.9	2.35		12.6	11.7	4.393
Medical	1	5,132,027	0.7	61.2	61.2	2.17		9.8	9.6	4.343
Retail	40	200,379,470	27.5	64.7	59.2	1.83		10.1	9.7	4.631
Anchored	14	125,874,134	17.3	66.3	60.5	1.81		10.2	9.7	4.613
Single Tenant	22	57,790,646	7.9	63.1	59.1	1.86		9.4	9.3	4.679
Unanchored	3	12,506,392	1.7	59.7	50.5	1.86		11.9	11.5	4.690
Shadow Anchored	1	4,208,298	0.6	55.5	44.7	1.90		11.8	11.4	4.350
Mixed Use	3	77,001,066	10.6	69.3	64.4	1.54		10.3	9.3	5.000
Industrial/Office/Self Storage	1	44,901,066	6.2	72.9	67.5	1.52		11.5	10.0	5.150
Retail/Office	1	18,000,000	2.5	60.6	60.6	1.83		9.3	9.0	4.860
Multifamily/Retail	1	14,100,000	1.9	69.1	59.3	1.24		7.7	7.7	4.701
Self Storage	20	74,877,090	10.3	64.4	58.0	1.47		9.2	9.0	4.966
Self Storage	20	74,877,090	10.3	64.4	58.0	1.47		9.2	9.0	4.966
Hospitality	7	48,238,622	6.6	65.0	53.2	1.89		13.9	12.2	4.946
Limited Service	4	20,862,282	2.9	61.6	50.4	2.03		15.1	13.3	5.112
Full Service	2	20,689,764	2.8	66.9	54.9	1.76		13.1	11.2	4.841
Select Service	1	6,686,577	0.9	69.7	56.9	1.82		13.0	11.4	4.750
Multifamily	2	30,275,000	4.2	66.4	58.5	1.31		8.5	8.2	4.766
High Rise	1	26,500,000	3.6	65.6	57.8	1.29		8.4	8.1	4.800
Garden	1	3,775,000	0.5	72.2	63.2	1.49		9.4	9.1	4.530
Manufactured Housing Community	14	15,863,935	2.2	65.9	56.3	1.38		9.1	8.9	4.975
Manufactured Housing Community	14	15,863,935	2.2	65.9	56.3	1.38		9.1	8.9	4.975
Industrial	4	1,748,715	0.2	64.9	64.9	2.27		10.2	9.6	4.139
Warehouse	4	1,748,715	0.2	64.9	64.9	2.27		10.2	9.6	4.139
Total/Weighted Average:	105	$729,480,091	100.0%	63.0%	57.9%	1.97	x	10.6%	10.0%	4.537%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Certain Terms and Conditions

D.	Large Loan Summaries

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Nova Place

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$71,000,000		Location:	Pittsburgh, PA
	Cut-off Date Balance(1):	$71,000,000		Size:	1,142,745 SF
	% of Initial Pool Balance:	9.7%		Cut-off Date Balance Per SF(1):	$122.51
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$122.51
	Borrower Sponsors:	Jeremy Leventhal; Alexander Leventhal; Elliot Gould		Year Built/Renovated:	1966/2019
	Guarantors:	Jeremy Leventhal; Alexander Leventhal; Elliot Gould		Title Vesting:	Fee
	Mortgage Rate:	4.1920%		Property Manager:	Self-managed
	Note Date:	June 3, 2019		Current Occupancy (As of)(5):	84.0% (6/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(5):	76.5%
	Maturity Date:	June 11, 2029		YE 2017 Occupancy(5):	70.3%
	IO Period:	120 months		YE 2016 Occupancy(5):	61.5%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$200,050,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$175.06
	Call Protection(2)(3):	L(25),D(91),O(4)		Appraisal Valuation Date:	January 23, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI(6):	$10,035,031
	Additional Debt Type (Balance):	Pari Passu ($69,000,000)		YE 2017 NOI(6):	$9,031,218
				YE 2016 NOI(6):	$7,719,324
				YE 2015 NOI:	NAV
				U/W Revenues:	$22,082,440
				U/W Expenses:	$8,570,650
Escrows and Reserves(4)				U/W NOI(6):	$13,511,790
	Initial	Monthly	Cap	U/W NCF:	$12,967,141
Taxes	$459,339	$153,115	NAP	U/W DSCR based on NOI/NCF(1):	2.26x / 2.17x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.7% / 9.3%
Replacement Reserve	$0	$23,807	$857,059	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.7% / 9.3%
Leasing Reserve	$0	$76,183	$2,742,588	Cut-off Date LTV Ratio(1):	70.0%
Closing Date Leasing Reserve	$4,000,000	$0	NAP	LTV Ratio at Maturity(1):	70.0%
Existing TI/LC Reserve	$1,587,057	$0	NAP
PNC Rollover Reserve	$0	Springing	$10,000,000

Sources and Uses
Sources			Uses
Original whole loan amount	$140,000,000	100.0%	Loan payoff	$103,250,054	73.8%
			Upfront reserves	6,046,396	4.3
			Closing costs	1,737,717	1.2
			Return of equity	28,965,834	20.7
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	All statistical information related to the Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Nova Place Whole Loan (as defined below).

(2)	Defeasance of the Nova Place Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last note of the Nova Place Whole Loan to be securitized and (b) June 3, 2023. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2019.

(3)	Partial prepayment is permitted in connection with a partial release. See “Partial Defeasance and Partial Release” section.

(4)	See “Escrows” section.

(5)	The increases in historical occupancy are due to new leases signed at the Nova Place Property. See “Historical Occupancy” section for further details.

(6)	See “Cash Flow Analysis” section for a discussion of historical NOI increases and the increase in U/W NOI compared to the most recent NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

The Mortgage Loan. The mortgage loan (the “Nova Place Mortgage Loan”) is part of a whole loan (the “Nova Place Whole Loan”) in the original principal balance of $140,000,000. The Nova Place Whole Loan is secured by a first priority mortgage encumbering the fee interest in an office property in Pittsburgh, Pennsylvania (the “Nova Place Property”). The Nova Place Whole Loan consists of three notes totaling $140,000,000, which are pari passu with each other. The Nova Place Mortgage Loan represents the controlling Note A-1, which has an original principal balance of $71,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

Nova Place Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$71,000,000	$71,000,000	WFCM 2019-C51	Yes
A-2	$49,000,000	$49,000,000	Wells Fargo Bank, National Association	No
A-3	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
Nova Place Whole Loan	$140,000,000	$140,000,000

The Borrower and Borrower Sponsors. The borrowers comprise five Delaware limited liability companies, each of which is a single purpose entity with two independent directors: Faros ACA RE LLC, ACA Tower One Unit 4 LLC, ACA Tower Two Unit 5 LLC, ACA Garage Unit 6 LLC, and ACA Unit 7 LLC (collectively, the “Nova Place Borrower”). Legal counsel to the Nova Place Borrower delivered a non-consolidation opinion in connection with the origination of the Nova Place Whole Loan. The borrower sponsors and non-recourse carve-out guarantors of the Nova Place Whole Loan are Jeremy Leventhal, Alexander Leventhal, and Elliot Gould. In lieu of a warm body environmental carve-out guarantor, the lender obtained a $10,000,000 lender environmental collateral protection and liability-type environmental insurance policy.

Jeremy Leventhal, Alexander Leventhal, and Elliot Gould each serve as managing partners of Faros Properties (“Faros”), a real estate investment firm with offices in New York, Boston, and Pittsburgh. In 1998, Jeremy and Alexander Leventhal’s father, Alan Leventhal, formed Beacon Capital, which is presently one of the largest privately held real estate funds in the United States. Principally funded by the Leventhal and Gould families, Faros was created to invest family capital in long-term real estate investment opportunities in primary markets. Faros’ strategy includes acquiring poorly operated assets, increasing value through operational expertise, and recapitalizing for long-term ownership. Faros has extensive experience in value-add investing and has owned assets in Pittsburgh since 2012, including the City View Apartments, 106 Isabella Street Office Building, Birmingham Place Office Building, Carson Street Commons, and the Park View Apartments.

The Property. Situated on a 13.3-acre site, the Nova Place Property totals 1,142,745 square feet of rentable area and comprises four buildings, as outlined below:

●	the “Concourse”, a two-story building containing 612,969 square feet of office, data center, retail and amenity space;

●	“Tower 1”, an eight-story building containing 158,730 square feet of office space;

●	“Tower 2”, a 13-story building containing 278,044 square feet of office space; and

●	a three-level below grade “Garage Unit”, which contains 93,002 square feet of data center space in addition to 3,000 parking spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

The following table presents certain information relating to the Nova Place Property. See “Condominium Regime” section for further details on the condominium structure.

Nova Place Property Buildings

Building	Condo Unit	NRA (SF)	Current Occupancy	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Appraised Value	Annual U/W Base Rent	Annual U/W Base Rent PSF(1)	% of Annual U/W Base Rent
Concourse (Total)	1, 2, 7	612,969	94.9%	$66,098,475	47.2%	$94,450,000	$7,680,039	$13.20	44.6%
Concourse (PNC Space)	1	395,657	100.0%	$40,908,171	29.2%	$50,450,000	$4,787,166	$12.10	27.8%
Concourse (Office, Data Center, Retail)	2	199,979	84.5%	$20,676,432	14.8%	$37,550,000	$2,549,717	$15.09	14.8%
Concourse (Amenities)	7	17,333	100.0%	$4,513,872	3.2%	$6,450,000	$343,156	$19.80	2.0%
Tower 1	4	158,730	85.0%	$19,105,224	13.6%	$27,300,000	$3,384,082	$25.09	19.7%
Tower 2	5	278,044	65.5%	$34,291,427	24.5%	$49,000,000	$5,115,133	$28.10	29.7%
Garage Unit(2)	6	93,002	65.1%	$20,504,874	14.6%	$29,300,000	$1,033,957	$17.07	6.0%
Total/Weighted Average		1,142,745	84.0%	$140,000,000	100.0%	$200,050,000	$17,213,211	$17.94	100.0%

(1)	Annual U/W Base Rent PSF excludes vacant space.

(2)	All statistics and information shown for the Garage Unit represent the data center space. Income from the 3,000 parking spaces is not included in underwritten base rent and is represented on a separate line item in the lender’s underwriting (see “Cash Flow Analysis” table below).

Nova Place Property Space Use

Building Use	Location within the Nova Place Property	NRA (SF)	% of NRSF	Current Occupancy	Annual U/W Base Rent	Annual U/W Base Rent PSF(1)	% of Total Annual U/W Base Rent
Office	Towers 1 & 2	436,774	38.2%	72.6%	$8,499,215	$26.82	49.4%
PNC Office Space	Concourse	395,657	34.6%	100.0%	$4,787,166	$12.10	27.8%
Data Center	Concourse & Garage Unit	201,817	17.7%	82.4%	$3,181,107	$19.14	18.5%
Other(2)	Concourse	108,497	9.5%	74.3%	$745,723	$9.25	4.3%
Total/Weighted Average		1,142,745	100.0%	84.0%	$17,213,211	$17.94	100.0%

(1)	Annual U/W Base Rent PSF excludes vacant space.

(2)	Includes 73,003 square feet of office space, 26,024 square feet of restaurant and retail space, 9,470 square feet of space attributed to the conference room and management office.

The Nova Place Property was built in phases between 1966 and 1972. The Concourse originally served as a shopping mall containing 75 stores and began to decline after Sears vacated its space in 1986. The borrower sponsors acquired the Nova Place Property in February 2015 for a total allocated cost of approximately $68.4 million, at which time it was approximately 63.0% occupied. Since acquisition, the borrower sponsors have invested approximately $33.5 million in capital expenditures at the Nova Place Property, including $22.3 million to upgrade and modernize the Concourse, exterior plaza and amenities and $8.1 million to address structural needs and lighting in the Garage Unit.

Amenities at the Nova Place Property include on-site property management & maintenance, 24-hour security patrol, conference facility, fitness center (Union Fitness), multiple restaurants, Federal Galley bar, a coffee shop, modernized common areas, and parking garage with bike storage. Based on the 3,000 parking spaces within the Garage Unit, the Nova Place Property contains a parking ratio of approximately 2.6 spaces per 1,000 square feet of rentable area. Of the parking spaces, 500 are for the exclusive use of PNC Financial Service (“PNC”), which has its own entrance and exit to the parking garage. As of June 1, 2019 the Nova Place Property was 84.0% occupied by 46 tenants.

The Nova Place Property comprises 201,817 square feet of data center space within the Concourse and Garage Unit, which accounts for 17.7% of the total net rentable area and 18.5% of underwritten base rent and was 82.4% occupied by 13 tenants as of June 1, 2019. Approximately 86.8% of the leased data center space is occupied by 10 tenants that have been at the Nova Place Property for an average of 16.4 years. The Nova Place Property is situated along the telecommunications trunk line, and the data center tenants benefit from internet access and dual fiber optic feeds from all major fiber optic providers, dedicated dark fiber access, electrical service from two independent power company distribution grids (allowing automatic transfers in the event of a power company failure), back-up generators, ample cooling capacity, and access to 10 major telecommunication carriers and internet service providers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

Major Tenants.

Largest Tenant by UW Base Rent: PNC Financial Service (A+/A3/A- by Fitch/Moody’s/S&P; 395,657 square feet; 34.6% of net rentable area; 27.8% of underwritten base rent; 12/31/2027 lease expiration) – Founded in 1845, PNC is a bank holding company and financial services corporation based in Pittsburgh, Pennsylvania. As of December 31, 2018, PNC had approximately $382 billion of assets, a retail branch network in 19 states and the District of Columbia, approximately 2,400 branches and 9,200 ATMs. PNC has been a tenant at the Nova Place Property since November 1992 through various predecessors including Integra Financial Corporation, which was acquired by National City Corporation in 1996 and subsequently acquired by PNC in 2008. In 2015, PNC executed a 10-year lease extension through December 2027 and has one, 5-year extension option remaining. PNC does not have any termination options.

PNC occupies a total of 395,657 square feet within the Concourse at the Nova Place Property, which is divided between a 318,115 square foot space and a 77,542 square foot space. The 318,115 square foot space is a former department store box previously occupied by Sears until 1986. PNC and its predecessors have occupied the 318,115 square foot space since 1992 and it is currently used as general office space. The 77,542 square foot space is located on the second floor of the southern end of the Concourse, which formerly served as inline retail space, overlooking the interior of the Concourse with panoramic views of the Pittsburgh skyline. PNC expanded into the 77,542 square foot space in 2011 and it is currently used to house asset management personnel. Additionally, PNC utilizes mortgage payment processing technology on site due to the Nova Place Property’s data capabilities and location along the telecommunications trunk line.

2nd Largest Tenant by UW Base Rent: United Healthcare Services, Inc. (A/A3/A+ by Fitch/Moody’s/S&P; 71,500 square feet; 6.3% of net rentable area; 12.2% of underwritten base rent; 6/30/2024 lease expiration) – Founded in 1977, United Healthcare Services, Inc. (“UHC”) is a diversified health and well-being company providing employer-sponsored and individual health benefits plans serving individuals, employers and Medicare and Medicaid beneficiaries. UHC has been a tenant at the Nova Place Property since March 2017 and has two, 3-year extension options remaining following its June 2024 lease expiration. UHC has a termination option for its fourth floor space (23,833 square feet) effective as of June 2024 with a 12-month notice period, and the tenant is currently marketing such space for sublease through January 2022. The termination option is subject to a fee in an amount equal to $332,793 ($13.96 per square foot) plus unamortized TI/LC costs.

3rd Largest Tenant by UW Base Rent: Expedient/Continental Broadband (73,000 square feet; 6.4% of net rentable area; 7.8% of underwritten base rent; 6/30/2020 lease expiration on 20,102 square feet; 9/30/2029 lease expiration on 52,898 square feet) – Expedient/Continental Broadband (“Expedient”) is a cloud and data center infrastructure service (IaaS) provider with local operations in Pittsburgh, Baltimore, Boston, Cleveland, Columbus, Indianapolis, and Memphis. Expedient has been a tenant at the Nova Place Property since April 2008, originally occupying 52,898 square feet of data center space in the Garage Unit, and expanding into 20,102 square feet of office space in Tower 1 in August 2013. The tenant’s original 52,898 square foot space has a September 2029 lease expiration with one, 5-year extension option remaining, and its 20,102 square foot expansion space has a June 2020 lease expiration with no extension options. Expedient does not have any termination options.

Condominium Regime. As of August 2, 2017, the borrower sponsors recorded the “Nova Place Condominium”, which created eight condominium units (units 1 through 8). The Nova Place Property comprises condo units 1, 2, 4, 5, 6 and 7; and condo units 3 and 8 are not part of the collateral for the Nova Place Whole Loan. The Concourse comprises condo units 1, 2 and 7. The Nova Place Property holds an 87.0% voting interest in the Nova Place Condominium. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

See below for further detail on each condo unit:

●	Unit 1: 395,657 square feet of space, all of which is leased to PNC (29.0% voting interest)

●	Unit 2: 199,979 square feet of space occupied by office, retail and data center tenants (11.0% voting interest)

●	Unit 3: approximately 144,000 square feet of office space (not part of the collateral)

●	Unit 4: Tower 1 (11.0% voting interest)

●	Unit 5: Tower 2 (23.0% voting interest)

●	Unit 6: the Garage Unit (11.0% voting interest)

●	Unit 7: amenity space comprising the exterior plaza area and 17,333 square feet of rentable area occupied by Union Fitness and Federal Galley bar restaurant (2.0% voting interest)

●	Unit 8: certain air rights over the entrance to the Garage Unit (not part of the collateral)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

The following table presents certain information relating to the tenancy at the Nova Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
PNC	A+/A3/A-	395,657	34.6%	$12.10(3)	$4,787,166(3)	27.8%	12/31/2027	1, 5-year	N
UHC	A/A3/A+	71,500	6.3%	$29.39(4)	$2,101,330(4)	12.2%	6/30/2024	2, 3-year	Y(5)
Expedient	NR/NR/NR	73,000	6.4%	$18.34(6)	$1,338,472	7.8%	Various(6)	(6)	N
Confluence Technologies, Inc.	NR/NR/NR	40,867	3.6%	$26.99	$1,102,818	6.4%	11/30/2027	2, 5-year	Y(7)
NSABP Foundation, Inc.	NR/NR/NR	33,328	2.9%	$26.60	$886,361	5.1%	1/31/2029	1, 5-year	N
Total Major Tenants		614,352	53.8%	$16.63	$10,216,147	59.4%

Non-Major Tenant		345,047	30.2%	$20.28	$6,997,064	40.6%

Occupied Collateral Total		959,399	84.0%	$17.94	$17,213,211	100.0%

Vacant Space		183,346	16.0%

Collateral Total		1,142,745	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $635,552 and straight-line rent averaging totaling $316,981 for investment grade tenants PNC ($138,196) and UHC ($178,785) over their remaining lease terms.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for PNC represents straight-line rent averaging over the remaining lease term totaling $138,196. PNC’s current base rent is $11.75 per square foot.

(4)	Annual U/W Base Rent PSF and Annual U/W Base Rent for UHC represents straight-line rent averaging over the remaining lease term totaling $178,785. UHC’s current base rent is $26.89 per square foot.

(5)	UHC has a termination option for its fourth floor leased space (23,833 square feet) effective as of June 30, 2024 with 12-months’ notice, subject to a termination fee in an amount equal to $332,793 plus unamortized TI/LCs. UHC signed its lease in March of 2017 with the intention of moving into this fourth floor space, and the space is currently being offered for sublease through January 2022.

(6)	Expedient occupies 20,102 square feet of office space with an Annual U/W Base Rent PSF of $22.95 and lease expiration date of June 30, 2020, and 52,898 square feet of data center space with an Annual U/W Base Rent PSF of $16.58 and a lease expiration date of September 30, 2029. Expedient has one, 5-year renewal option on its 52,898 square feet of space following its September 2029 lease expiration.

(7)	Confluence Technologies, Inc. has a termination option effective as of November 30, 2024 with 12-months’ notice, subject to a termination fee in an amount equal to unamortized TI/LCs.

The following table presents certain information relating to the lease rollover schedule at the Nova Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	7,588	0.7%	7,588	0.7%	$16,933	0.1%	$2.23
2019	3	4,567	0.4%	12,155	1.1%	$12,060	0.1%	$2.64
2020	4	34,128	3.0%	46,283	4.1%	$721,650	4.2%	$21.15
2021	5	56,082	4.9%	102,365	9.0%	$1,102,951	6.4%	$19.67
2022	4	17,656	1.5%	120,021	10.5%	$348,669	2.0%	$19.75
2023	1	1,403	0.1%	121,424	10.6%	$21,676	0.1%	$15.45
2024	3	80,583	7.1%	202,007	17.7%	$2,332,888	13.6%	$28.95
2025	4	29,769	2.6%	231,776	20.3%	$797,201	4.6%	$26.78
2026	8	93,042	8.1%	324,818	28.4%	$2,239,138	13.0%	$24.07
2027	6	458,405	40.1%	783,223	68.5%	$6,622,780	38.5%	$14.45
2028	1	800	0.1%	784,023	68.6%	$26,310	0.2%	$32.89
2029	4	95,993	8.4%	880,016	77.0%	$1,969,910	11.4%	$20.52
Thereafter(4)	6	79,383	6.9%	959,399	84.0%	$1,001,045	5.8%	$12.61
Vacant	0	183,346	16.0%	1,142,745	100.0%	$0	0.0%	$0.00
Total/Weighted Average	53	1,142,745	100.0%			$17,213,211	100.0%	$17.94

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	Includes a conference center totaling 4,689 square feet.

(5)	The Nova Place Property is occupied by 46 tenants subject to 53 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

The following table presents historical occupancy percentages at the Nova Place Property:

Historical Occupancy

12/31/2016(1)(2)	12/31/2017(1)(2)	12/31/2018(1)(2)	6/1/2019(2)(3)
61.5%	70.3%	76.5%	84.0%

(1)	Information obtained from the borrower.

(2)	The borrower sponsors have signed 30 new leases at the Nova Place Property totaling approximately 28.0% of the net rentable area since January 2017: 10 new leases (13.5% of net rentable area) in 2017; 14 new leases (9.2% of net rentable area) in 2018; and 6 new leases (5.3% of net rentable area) to date in 2019.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Nova Place Property:

Cash Flow Analysis

	2016(1)	2017(1)	2018(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$8,711,376	$10,769,179	$13,240,158	$16,260,678	61.7%	$14.23
Contractual Rent Steps(3)	0	0	0	952,533	3.6	0.83
Grossed Up Vacant Space	0	0	0	4,285,632	16.3	3.75
Gross Potential Rent	$8,711,376	$10,769,179	$13,240,158	$21,498,843	81.5%	$18.81
Other Income(4)	382,165	274,401	467,546	372,778	1.4	0.33
Parking Income	2,981,092	3,293,038	2,938,814	2,971,725	11.3	2.60
Total Recoveries	1,321,909	1,778,553	1,422,664	1,524,726	5.8	1.33
Net Rental Income	$13,396,542	$16,115,171	$18,069,182	$26,368,072	100.0%	$23.07
(Vacancy & Credit Loss)	0	0	0	(4,285,632)(5)	(19.9)	(3.75)
Effective Gross Income	$13,396,542	$16,115,171	$18,069,182	$22,082,440	83.7%	$19.32

Real Estate Taxes	817,740	817,103	1,751,465	1,747,486	7.9	1.53
Insurance	149,689	180,158	168,050	158,300	0.7	0.14
Management Fee	398,917	489,896	566,364	662,473	3.0	0.58
Other Operating Expenses	4,310,872(6)	5,596,796(6)	5,548,272	6,002,391	27.2	5.25
Total Operating Expenses	$5,677,218	$7,083,953	$8,034,151	$8,570,650	38.8%	$7.50

Net Operating Income	$7,719,324	$9,031,218	$10,035,031	$13,511,790	61.2%	$11.82
Replacement Reserves	0	0	0	182,839	0.8	0.16
TI/LC	0	0	0	361,809	1.6	0.32
Net Cash Flow	$7,719,324	$9,031,218	$10,035,031	$12,967,141	58.7%	$11.35

NOI DSCR	1.29x	1.51x	1.68x	2.26x
NCF DSCR	1.29x	1.51x	1.68x	2.17x
NOI Debt Yield	5.5%	6.5%	7.2%	9.7%
NCF Debt Yield	5.5%	6.5%	7.2%	9.3%

(1)	The historical increases in Base Rent and Effective Gross Income are related to increasing occupancy and new leases signed at the Nova Place Property (see “Historical Occupancy” above). Since March 2016, the borrower sponsors have signed 34 new leases totaling 48.4% of underwritten base rent ($8,328,779): 4 new leases totaling 2.6% of underwritten base rent ($440,753) in 2016; 10 new leases totaling 25.8% of underwritten base rent ($4,446,862) in 2017; 14 new leases totaling 9.7% of underwritten base rent ($1,663,229) in 2018; and 6 new leases totaling 10.3% of underwritten base rent ($1,777,935) to date in 2019. The increase in Effective Gross Income from 2018 to U/W was further driven by the inclusion of contractual rent steps through May 2020 totaling $635,552, and straight-line rent averaging totaling $316,981 for investment grade tenants PNC ($138,196) and United Healthcare Services, Inc. ($178,785) over their remaining lease terms.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through May 2020 and straight-line rent averaging for the investment grade tenants over their remaining lease terms (see “Major Tenants” table above).

(4)	Other Income is primarily comprised of event income which is generated by tenants that use the internal concourse and the outdoor plaza for events, conference center facilities, and other miscellaneous income.

(5)	The underwritten economic vacancy is 19.9%. The Nova Place Property was 84.0% physically occupied as of June 1, 2019.

(6)	The increase in Other Operating Expenses from 2016 to 2017 was driven by repairs & maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Nova Place Property of $200,050,000 as of January 23, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated April 10, 2019, there was no evidence of any recognized environmental conditions at the Nova Place Property. In lieu of warm body environmental carve-out guarantor, the lender obtained a $10,000,000 lender environmental collateral protection and liability-type environmental insurance policy

Market Overview and Competition. The Nova Place Property is located in Pittsburgh, Pennsylvania, directly across the Allegheny River from the central business district. The Nova Place Property is situated one block north of Interstate 279, which turns into Interstate 376 and leads to the Pittsburgh International Airport (18.6 miles northwest). The largest employer in the region is the University of Pittsburgh Medical Center (“UPMC”) Health System, which, combined with the University of Pittsburgh, accounts for approximately 58,500 jobs. Along with Carnegie Mellon University (“CMU”), the UPMC medical and educational complex generates additional jobs through multiple spinoff biomedical and technology companies. With CMU’s technological infrastructure and support, technology companies such as Google, Microsoft, Disney, Apple, Uber, and Intel now have corporate offices located in Pittsburgh.

Over the past 15 years, the area within a 1-mile radius of the Nova Place Property has experienced the development and construction of two new sports stadiums (PNC Park (home of the MLB Pittsburgh Pirates) and Heinz Field (home of the NFL Pittsburgh Steelers and University of Pittsburgh Panthers Football)), a Residence Inn by Marriott, a Holiday Inn Express, a Hyatt Place Hotel, Stage AE (an indoor/outdoor entertainment complex), and the Rivers Casino. Additional attractions nearby include the Andy Warhol Museum (0.2 miles south; more than 100,000 visitors annually), the Carnegie Science Center (1.0 mile southwest; more than 700,000 visitors annually), the National Aviary (0.3 miles north; more than 185,000 visitors last year), and the Children’s Museum of Pittsburgh (0.2 miles north; approximately 306,000 visitors annually).

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Nova Place Property was approximately 152,277 and 376,042, respectively; and the estimated 2019 average median income within the same radii was approximately $41,091 and $48,389, respectively.

Submarket Information – According to a third-party market research report, the Nova Place Property is situated within the Greater Downtown submarket of the Pittsburgh Office Market. As of the third quarter of 2018, the Greater Downtown submarket reported a total inventory of approximately 15.4 million square feet of office space with a 9.8% vacancy rate and average asking rent of $23.79 per square foot, gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Nova Place Property:

Market Rent Summary(1)

	Towers 1 & 2 (Office)	Concourse (PNC)	Concourse (Data)	Concourse (Retail)
Market Rent (PSF)	$26.00	$11.75	$25.00	$10.00
Lease Term (Years)	5	10	5	5
Lease Type (Reimbursements)	Full Service	Full Service	Gross	CAM
Rent Increase Projection	2.0% per annum	2.0% per annum	2.0% per annum	2.0% per annum

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

The following table presents certain information relating to comparable office leases to Nova Place Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Term (Yrs)	Annual Base Rent PSF	Lease Type
District Fifteen 1501 Smallman Street Pittsburgh, PA	2019/NAP	105,000	1.2 miles	97.0%	Facebook	101,886	10.0	$24.00	Net
The Freight House Offices 125 West Station Square Pittsburgh, PA	1976/NAP	104,521	1.5 miles	81.4%	UPMC	36,435	15.0	$28.25	MG
Union Trust Building 501 Grant Street Pittsburgh, PA	1916/2016	594,984	1.0 mile	83.7%	Frost, Brown, Todd	18,000	10.0	$32.25	MG
Union Trust Building 501 Grant Street Pittsburgh, PA	1916/2016	594,984	1.0 mile	83.7%	Marshall, Dennehey	46,090	10.0	$31.25	Gross
Three Crossings 2555 Smallman Street Pittsburgh, PA	2017/NAP	77,501	1.9 miles	93.6%	Robert Bosch	52,000	7.0	$31.50	MG
11 Stanwix 11 Stanwix Street Pittsburgh, PA	1970/2011	467,843	0.9 miles	93.7%	Carmeuse	44,757	5.0	$29.75	MG
EQT Plaza 625 Liberty Avenue Pittsburgh, PA	1987/NAP	615,942	0.7 miles	90.3%	Ranstad Professionals	2,503	5.0	$26.00	MG
11 Stanwix 11 Stanwix Street Pittsburgh, PA	1970/2011	467,843	0.9 miles	93.7%	GPW, PC	21,645	8.0	$24.50	MG

(1)	Information obtained from the appraisal and third party reports.

Escrows.

Real Estate Taxes – The Nova Place Whole Loan documents require an upfront real estate tax reserve of $459,339 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $153,115).

Insurance – The Nova Place Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, (ii) the Nova Place Borrower provides the lender with evidence that the Nova Place Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect, and (iii) the Nova Place Borrower provides the lender with evidence of timely payment of the insurance premiums and renewals.

Replacement Reserve – The Nova Place Whole Loan documents require ongoing monthly replacement reserves in an amount equal to one-twelfth of $0.25 per square foot (currently $23,807), subject to a cap of $0.75 per square foot (currently $857,059) (“Replacement Reserve Cap”). The Replacement Reserve and Replacement Reserve Cap may be adjusted if the net rentable square footage of the Nova Place Property was to change following any partial defeasance and/or partial release (see “Partial Defeasance and Partial Release”)

Leasing Reserve – The Nova Place Whole Loan documents require ongoing monthly general TI/LC reserves in an amount equal to one-twelfth of $0.80 per square foot (currently $76,183), subject to a cap of $2.40 per square foot (currently $2,742,588) (“Leasing Reserve Cap”). The Leasing Reserve and Leasing Reserve Cap may be adjusted if the net rentable square footage of the Nova Place Property was to change following any partial defeasance and/or partial release (see “Partial Defeasance and Partial Release”).

Closing Date Leasing Reserve – The Nova Place Whole Loan documents require an upfront reserve totaling $4,000,000 for qualified leasing expenses according to the terms of the loan documents. The Closing Date Leasing Reserve funds are not considered with respect to the Leasing Reserve Cap.

Existing TI/LC Reserve – The Nova Place Whole Loan documents require an upfront reserve totaling $1,587,057 related to outstanding tenant improvement and leasing commission (“TI/LC”) obligations with respect to eight tenants. As long as no event of default is continuing, if any Existing TI/LC Reserve funds are remaining after applying the funds to the stipulated tenants, the Nova Place Borrower has the right to apply the remaining funds to the Leasing Reserve and such funds will be considered with respect to the Leasing Reserve Cap.

PNC Rollover Reserve – Upon the occurrence of a PNC Trigger Event (see “Lockbox and Cash Management” section), all excess cash flow will be deposited into the PNC Rollover Reserve, subject to a cap of $10.0 million. Upon a PNC Termination Event (as defined below), as long as no event of default is continuing, the Nova Place Borrower has the right to direct the lender to transfer any Leasing Reserve funds and/or Closing Date Leasing Reserve funds to the PNC Rollover Reserve. If, upon the occurrence of a PNC Termination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

Event, the balance in the PNC Rollover Reserve is less than $10.0 million, the Nova Place Borrower is required to deposit with the lender an amount (in the form of cash or letter of credit) that would cause the balance to equal $10.0 million.

A “PNC Termination Event” will occur upon PNC’s lease expiring, terminating, or being no longer in full force and effect.

Lockbox and Cash Management. The Nova Place Whole Loan documents require that the borrower establish and maintain a lender-controlled lockbox account and that the borrower direct all tenants to pay rent directly into such lockbox account. The Nova Place Whole Loan documents also require that all rents received by the Nova Place Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the Nova Place Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account, and all excess cash flow is required to be swept to an excess cash flow subaccount held by the lender. During a Cash Trap Event Period caused solely by a PNC Trigger Event (as defined below), all excess cash flow is required to be deposited into the PNC Rollover Reserve, subject to a cap of $10.0 million.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the NCF DY falling below 7.0% at the end of any calendar quarter; or

(iii)	the commencement of a Specified Tenant Trigger Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clauses (i), (ii) and (iii) above, payment in full or defeasance in full of the Nova Place Whole Loan;

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), (A) the NCF DY being equal to or greater than 7.0% for two consecutive calendar quarters, or (B) the Nova Place Borrower delivering to the lender a letter of credit or cash in an amount that, if applied to prepay the outstanding principal amount of the Nova Place Whole loan, would cause the NCF DY to equal 7.0%; or

●	with regard to clause (iii), a Specified Tenant Trigger Period Cure (as defined below).

A “Specified Tenant Trigger Period” will commence upon the earliest to occur of the following:

(i)	a Specified Tenant (as defined below) providing written notice of its intention to terminate or cancel its lease;

(ii)	a default, beyond any notice and grace period, under a Specified Tenant’s lease;

(iii)	a Specified Tenant filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;

(iv)	a Specified Tenant’s lease expiring, terminating, or no longer being in full force and effect;

(v)	a Specified Tenant going dark, vacating, ceasing to occupy, or ceasing to conduct business in 50.0% or more of its premises and its credit rating being downgraded to Baa3 or lower by Moody’s or to an equivalent rating by another rating agency which has rated or continues to rate any securitization to which any note(s) of the Nova Place Whole Loan are contributed (“Applicable Rating Agency”); or

(vi)	a Specified Tenant failing to renew or extend its lease on the terms set forth in its lease on or prior to the earlier of (y) 18 months prior to its lease expiration or (z) the deadline to extend or renew such lease (PNC’s lease currently stipulates an 18-month notice period).

A “Specified Tenant” is (i) PNC or (ii) any tenant that occupies at least 400,000 square feet (in the aggregate) of the Nova Place Property (or any lease guarantor of any such tenant).

A “PNC Trigger Event” is any Specified Tenant Trigger Period that applies solely to PNC.

A “Specified Tenant Trigger Period Cure” will occur upon the earliest of the following:

●	solely with respect to a PNC Trigger Event, the amount in the PNC Rollover Reserve being equal to $10.0 million; provided that, upon the occurrence of a PNC Termination Event, the Nova Place Borrower is required to cause the balance of the PNC Rollover Reserve to be equal to $10.0 million within 10 business days (see “Escrows” section above);

●	with regard to clause (i) above, (x) a Specified Tenant Re-Tenanting Event, (y) an Acceptable Specified Tenant Lease Extension, or (z) the Specified Tenant revoking or rescinding all applicable termination or cancellation notices;

●	with regard to clause (ii) above, (x) the applicable default having been cured, or (y) in the event the Specified Tenant lease is terminated as a result of such default, a Specified Tenant Re-Tenanting Event;

●	with regard to clause (iii) above, (x) the Specified Tenant’s lease having been affirmed or assumed in the applicable bankruptcy proceeding and the Specified Tenant having cured any monetary defaults (or, if applicable, the dismissal of the Specified Tenant lease from the proceeding, provided that the bankruptcy (after dismissal) does not have a material adverse effect on the Specified Tenant’s ability to perform its obligations pursuant to its lease), (y) in the event the Specified Tenant lease is rejected in the applicable bankruptcy proceeding, a Specified Tenant Re-Tenanting Event or (z) an Acceptable Specified Tenant Lease Extension;

●	with regard to clause (iv) and (vi) above, (x) a Specified Tenant Re-Tenanting Event, or (y) an Acceptable Specified Tenant Lease Extension; and

●

with regard to clause (v) above, (x) the Specified Tenant re-commences operations in 50.0% or more of its space, (y) a Specific Tenant Re-Tenanting Event with respect to the same (or substantially the same) amount of space that was terminated or cancelled which provides for rent that is equal to or greater than the rent previously being paid by the Specified Tenant, or (z) the credit rating of the Specified Tenant is subsequently raised above Baa3 by Moody’s (or its equivalent from another

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD 100 South Commons Pittsburgh, PA 15212	Loan #1 Nova Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 70.0% 2.17x 9.7%

Applicable Rating Agency), or an entity with a credit rating above Baa3 by Moody’s (or its equivalent from another Applicable Rating Agency) becomes the guarantor of the applicable Specified Tenant lease.

A “Specified Tenant Re-Tenanting Event” will occur upon the applicable space being leased to one or more tenants and the lender receiving satisfactory evidence, including, without limitation, a satisfactory estoppel certificate from each replacement tenant affirming, among other conditions outlined in the Nova Place Whole Loan documents, that (i) each such replacement lease is in full force and effect, (ii) each such replacement tenant is paying full, unabated rent (or such abatement having been reserved) and is in occupancy and open for business in at least 50.0% of its space (or is scheduled to be in occupancy and open for business in substantially all of its space within nine months), and (iii) all tenant improvement costs and leasing commissions have been paid (or such expenses having been reserved).

An “Acceptable Specified Tenant Lease Extension” means an extension or renewal of the Specified Tenant lease in accordance with the Nova Place Whole Loan documents either (A) with respect to all (or substantially all) of the Specified Tenant’s space, or (B) which lease, if related to less than substantially all of the applicable space, provides for rent that is equal to or greater than the rent under the Specified Tenant lease immediately prior to such extension or renewal.

Property Management. The Nova Place Property is managed by an affiliate of the borrower.

Partial Defeasance and Partial Release. Following the lockout release date and prior to March 11, 2029, in connection with a bona fide third-party sale, the Nova Place Borrower has the right to partially defease any of condominium units 1, 2, 4, 5, or 7 (unit 6 may not be defeased), provided that units 1, 2 and 7 must be defeased simultaneously (the “Permitted Defeasance/Release Collateral”), provided, further, that, among other things, (i) no event of default has occurred and is continuing, (ii) payment of a release price of 120.0% of the allocated loan amount with respect to the individual property being released, and (iii) the NCF DY of the remaining properties must be greater than the greater of (x) the NCF DY prior to the release and (y) 8.55%, (iv) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (v) rating agency confirmation is received.

In addition, at any time prior to the maturity date of the Nova Place Whole Loan, in connection with a bona fide third-party sale, the Nova Place Borrower has the right to partially release any of the Permitted Defeasance/Release Collateral, subject to conditions (i) through (v) above, plus the payment of the applicable yield maintenance premium. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Right of First Refusal. PNC has a Right of First Refusal (“ROFR”) to purchase condominium unit 1 of the Nova Place Property if the Nova Place Borrower receives other offers to purchase condominium unit 1 that it is otherwise willing to accept, and the remaining unexpired term of the PNC lease is at least 10 years. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Nova Place Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nova Place Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Nova Place Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 188 Spear Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$47,000,000		Location:	San Francisco, CA
	Cut-off Date Balance(1):	$47,000,000		Size:	218,669 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1):	$571.64
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$571.64
	Borrower Sponsor:	Shorenstein Company LLC		Year Built/Renovated:	1972/2012
	Guarantor:	Shorenstein Company LLC		Title Vesting:	Fee
	Mortgage Rate:	3.5700%		Property Manager:	Self-managed
	Note Date:	June 5, 2019		Current Occupancy (As of):	100.0% (4/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	99.8%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy:	99.8%
	IO Period:	120 months		YE 2016 Occupancy:	99.8%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	99.8%
	Amortization Term (Original):	NAP		Appraised Value:	$217,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$992.37
	Call Protection(2):	L(25),D(88),O(7)		Appraisal Valuation Date:	April 29, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (3/31/2019)(4):	$10,609,308
	Additional Debt Type (Balance):	Pari Passu ($78,000,000); Future Mezzanine		YE 2018 NOI:	$10,574,060
				YE 2017 NOI:	$9,598,688
				YE 2016 NOI:	$8,964,264
				U/W Revenues:	$18,164,582
				U/W Expenses:	$5,025,347
Escrows and Reserves(3)				U/W NOI(4):	$13,139,235
	Initial	Monthly	Cap	U/W NCF:	$12,782,805
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.90x/2.82x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	10.5%/10.2%
Replacement Reserve	$0	Springing	$87,468	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.5%/10.2%
TI/LC Reserve	$0	Springing	$656,007	Cut-off Date LTV Ratio(1):	57.6%
Amazon Free Rent Reserve	$2,486,946	$0	NAP	LTV Ratio at Maturity(1):	57.6%
Outstanding TI/LC Reserve	$6,448,233	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$125,000,000	100.0%	Loan payoff(5)	$85,009,418	68.0%
			Upfront reserves	8,935,179	7.1
			Closing costs	790,693	0.6
			Return of equity	30,264,710	24.2
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The 188 Spear Street Mortgage Loan (as defined below) is part of the 188 Spear Street Whole Loan (as defined below), which comprises three pari passu notes with an aggregate original balance of $125,000,000. All statistical information related to the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the 188 Spear Street Whole Loan.

(2)	Defeasance of the 188 Spear Street Whole Loan is permitted at any time after the earlier of (i) two years after the closing date that includes the last note to be securitized or (ii) June 5, 2022. The assumed lockout period of 25 months is based on the WFCM 2019-C51 securitization trust closing date of July 2019.

(3)	See “Escrows” section.

(4)	The increase in TTM NOI 3/31/2019 to U/W NOI is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent from Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed October 2018. Amazon’s in-place rent prior to the rent increase commencement date totalled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(5)	The loan payoff includes defeasance costs to refinance a loan originated in the WFRBS 2013-C13 trust.

The Mortgage Loan. The mortgage loan (the “188 Spear Street Mortgage Loan”) is part of a whole loan (the “188 Spear Street Whole Loan”) in the original principal balance of $125,000,000. The 188 Spear Street Whole Loan is secured by a first priority fee mortgage encumbering a Class A office property located in San Francisco, California (the “188 Spear Street Property”). See “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$47,000,000	$47,000,000	WFCM 2019-C51	No
A-2	$60,000,000	$60,000,000	Barclays Capital Real Estate Inc.	Yes
A-3	$18,000,000	$18,000,000	Barclays Capital Real Estate Inc.	No
Total	$125,000,000	$125,000,000

The Borrower and Borrower Sponsor. The borrower is 188 Spear Street LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 188 Spear Street Whole Loan. The borrower sponsor and non-recourse carve-out guarantor of the 188 Spear Street Whole Loan is Shorenstein Company LLC.

According to the borrower sponsor, Shorenstein Company LLC is one of the oldest and most active real estate organizations in the nation, specializing in the ownership of high-quality office and residential properties. According to the borrower sponsor, the company’s current portfolio totals approximately 25 million square feet (including 2.3 million square feet under development) in 20 markets with a gross value of approximately $9.0 billion. Shorenstein Company LLC is headquartered in San Francisco and currently owns seven properties totaling 3.3 million square feet in that market. Shorenstein Company LLC also provides asset management, leasing, property management and construction services to the properties in its portfolio through its wholly-owned property services affiliate, Shorenstein Realty Services. Shorenstein Company LLC has two prior foreclosures on unrelated retail properties. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 188 Spear Street Property is a 12-story Class A office building totaling 218,669 square feet and located in San Francisco, California. The first eight stories of the building were originally constructed in 1972. The borrower sponsor acquired the 188 Spear Street Property in 2009 and in 2012, expanded the property adding floors 9 to 12, and renovated the 188 Spear Street Property to include a new canopied street front entry and a double story lobby. The renovation resulted in the 188 Spear Street Property receiving LEED Gold Certification. The 188 Spear Street Property offers floorplates of approximately 18,500 square feet. The upper floors of the 188 Spear Street Property offer panoramic views of the Bay Bridge and San Francisco Bay. The 188 Spear Street Property offers a subterranean parking garage with access to 68 parking spots and is located less than a quarter of a mile from the Embarcadero Bay Area Rapid Transit (BART) stop. As of April 1, 2019, the 188 Spear Street Property was 100.0% leased to two office tenants (92.6% of net rentable area) and six commercial tenants (7.4% of net rentable area).

Major Tenants.

Largest Tenant: Amazon (A+/A3/AA- by Fitch/Moody’s/S&P; 129,192 square feet; 59.1% of net rentable area; 59.0% of underwritten base rent; 1/1/2027 lease expiration) – Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 17.0% to $59.7 billion in the first quarter of 2019 compared to $51.0 billion in the first quarter of 2018. Amazon currently employs 647,500 employees as of year-end 2018, up 14.4% from the year-end 2017. The 188 Spear Street Property serves as the location for Amazon Music, the Goodreads division (a social cataloging website that allows free searches of its database of books, annotations and reviews) and development of Echo and Alexa devices (smart Bluetooth speakers and voice-controlled personal assistants). Amazon has been at the 188 Spear Street Property since 2012 and has expanded from 83,477 square feet to 129,192 square feet over the last seven years. In October 2018, Amazon exercised an 86-month extension on their existing space and signed a new 8,510 square foot lease to backfill a tenant vacating in July 2019.

2nd Largest Tenant: New Relic (73,392 square feet; 33.6% of net rentable area; 36.2% of underwritten base rent; 7/1/2027 lease expiration) – Founded in 2007, New Relic (NYSE: NEWR) is an American software analytics company based in San Francisco. New Relic’s technology, delivered as a software as a service (SaaS) model, monitors web and mobile applications in real-time with support for customer-built plug-ins to collect arbitrary data. New Relic serves over 17,000 global customers, with major partnerships including IBM Cloud, Amazon Web Services, Microsoft Azure, Google Cloud Platform and Pivotal Cloud Foundry. New Relic was recently recognized as a 2019 Gartner Customers’ Choice as the highest peer-rated application performance management vendor. The 188 Spear Property serves as New Relic’s headquarters. New Relic has been a tenant at the 188 Spear Street Property since 2012 and in November 2017, exercised an early renewal, extending their lease by seven years. New Relic also has exclusive access to the maintenance deck on the roof of the building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to the tenancy at the 188 Spear Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Amazon	A+/A3/AA-	129,192	59.1%	$77.00(3)	$9,947,784(3)	59.0%	1/1/2027	1, 5-year(4)	N
New Relic	NR/NR/NR	73,392	33.6%	$83.04	$6,094,739	36.2%	7/1/2027	1, 5-year(5)	N
Total Major Tenants		202,584	92.6%	$79.19	$16,042,523	95.2%

Non-Major Retail Tenants		16,085	7.4%	$50.20	$807,478	4.8%

Occupied Collateral Total		218,669	100.0%	$77.06	$16,850,001	100.0%

Vacant Space		0	0.0%

Collateral Total		218,669	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $22,619.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent for Amazon includes straight-line rent averaging over the remaining lease term totaling $944,439.

(4)	Amazon has one, 5-year renewal option at 95% of the fair market rent at the time of the renewal.

(5)	New Relic has one, 5-year renewal option at the fair market rent at the time of the renewal.

The following table presents certain information relating to the lease rollover schedule at the 188 Spear Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(3)	0	1,020	0.5%	1,020	0.5%	$0	0.0%	$0.00
2019	0	0	0.0%	1,020	0.5%	$0	0.0%	$0.00
2020	1	1	0.0%	1,021	0.5%	$60,531	0.4%	$60,530.76
2021	0	0	0.0%	1,021	0.5%	$0	0.0%	$0.00
2022	3	7,043	3.2%	8,064	3.7%	$321,812	1.9%	$45.69
2023	3	8,022	3.7%	16,086	7.4%	$485,667	2.9%	$60.54
2024	0	0	0.0%	16,086	7.4%	$0	0.0%	$0.00
2025	0	0	0.0%	16,086	7.4%	$0	0.0%	$0.00
2026	0	0	0.0%	16,086	7.4%	$0	0.0%	$0.00
2027	2	202,583	92.6%	218,669	100.0%	$15,981,992	94.8%	$78.89
2028	0	0	0.0%	218,669	100.0%	$0	0.0%	$0.00
2029	0	0	0.0%	218,669	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	218,669	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	218,669	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	218,669	100.0%			$16,850,001	100.0%	$77.06

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	MTM includes 1,020 square foot of storage space with no attributable U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

The following table presents historical occupancy percentages at the 188 Spear Street Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	4/1/2019(2)
99.8%	99.8%	99.8%	99.8%	100.0%
(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 188 Spear Street Property:

Cash Flow Analysis

	2016	2017(1)	2018(1)	TTM 3/31/2019(2)	U/W(2)	%(3)	U/W $ per SF
Base Rent	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$16,827,382	88.1%	$76.95
Contractual Rent Steps	0	0	0	0	967,058	5.1	4.42
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$11,942,287	$12,436,932	$13,575,292	$13,693,419	$17,794,440	93.2%	$81.38
Other Income	422,032	422,657	499,314	507,889	507,889	2.7	2.32
Total Recoveries	585,392	999,892	874,669	951,255	791,552	4.1	3.62
Net Rental Income	$12,949,712	$13,859,480	$14,949,275	$15,152,563	$19,093,881	100.0%	$87.32
(Vacancy & Credit Loss)	0	0	0	0	(929,300)(4)	(5.2)	(4.25)
Effective Gross Income	$12,949,712	$13,859,480	$14,949,275	$15,152,563	$18,164,582	95.1%	$83.07

Real Estate Taxes	830,484	1,154,528	1,035,532	1,040,030	866,127	4.8	3.96
Insurance	588,904	301,938	475,665	475,665	519,362	2.9	2.38
Management Fee	399,040	424,635	458,043	462,481	544,937	3.0	2.49
Other Operating Expenses	2,167,019	2,379,691	2,405,974	2,565,079	3,094,920	17.0	14.15
Total Operating Expenses	$3,985,448	$4,260,793	$4,375,215	$4,543,255	$5,025,346	27.7%	$22.98

Net Operating Income	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$13,139,235	72.3%	$60.09
Replacement Reserves	0	0	0	0	28,427	0.2	0.13
TI/LC	0	0	0	0	328,004	1.8	1.50
Net Cash Flow	$8,964,264	$9,598,688	$10,574,060	$10,609,308	$12,782,805	70.4%	$58.46

NOI DSCR(5)	1.98x	2.12x	2.33x	2.34x	2.90x
NCF DSCR(5)	1.98x	2.12x	2.33x	2.34x	2.82x
NOI Debt Yield(5)	7.2%	7.7%	8.5%	8.5%	10.5%
NCF Debt Yield(5)	7.2%	7.7%	8.5%	8.5%	10.2%

(1)	The increase in Base Rent from 2017 to 2018 is due to rent increases for five tenants and the execution of leases for Lee’s Deli in May 2018 and Heyday in April 2018.

(2)	The increase in Gross Potential Rent from TTM 3/31/2019 to U/W is driven by Amazon’s October 2018 lease renewal and $944,439 of underwritten straight-lined rent for Amazon. Underwritten in-place rent for Amazon totals $9,947,784 ($77.00 PSF) which is based on Amazon’s lease renewal executed October 2018. Amazon in-place rent prior to the rent increase commencement date totaled $6,769,368 ($52.40 PSF), thus an increase of approximately $3.2 million.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	The underwritten economic vacancy is 5.0%. The 188 Spear Street Property was 100.0% physically occupied as of April 1, 2019.

(5)	Based on the 188 Spear Street Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 188 Spear Street Property of $217,000,000 as of April 29, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated May 6, 2019, there was no evidence of any recognized environmental conditions at the 188 Spear Street Property.

Market Overview and Competition. The 188 Spear Street Property is located in the central business district of San Francisco, California within the South Financial District submarket. According to the appraisal, the unemployment rate in the San Francisco metropolitan statistical area hit a historic low in January 2019 and continues to fall despite labor force gains. Specifically, the South Financial District submarket has been one of the best performing major central business district submarkets in the United States during the most recent expansion period according to a third party research report. The South Financial District submarket’s vacancy rate fell to a 15-year low in 2016, and cumulative rent growth from 2010 to 2016 was approximately 110%, outpacing major central business district areas such as New York City’s World Trade Center, Downtown Seattle and Chicago’s Central Loop. San Francisco’s new Transbay Transit Center (approximately 0.3 miles from the 188 Spear Street Property) is expected to reopen in summer 2019 and has prompted

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

new building development in the South Financial District submarket, attracting technology companies such as Salesforce.com, Uber, Fitbit, LinkedIn and Facebook. The South Financial District submarket also contains major financial and legal tenants such as Blackstone, Wells Fargo and Morrison Foerster LLP. Access to the 188 Spear Street Property is provided by the Embarcadero Bay Area Rapid Transit stop (0.2 miles from the 188 Spear Street Property), the California Street and Drumm Street cable car stop (0.4 miles from the 188 Spear Street Property) and bus services serving Marin County (within one block of the 188 Spear Street Property).

According to the appraisal, the 2018 population within a one, three- and five-mile radius of the 188 Spear Street Property was approximately 49,856, 360,247 and 621,551, respectively. The 2018 average household income within the same radii was approximately $133,857, $130,106 and $135,256, respectively.

Submarket Information – According to a third party research report, the 188 Spear Street Property is situated within the South Financial District submarket of the San Francisco Office Market. As of the end of 2018, the South Financial District submarket reported a total inventory of approximately 29.8 million square feet with a 6.9% vacancy rate and average asking rent of $74.64 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 188 Spear Street Property:

Market Rent Summary(1)

	Office Floor 1	Office Floors 2-8	Office Floors 9-12	Retail	Storage	Roof
Market Rent (PSF)	$56.00	$78.00	$82.00	$64.00	$18.00	$55,000(2)

Lease Term (Years)	5	7	7	5	7	10

Concessions	3 mos.	3 mos.	3 mos.	3 mos.	3 mos.	3 mos.

Lease Type (Reimbursements)	Gross	Gross	Gross	Net	None	None

Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	Flat	3.0% per annum

Tenant Improvements (New Tenants) (PSF)	$30.00	$70.00	$70.00	$30.00	$0.00	$0.00
Tenant Improvements (Renewals) (PSF)	$10.00	$25.00	$25.00	$10.00	$0.00	$0.00

(1)	Information obtained from the appraisal.

(2)	Roof Market Rent is measured in total dollar amount.

The table below presents certain information relating to comparable sales pertaining to the 188 Spear Street Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
246 1st Street	San Francisco, CA	98,566	Mar-19	$125,000,416	$1,268.19
410 Townsend Street	San Francisco, CA	76,451	Feb-19	$85,999,730	$1,124.90
550 Terry Francois Boulevard	San Francisco, CA	282,773	Feb-19	$342,500,313	$1,211.22
215 Fremont Street	San Francisco, CA	373,500	Feb-19	$335,500,110	$898.26
345 Brannan Street	San Francisco, CA	120,000	Dec-18	$146,000,400	$1,216.67
500 Pine Street(2)	San Francisco, CA	56,179	Sep-18	$73,000,116	$1,299.42
(1)	Information obtained from the appraisal.

(2)	500 Pine Street is a secondary capitalization rate sale.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

The following table presents certain information relating to comparable properties to 188 Spear Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Adjusted Annual Base Rent PSF	TI Allowance PSF	Lease Type
Office
Spear Street Corridor 150 Spear Street San Francisco, CA	1981/NAV	264,551	0.0 miles	100.0%	10.3 Yrs	10,152	$78.00	$100.00	Gross
332 Pine Street 332 Pine Street San Francisco, CA	1912/NAV	47,733	0.6 miles	100.0%	5.2 Yrs	6,345	$80.00	$0.00	Gross
115 Sansome Street 115 Sansome Street San Francisco, CA	1913/NAV	125,310	0.7 miles	100.0%	5.2 Yrs	9,355	$77.00	$0.00	Gross
160 King Street 160 King Street San Francisco, CA	2002/NAV	167,985	1.1 miles	100.0%	10.5 Yrs	35,577	$78.00	$65.00	Gross
500 3rd Street 500 3rd Street San Francisco, CA	1927/NAV	146,961	1.2 miles	100.0%	4.0 Yr	6,165	$78.00	$0.00	Gross
China Basin Wharfside 185 Berry Street San Francisco, CA	1922/NAV	502,579	1.5 miles	100.0%	7.5 Yrs	57,692	$86.00	$90.00	Gross
Retail
201 Spear Street San Francisco, CA	1985/NAV	252,591	0.0 miles	100.0%	5.0 Yrs	2,562	$62.00	$0.00	NNN
201 California Street San Francisco, CA	1980/NAV	272,124	0.5 miles	100.0%	15.0 Yrs	1,700	$93.00	$85.00	NNN
168 2nd Street San Francisco, CA	1907/NAV	7,200	0.5 miles	100.0%	10.0 Yrs	2,001	$94.92	$49.97	Net
455 Market Street San Francisco, CA	1987/NAV	379,203	0.7 miles	100.0%	10.0 Yrs	2,391	$80.00	$0.00	Net

(1)	Information obtained from appraisal.

Escrows.

Real Estate Taxes – The 188 Spear Street Borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months upon the occurrence and continuance of a Trigger Period (as defined below).

Insurance – The 188 Spear Street Borrower will not be required to make monthly payments of one-twelfth of the insurance premiums the lender estimates will be payable during the next twelve months as long as the 188 Spear Street Borrower maintains a blanket policy acceptable to the lender and a Trigger Period has not occurred or is continuing.

Replacement Reserve – The 188 Spear Street Borrower is required to make monthly payments of $3,644 into the replacement reserve account (subject to a cap of $87,468) upon the occurrence and continuance of a Trigger Period.

TI/LC Reserve – The 188 Spear Street Borrower is required to make monthly payments of $27,334 for tenant improvements and leasing commissions (subject to a cap of $656,007) upon the occurrence and continuance of a Trigger Period.

Amazon Free Rent Reserve – The 188 Spear Street Borrower is required to deposit $2,486,946 into a free rent reserve fund at closing to fund free rent for Amazon from November 2019 to January 2020.

Outstanding TI/LC Reserve – The 188 Spear Street Borrower is required to deposit $6,448,233 into a reserve to fund outstanding tenant improvements and leasing commissions for Amazon and New Relic.

Lockbox and Cash Management. The 188 Spear Street Whole Loan documents require a hard lockbox with springing cash management. At origination, the 188 Spear Street Borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The 188 Spear Street Whole Loan documents require that all rents and other funds from operations received by the 188 Spear Street Borrower or the property manager be deposited into the lockbox within two business days after receipt. In the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Upon the first occurrence of a Trigger Period, all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service, monthly escrows, and default interest. In the absence of a Cash Sweep Period (as defined below), any remaining funds after such disbursement will be returned to the 188 Spear Street Borrower. Upon the first occurrence of a Cash Sweep Period, all excess cash flow will be escrowed in an excess cash reserve account. In the event of a Cash Sweep Period due to a Major Tenant Rollover Reserve Event (as defined below), excess cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

will be swept into a major tenant rollover reserve fund up to a cap of $50 per square foot for the applicable tenant. Funds in this reserve will be disbursed for the re-leasing of the subject space.

A “Trigger Period” will commence upon the earliest of the following:

(i)	an event of default;

(ii)	the debt yield being less than 7.0%;

(iii)	a Major Tenant Trigger Event (as defined below); or

(iv)	a Major Tenant Rollover Reserve Event.

A “Cash Sweep Period” will commence upon the earliest of the following:

(i)	an event of default;

(ii)	the debt yield being less than 7.0% for two consecutive calendar quarters;

(iii)	a Major Tenant Trigger Event; or

(iv)	a Major Tenant Rollover Reserve Event.

A Trigger Period and Cash Sweep Period will end upon the occurrence of:

●	with respect to clause (i) in each case, the end of such event of default;

●	with respect to clause (ii) in each case, the debt yield being equal to or greater than 7.0% for two consecutive calendar quarters;

●	with respect to clause (iii) in each case, the cure of such Major Tenant Trigger Event (as described below); and

●	with respect to clause (iv) in each case, the cure of such Major Tenant Rollover Reserve Event (as described below).

A “Major Tenant Trigger Event” will commence upon the earliest of the following:

(i)	a Major Tenant (as defined below) being in default under its lease;

(ii)	any bankruptcy or insolvency of a Major Tenant, its parent company or a guarantor of the Major Tenant’s lease obligations;

(iii)	with regard to Amazon, Amazon’s long-term debt rating being downgraded to Ba1 or lower by Moody’s or BB+ or lower by S&P; or

(iv)	a Major Tenant going dark in more than 50% of its space.

A Major Tenant Trigger Event will end upon the occurrence of:

●	with respect to clause (i), the cure of such event of default;

●	with respect to clause (ii), the Major Tenant (or its parent or guarantor, as applicable) no longer being insolvent or in bankruptcy;

●	with respect to clause (iii), Amazon’s long-term debt rating being higher than Ba1 by Moody’s and BB+ by S&P; and

●	with respect to clause (iv), the Major Tenant occupying more than 50% of its space and no longer being “dark.”

A “Major Tenant Rollover Reserve Event” will commence upon the earliest of the following:

(i)	the date that is 12 months prior to the expiration of an applicable Major Tenant lease (unless the Major Tenant space is re-tenanted); or

(ii)	a Major Tenant giving notice to terminate its lease or any portion of its space.

A Major Tenant Rollover Reserve Event will end upon the occurrence of:

●	with respect to clause (i) above, a Major Tenant Re-Tenanting Event (as defined below); or

●	with respect to clause (ii) above, the Major Tenant rescinding its notice to terminate and affirming in writing that its lease is in full force and effect.

A “Major Tenant Re-Tenanting Event” will occur upon:

(i)	the applicable Major Tenant renewing or extending its lease on terms acceptable to the lender and the Major Tenant paying full, unabated rent under the renewal or extension; or

(ii)	the leasing of the entire Major Tenant space to one or more replacement leases acceptable to the lender, with the new tenant being in physical occupancy of at least 50% of the space, all tenant improvements and leasing commissions having been paid to the 188 Spear Street Borrower and the new tenant(s) paying full, unabated rent under such lease(s) or the 188 Spear Street Borrower depositing the free rent amount into a reserve account with the lender.

A “Major Tenant” is any tenant with a lease or instrument guaranteeing or providing credit support for a lease that: (i) provides for net rental income representing more than 10% or more of the total net rental income for the 188 Spear Street Property, (ii) covers more than 35,000 square feet at the 188 Spear Street Property, (iii) has a lease term of more than 10 years including options to renew, or (iv) is an affiliate of the 188 Spear Street Borrower.

Property Management. The 188 Spear Street Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #2	Cut-off Date Balance:	$47,000,000
188 Spear Street	188 Spear Street	Cut-off Date LTV:	57.6%
San Francisco, CA 94105		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.5%

Subordinate and Mezzanine Indebtedness. The holders of the ownership interests in the 188 Spear Street Borrower may obtain a permitted mezzanine loan subject to the satisfaction of the requirements as set forth in the 188 Spear Street Mortgage Loan documents including: (i) no event of default is continuing; (ii) the aggregate loan-to-value ratio must not be greater than 57.6%; (iii) the aggregate debt yield must not be less than 8.5%; (iv) the term of the mezzanine loan is co-terminous with the senior mortgage or longer; (v) the execution of an intercreditor, subordination and standstill agreement acceptable to the lender in all respects; (vi) the mezzanine lender and mezzanine loan documents are reasonably acceptable to the lender; and (vii) rating agency confirmation; and other conditions as set forth in the 188 Spear Street Whole Loan documents.

Ground Lease. None.

Terrorism Insurance. The 188 Spear Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 188 Spear Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance: The 188 Spear Street Property is located within seismic zone 4 and has a probable maximum loss of 16%. The 188 Spear Whole Loan documents do not require earthquake insurance unless the property has a probable maximum loss greater than or equal to 20%. However, the borrower obtained earthquake insurance under a blanket policy with a limit of $300.0 million per occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 450-460 Park Avenue South

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance:	$45,000,000		Location:	New York, NY
	Cut-off Date Balance:	$45,000,000		Size:	182,845 SF
	% of Initial Pool Balance:	6.2%		Cut-off Date Balance Per SF(3):	$410.18
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(3):	$410.18
	Borrower Sponsors:	Joseph Moinian; Jacob Orfali; David Adelipour		Year Built/Renovated:	1912/2019
	Guarantors:	Joseph Moinian; Jacob Orfali; David Adelipour		Title Vesting:	Fee
	Mortgage Rate:	3.7000%		Property Manager:	Self-managed
	Note Date:	May 1, 2019		Current Occupancy (As of):	95.1% (5/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	96.0%
	Maturity Date:	May 11, 2029		YE 2017 Occupancy:	86.0%
	IO Period:	120 months		YE 2016 Occupancy:	89.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	98.0%
	Amortization Term (Original):	NAP		Appraised Value:	$205,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$1,121.17
	Call Protection(1):	L(26),D(87),O(7)		Appraisal Valuation Date:	March 26, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		YE 2018 NOI(4):	$2,453,518
	Additional Debt Type (Balance):	Pari Passu ($30,000,000)		YE 2017 NOI(4):	$3,864,104
				YE 2016 NOI(4):	$4,939,485
				YE 2015 NOI:	NAV
				U/W Revenues:	$12,784,100
				U/W Expenses:	$3,976,506
Escrows and Reserves(2)				U/W NOI(4):	$8,807,594
	Initial	Monthly	Cap	U/W NCF:	$8,405,335
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(3):	3.12x / 2.98x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(3):	11.7% / 11.2%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(3):	11.7% / 11.2%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(3):	36.6%
Rent Concession Reserve	$2,438,878	$0	NAP	LTV Ratio at Maturity(3):	36.6%
Existing TI/LC Obligations Reserve	$4,509,708	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount(3)	$75,000,000	100.0%	Loan payoff	$54,942,262	73.3%
			Upfront reserves	6,948,585	9.3
			Closing costs	4,633,585	6.2
			Return of equity	8,475,568	11.3
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%

(1)	Defeasance of the 450-460 Park Avenue South Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last note of the 450-460 Park Avenue South Whole Loan to be securitized and (b) June 11, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in July 2019.
(2)	See “Escrows” section.
(3)	All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the 450-460 Park Avenue South Whole Loan (as defined below).
(4)	See “Cash Flow Analysis” section for a discussion of historical NOI fluctuations and the increase in U/W NOI compared to the most recent NOI.

The Mortgage Loan. The mortgage loan (the “450-460 Park Avenue South Mortgage Loan”) is part of a whole loan (the “450-460 Park Avenue South Whole Loan”) in the original principal balance of $75,000,000. The 450-460 Park Avenue South Whole Loan is secured by a first priority mortgage encumbering the fee interest in a class B office property in New York, New York (the “450-460 Park Avenue South Property”). The 450-460 Park Avenue South Mortgage Loan represents the controlling Note A-1, which had an original principal balance of $45,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 450-460 Park Avenue South Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	WFCM 2019-C51	Yes
A-2	$30,000,000	$30,000,000	Wells Fargo Bank, National Association	No
Total	$75,000,000	$75,000,000

The Borrower and Borrower Sponsors. The borrower is 460 Park Avenue South Associates LLC, a New York limited liability company (the “450-460 Park Avenue South Borrower”) and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 450-460 Park Avenue South Whole Loan. The borrower sponsors and non-recourse carve-out guarantors of the 450-460 Park Avenue South Whole Loan are Joseph Moinian, Jacob Orfali and David Adelipour. Messrs. Moinian, Orfali and Adelipour each hold an equity interest of approximately 33.3% in the 450-460 Park Avenue South Borrower.

Joseph Moinian founded The Moinian Group (“Moinian”), a privately held real estate firm that develops, owns and operates properties across multiple asset categories, including office, hotel, retail, condos and rental apartments. Since its founding in 1982, Moinian has amassed a portfolio in excess of 20 million square feet across major markets including New York, Chicago, Dallas and Los Angeles. Moinian’s current portfolio comprises 12 commercial properties in Downtown, Midtown and Midtown South, New York City and an additional four commercial properties in Chicago, Los Angeles, Dallas and New Jersey. Moinian acquired the 450-460 Park Avenue South Property in 1982.

The Property. The 450-460 Park Avenue South Property comprises a 12-story (plus lower level), class B office building totaling 182,845 square feet and located within the Midtown South area of Manhattan in New York, New York. Constructed in 1912 and most recently renovated from 2018 to 2019, the 450-460 Park Avenue South Property is situated on a 0.3-acre (13,345 square foot) parcel and comprises two separate lobby entrances along Park Avenue South. The recent renovations totaled approximately $5.6 million and included renovations to the lobby and the first two floors, including windows and the building façade. The 450-460 Park Avenue South Property features open-space layouts and exposed ceilings. As of May 1, 2019, the 450-460 Park Avenue South Property was 95.1% leased to 15 tenants across various industries, including real estate, information technology, healthcare, marketing, education and financial services. Approximately 6.7% of the net rentable area and 17.0% of the underwritten base rent at the 450-460 Park Avenue South Property is attributed to four ground floor and lower level retail tenants with frontage along Park Avenue South and East 31st Street.

Major Tenants.

Largest Tenant: WeWork (76,373 square feet; 41.8% of net rentable area; 43.4% of underwritten base rent; 8/31/2034 lease expiration) – WeWork provides furnished and fully-serviced shared workspaces, primarily to small and midmarket enterprises. The company also provides access to health care, payment processing, IT support, payroll, and legal, among other services. According to the appraisal, WeWork currently leases approximately 25 million square feet of space across 562 locations in 86 cities, including the United States, Israel, Mexico, China, France, South Korea, Australia, the United Kingdom, Hong Kong, Germany, and the Netherlands. WeWork’s lease at the 450-460 Park Avenue South Property commenced in August 2018 and has one, 5-year renewal option remaining following its August 2034 lease expiration. WeWork is currently in a partial rent abatement period (see “Major Tenants” table below), and all remaining rent concessions and tenant improvements related to WeWork were reserved for in conjunction with the origination of the 450-460 Park Avenue South Whole Loan (see “Escrows” section). The entity on the WeWork lease is 460 Park Ave South Tenant LLC, and the lease is guaranteed by WeWork Companies Inc. The maximum aggregate liability of the lease guarantor is limited to $10,081,236; and beginning August 2021, as of the commencement of each lease year, as long as the tenant is not then in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced by $840,103 per year.

2nd Largest Tenant: Deep Focus (23,400 square feet; 12.8% of net rentable area; 8.0% of underwritten base rent; 8/31/2020 lease expiration) – Deep Focus currently subleases all of its space to ShopKeep.com Inc. (“ShopKeep”) pursuant to a sublease agreement dated June 30, 2016. ShopKeep is a cloud-based iPad point of sale system provider headquartered in New York, New York. Founded in 2008, ShopKeep enables customers to accept multiple types of payment on an iPad and provides features such as automatic inventory tracking, employee management and real time sales reporting. ShopKeep’s platform encompasses approximately $289 million in annual transaction volume and serves over 25,000 customers in the United States. ShopKeep’s sublease is coterminous with the Deep Focus direct lease at the 450-460 Park Avenue South Property with a lease expiration date of August 2020. See “Major Tenants” below for information related to rental rates of the direct lease and sublease.

3rd Largest Tenant: Fusion Learning Inc. (14,070 square feet; 7.7% of net rentable area; 7.3% of underwritten base rent; 6/21/2022 & 6/20/2023 lease expiration) – Fusion Learning Inc. (“Fusion”) is a fully accredited private learning center with 58 locations throughout the United States. Fusion’s programing is customized for strengths, interests and learning style, with one teacher and one student per classroom. Fusion has been a tenant at the 450-460 Park Avenue South Property since November 2012, originally leasing 8,270 square feet and expanding into an additional 5,800 square feet in March 2015. Fusion’s lease for its original 8,270 square foot space expires in June 2023 and its lease for its 5,800 square foot space expires in June 2022.

No other tenant accounts for more than 4.4% of the net rentable area or 6.8% of underwritten base rent at the 450-460 Park Avenue South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

The following table presents certain information relating to the tenancy at the 450-460 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
WeWork(2)	BB-/NR/B(3)	76,373	41.8%	$67.32(2)	$5,141,430(2)	43.4%	8/31/2034	1, 5-year	N
Deep Focus(4)	NR/NR/NR	23,400	12.8%	$40.74	$953,206	8.0%	8/31/2020	NAP	N
Fusion Learning Inc.	NR/NR/NR	14,070	7.7%	$61.44	$864,466	7.3%	Various(5)	NAP	N
TD Bank (Retail)(6)	NR/Aa3/AA-	2,851	1.6%	$280.60(6)(7)	$800,000(6)(7)	6.8%	12/31/2028	NAP	N
VigPark (Retail)	NR/NR/NR	3,793	2.1%	$200.00(8)	$758,600(8)	6.4%	5/31/2024	NAP	N
Total Major Tenants		120,487	65.9%	$70.69	$8,517,702	71.9%

Non-Major Tenant		53,423	29.2%	$62.27	$3,326,663	28.1%

Occupied Collateral Total		173,910	95.1%	$68.11	$11,844,365	100.0%

Vacant Space		8,935	4.9%

Collateral Total		182,845	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2020 totaling $662,436.
(2)	WeWork is currently in a 50% rent abatement period for all of its space until February 6, 2020 and for solely its 12th floor suite (15,500 square feet) until April 2020. All outstanding rent concessions were reserved for at the time of origination of the 450-460 Park Avenue South Whole Loan (see “Escrows” section).
(3)	The entity on the WeWork lease is 460 Park Ave South Tenant LLC, and the lease is guaranteed by WeWork Companies Inc., the rated entity. The maximum aggregate liability of the lease guarantor is limited to $10,081,236; and beginning August 2021, as of the commencement of each lease year, as long as the tenant is not then in monetary or material non-monetary default under its lease beyond any applicable notice and cure periods, the lease guarantor’s cap on liability will be reduced by $840,103 per year.
(4)	Deep Focus subleases its space to ShopKeep with a sublease expiration date of August 30, 2020. The Annual U/W Base Rent PSF and Annual U/W Base Rent are based on Deep Focus’s direct rental rate (inclusive of a contractual rent increase in March 2020). The current sublease rental rate is $57.22 per square foot. Per the terms of the Deep Focus lease, the landlord is entitled to 50% of the amount of sublease rent in excess of direct rent, which is included in the lender’s underwritten other income (approximately $192,816).
(5)	Fusion Learning Inc.’s lease for its original 8,270 square foot space expires in June 2023 and its lease for its 5,800 square foot expansion space expires in June 2022.
(6)	TD Bank is currently in a free rent period through August 2019. All outstanding rent concessions were reserved for at the time of origination of the 450-460 Park Avenue South Whole Loan (see “Escrows” section).
(7)	The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above represent TD Bank’s current contractual rental rate (excluding the current rent abatement period). The lender’s underwriting gives separate credit for straight-line rent averaging over the remaining lease term for TD Bank totaling $35,862, which implies a total effective underwritten rental rate of $293.18 PSF (see “Operating History and Underwritten Net Cash Flow” below).
(8)	VigPark executed a five-year renewal option, effective June 1, 2019, with a rental rate based on fair market rent (“FMR”), as will be determined by an ongoing arbitration process. The tenant and the landlord will each appoint one arbitrator and the two arbitrators will collectively appoint an impartial third arbitrator. If at least two of the three arbitrators concur in their determination of FMR, the determination will be final and binding upon all parties. If the arbitrators fail to concur, the FMR will be equal to 50% of the sum of the two determinations closest in amount and such amount will be final and binding. The Annual U/W Base Rent and Annual U/W Base Rent PSF for VigPark reflect the appraiser’s concluded market rent for the space. Prior to the recent lease renewal, VigPark’s rental rate was $86.82 per square foot. If the Annual U/W Base Rent and Annual U/W Base Rent PSF for VigPark were based on the most recent rental rate, the Mortgage Loan’s U/W DSCR based on NOI/NCF would be 2.98x/2.84x, and its U/W Debt Yield based on NOI/NCF would be 11.2%/10.7%. The lender cannot assure you that VigPark’s arbitrated rent will be in an amount equal to or greater than the appraiser’s concluded market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

The following table presents certain information relating to the lease rollover schedule at the 450-460 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	7,500	4.1%	7,500	4.1%	$497,815	4.2%	$66.38
2020	2	23,400	12.8%	30,900	16.9%	$953,206	8.0%	$40.74
2021	0	0	0.0%	30,900	16.9%	$0	0.0%	$0.00
2022	3	21,300	11.6%	52,200	28.5%	$1,417,670	12.0%	$66.56
2023	6	32,303	17.7%	84,503	46.2%	$1,752,882	14.8%	$54.26
2024	1	3,793	2.1%	88,296	48.3%	$758,600	6.4%	$200.00
2025	0	0	0.0%	88,296	48.3%	$0	0.0%	$0.00
2026	0	0	0.0%	88,296	48.3%	$0	0.0%	$0.00
2027	0	0	0.0%	88,296	48.3%	$0	0.0%	$0.00
2028	3	5,956	3.3%	94,252	51.5%	$1,046,000	8.8%	$175.62
2029	0	0	0.0%	94,252	51.5%	$0	0.0%	$0.00
Thereafter	8	79,658	43.6%	173,910	95.1%	$5,418,192	45.7%	$68.02
Vacant	0	8,935	4.9%	182,845	100.0%	$0	0.0%	$0.00
Total/Weighted Average	24	182,845	100.0%			$11,844,365	100.0%	$68.11

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 450-460 Park Avenue South Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/1/2019(2)
98.0%	89.0%	86.0%	96.0%	95.1%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 450-460 Park Avenue South Property:

Cash Flow Analysis

	2016(1)	2017(1)	2018(1)(2)	U/W(2)	%(3)	U/W $ per SF
Base Rent	$7,606,063	$6,936,954	$4,744,639	$11,181,929	83.4%	$61.16
Rent Average Benefit(4)	0	0	0	35,862	0.3	0.20
Contractual Rent Steps(5)	0	0	0	662,436	4.9	3.62
Grossed Up Vacant Space	0	0	0	466,420	3.5	2.55
Gross Potential Rent	$7,606,063	$6,936,954	$4,744,639	$12,346,647	92.1%	$67.53
Other Income(6)	44,695	81,730	142,311	286,829	2.1	1.57
Total Recoveries	807,548	773,685	855,004	766,164	5.7	4.19
Net Rental Income	$8,458,306	$7,792,369	$5,741,954	$13,399,640	100.0%	$73.28
(Vacancy & Credit Loss)	0	0	0	(615,539)(7)	(5.0)	(3.37)
Effective Gross Income	$8,458,306	$7,792,369	$5,741,954	$12,784,100	95.4%	$69.92

Real Estate Taxes	1,541,112	1,636,073	1,747,705	1,832,983	14.3	10.02
Insurance	53,787	70,028	74,797	75,000	0.6	0.41
Management Fee	322,850	335,631	92,356	383,523	3.0	2.10
Other Operating Expenses	1,601,072	1,886,533	1,373,578	1,685,000	13.2	9.22
Total Operating Expenses	$3,518,821	$3,928,265	$3,288,436	$3,976,506	31.1%	$21.75

Net Operating Income	$4,939,485	$3,864,104	$2,453,518	$8,807,594	68.9%	$48.17
Replacement Reserves	0	0	0	36,569	0.3	0.20
TI/LC	0	0	0	365,690	2.9	2.00
Net Cash Flow	$4,939,485	$3,864,104	$2,453,518	$8,405,335	65.7%	$45.97

NOI DSCR	1.75x	1.37x	0.87x	3.12x
NCF DSCR	1.75x	1.37x	0.87x	2.98x
NOI Debt Yield	6.6%	5.2%	3.3%	11.7%
NCF Debt Yield	6.6%	5.2%	3.3%	11.2%
(1)	The decrease in Net Operating Income from 2016 to 2017 and 2017 to 2018 was partly driven by Merchant Cash and Capital LLC (“Merchant”) vacating approximately 45,383 square feet (24.8% of net rentable area) in mid-2017. The Merchant space was re-leased to WeWork with lease commencement occurring in August 2018 and rent commencement occurring in February and May 2019, respectively.
(2)	The increase in Net Operating Income from 2018 to U/W was driven by (i) five new leases totaling 58.0% of underwritten rent (totaling $6,864,318, inclusive of contractual rent steps through June 2020 totaling $662,436) commencing between May 2018 and May 2019 (including the WeWork lease with lease commencement in August 2018 and rent commencement in February and May 2019) and (ii) straight-line rent averaging for the investment grade tenant TD Bank ($35,862).
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Represents straight-line rent averaging over the remaining lease terms for investment grade tenant TD Bank.
(5)	Represents contractual rent steps through June 2020.
(6)	Other Income is primarily composed of sublease profit sharing for the Deep Focus lease (see “Major Tenants” table), antenna, storage, and tenant specific cost reimbursements.
(7)	The underwritten economic vacancy is 5.0%. The 450-460 Park Avenue South Property was 95.1% physically occupied as of May 1, 2019.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 450-460 Park Avenue South Property of $205,000,000 as of March 26, 2019. The appraiser also concluded to a land value of $90,000,000 as of March 26, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated March 28, 2019, there was no evidence of any recognized environmental conditions at any of the 450-460 Park Avenue South Property.

Market Overview and Competition. The 450-460 Park Avenue South Property is situated on the southwest corner of the intersection of Park Avenue South and East 31st Street within the Midtown South area of Manhattan, New York, New York. The 450-460 Park Avenue South Property is situated approximately two blocks south of the 33rd Street Subway station (which services the 6 train), three blocks northeast of the 28th Street subway station located on Broadway (which services Q and R lines), four blocks southeast of the 34th Street-Herald Square subway station (which services the B, D, F, M, N, Q, R W lines and is the third busiest Subway station according to the most recently published data by the Metropolitan Transportation Authority (MTA) in 2016), and 10 blocks south of the Grand Central Terminal. Madison Square Park, a 6.2-acre public park that opened in 1847, is located approximately four blocks south of the 450-460 Park Avenue South Property. Notable landmarks and historical buildings that surround Madison Square Park include the Flatiron Building, the Toy Center, the New York Life Building, 11 Madison Avenue, the Met Life Tower, and One Madison Park. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the 450-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

460 Park Avenue South Property was approximately 1,316,611 and 2,958,592, respectively; and the estimated 2019 average household income within the same radii was approximately $136,553 and $115,374, respectively.

Submarket Information – According to a third-party market research report, the 450-460 Park Avenue South Property is situated within the Murray Hill submarket of the New York Office Market. As of May 29, 2019, the Murray Hill submarket reported a total inventory of approximately 15.0 million square feet with a 7.5% vacancy rate. The appraiser concluded to market rents ranging from $68.00 to $72.00 per square foot, modified gross, for the office space at the 450-460 Park Avenue South Property and $30.00 to $275.00 per square foot, modified gross, for the retail space (see tables below). According to the appraisal, the weighted average contractual rental rate at the 450-460 Park Avenue South Property is approximately 15.4% below market rent.

Appraiser’s Comp Set – The appraiser identified eight directly competitive office properties totaling approximately 1.9 million square feet, with an average occupancy rate of 94.6% and base rents ranging from $61.00 to $87.00 per square foot, modified gross.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 450-460 Park Avenue South Property:

Office Space Market Rent Summary(1)

	Minor Office (Floors 2-10)	Major Office (Floors 2-10)	Minor Office (Floors 11-12)	Major Office (Floors 11-12)
Market Rent (PSF)	$68.00	$68.00	$72.00	$72.00
Lease Term (Years)	10	15	10	15
Lease Type (Reimbursements)	MG	MG	MG	MG
Rent Increase Projection	2.5% per annum	2.5% per annum	2.5% per annum	2.5% per annum

(1)	Information obtained from the appraisal.

Retail Space Market Rent Summary(1)

	Retail Ground Side Street	Retail Ground Park Avenue	Retail Ground Corner	Retail Lower Level
Market Rent (PSF)	$125.00	$200.00	$275.00	$30.00
Lease Term (Years)	10	10	10	10
Lease Type (Reimbursements)	MG	MG	MG	MG
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

The table below presents certain information relating to comparable sales pertaining to the 450-460 Park Avenue South Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
670 Broadway	New York, NY	71,929	Feb-19	$130,500,000	$1,814.29
470 Park Avenue South	New York, NY	301,178	Jan-19	$247,000,000	$820.11
400 Madison Avenue	New York, NY	180,181	Oct-18	$194,500,000	$1,079.47
183 Madison Avenue	New York, NY	274,413	Sep-18	$225,000,000	$819.93
540 West 26th South	New York, NY	166,966	Aug-18	$257,000,000	$1,539.24
222 East 41st Street	New York, NY	390,000	May-18	$332,500,000	$852.56
1065 Avenue of the Americas	New York, NY	682,988	Mar-18	$640,000,000	$937.06
1180 Avenue of the Americas	New York, NY	399,513	Feb-18	$305,000,000	$763.43
218 West 18th Street	New York, NY	167,670	Oct-17	$178,000,000	$1,061.61

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable office leases for the 450-460 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy(2)	Tenant	Tenant Size	Lease Term	Annual Base Rent PSF	Lease Type
11 East 26th Street New York, NY	1913/NAV	264,660	0.4 miles	95.4%	Butterfly Network, Inc.	24,166 SF	10.3 Yrs	$67.00	MG
215 Park Avenue South New York, New York	1914/1982	329,703	0.6 miles	91.2%	The Well Corporate Office LLC Warshaw Blumenthal, Inc.	1,762 SF 5,092 SF	10.0 Yrs 5.2 Yrs.	$79.50 $74.00	MG MG
381 Park Avenue South New York, NY	1910/NAV	208,481	0.2 miles	88.1%	ListenFirst Media	10,439 SF	3.1 Yrs	$65.00	MG
386 Park Avenue South New York, NY	1927/1990	260,162	0.2 miles	100.0%	Lowe & Partners, IPG Management LLC	13,121 SF	8.2 Yrs	$72.00	MG
3 East 28th Street New York, NY	1921/NAV	66,900	0.5 miles	91.7%	Knotel, Inc.	16,725 SF	10.2 Yrs	$61.00	MG
387 Park Avenue South New York, NY	1910/NAV	222,000	0.2 miles	100.0%	Atrium Staffing	19,372 SF	10.3 Yrs	$70.00	MG
300 Park Avenue South New York, NY	1910/NAV	185,000	0.4 miles	100.0%	Swavelle/Mill Creek, Inc.	15,468 SF	15.4 Yrs	$73.50	MG
315 Park Avenue South New York, NY	1910/2007	356,330	0.4 miles	90.2%	PitchBook Data, Inc.	34,100 SF	10.0 Yrs	$87.00	MG

(1)	Information obtained from the appraisal.
(2)	Information obtained from a third party market research provider.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 450-460 Park Avenue South Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the 450-460 Park Avenue South Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, the 450-460 Park Avenue South Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the 450-460 Park Avenue South Borrower (or borrower affiliate) provides the lender with evidence that the 450-460 Park Avenue South Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

450-460 Park Avenue South Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 450-460 Park Avenue South Whole Loan documents require ongoing monthly replacement reserves of $3,047, which the lender may require the 450-460 Park Avenue South Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 450-460 Park Avenue South Property.

Leasing Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 450-460 Park Avenue South Whole Loan documents require ongoing monthly rollover reserves of $18,284.

Rent Concession Reserve – The 450-460 Park Avenue South Whole Loan documents require an upfront reserve of $2,438,878 for outstanding rent concessions related to Dig Inn ($157,500), TD Bank ($234,409) and WeWork ($2,046,969).

Existing TI/LC Reserve – The 450-460 Park Avenue South Whole Loan documents require an upfront reserve of $4,509,708 for outstanding TI/LCs related to Dig Inn ($447,051), TD Bank ($84,222) and WeWork ($3,978,434).

Lockbox and Cash Management. The 450-460 Park Avenue South Whole Loan documents require that the borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and that the 450-460 Park Avenue South Borrower direct all tenants to pay rent directly into such lockbox account. The 450-460 Park Avenue South Whole Loan documents also require that all rents received by the 450-460 Park Avenue South Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 450-460 Park Avenue South Borrower. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 450-460 Park Avenue South Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 450-460 Park Avenue South Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.50x at the end of any calendar quarter; or
(iii)	the occurrence and continuation of a Material Tenant Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following (provided no other Cash Trap Event Period exists):

●	with regard to clause (i), the cure or written waiver of such event of default;
●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.50x for two consecutive calendar quarters; or
●	with regard to clause (iii), a Material Tenant Event Period Cure (as defined below).

A “Material Tenant Event Period” will commence upon the earliest to occur of the following:

(i)	WeWork “going dark” or providing notice to the 450-460 Park Avenue South Borrower and/or the property manager of its intent to discontinue its business and/or operations in its space;
(ii)	WeWork filing, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becoming involved, as a debtor, in a bankruptcy or any similar insolvency proceeding;
(iii)	the WeWork lease being surrendered, cancelled, other otherwise terminating for any reason; or
(iv)	WeWork being in a monetary default or material non-monetary default under its lease beyond any applicable notice and cure periods.

A “Material Tenant Event Period Cure” will occur upon:

●	with regard to clauses (i), (ii), (iii) and (iv) above:

(a) the date on which at least 90% of the gross leasable area of the WeWork space has been leased by one or more tenants in accordance with the 450-460 Park Avenue South Whole Loan documents, each of which (1) has taken actual possession of the WeWork space, (2) is open for business and (3) has commenced payment of rent at a base rental rate of not less than $75 per leasable square foot;

(b) the total amount of funds on deposit in the excess cash flow subaccount equals at least $5,727,975 ($75.00 per square foot on the WeWork space); or

(c) the NCF DSCR (excluding any rental income attributed to WeWork) being greater than or equal to 1.50x for two consecutive calendar quarters.

●	with regard to clause (ii) only of the definition of Material Tenant Event Period, WeWork no longer being insolvent, such bankruptcy or similar insolvency proceeding having ceased and WeWork’s lease having been reaffirmed pursuant to a final, non-appealable order of a court of competent jurisdiction.

Property Management. The 450-460 Park Avenue South Property is managed by an affiliate of the 450-460 Park Avenue South Borrower.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #3	Cut-off Date Balance:	$45,000,000
450-460 Park Avenue South New York, NY 10016	450-460 Park Avenue South	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	36.6% 2.98x 11.7%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 450-460 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 450-460 Park Avenue South Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – El Con Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$45,000,000		Location:	Tucson, AZ
	Cut-off Date Balance(1):	$45,000,000		Size:	480,383 SF
	% of Initial Pool Balance:	6.2%		Cut-off Date Balance Per SF(1):	$131.15
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$131.15
	Borrower Sponsors:	E. Stanley Kroenke		Year Built/Renovated:	1971/2014
	Guarantors:	E. Stanley Kroenke		Title Vesting:	Fee
	Mortgage Rate:	4.8200%		Property Manager:	Self-managed
	Note Date:	May 1, 2019		Current Occupancy (As of):	99.5% (2/2/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	99.7%
	Maturity Date:	May 6, 2029		YE 2017 Occupancy:	99.7%
	IO Period:	120 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value:	$100,300,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$208.79
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		Appraisal Valuation Date:	March 13, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1):	Pari Passu		YE 2018 NOI:	$6,512,035
	Additional Debt Type (Balance)(1):	$18,000,000		YE 2017 NOI:	$5,636,536
				YE 2016 NOI:	$5,551,924
				YE 2015 NOI:	NAV
				U/W Revenues:	$8,307,352
				U/W Expenses:	$2,439,895
Escrows and Reserves(2)				U/W NOI:	$5,867,457
	Initial	Monthly	Cap	U/W NCF:	$5,531,189
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.90x / 1.79x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3% / 8.8%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3% / 8.8%
TI/LC Reserve	$0	Springing	$1,200,958	Cut-off Date LTV Ratio(1):	62.8%
				LTV Ratio at Maturity(1):	62.8%

Sources and Uses
Sources			Uses
Original whole loan amount	$63,000,000	100.0%	Loan payoff	$61,720,875	98.0%
			Closing Costs	503,586	0.8
			Return of equity	775,539	1.2
Total Sources	$63,000,000	100.0%	Total Uses	$63,000,000	100.0%

(1)	The El Con Center Mortgage Loan (as defined below) is part of the El Con Center Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $63,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the El Con Center Whole Loan.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

The Mortgage Loan. The mortgage loan (the “El Con Center Mortgage Loan”) is part of a whole loan (the “El Con Center Whole Loan”) evidenced by two pari passu notes with a combined original principal balance of $63,000,000 and an outstanding principal balance as of the Cut-off Date of $63,000,000 secured by a first mortgage encumbering the fee interest in a 480,383 square feet power center located in Tucson, Arizona (the “El Con Center Property”). The El Con Center Mortgage Loan represents the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,000,000	$45,000,000	WFCM 2019-C51	Yes
A-2	$18,000,000	$18,000,000	Rialto Mortgage Finance, LLC	No
Total	$63,000,000	$63,000,000

The Borrower and Borrower Sponsor. The borrower is TKG El Con Center, LLC (the “El Con Center Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the El Con Center Borrower delivered a non-consolidation opinion in connection with the origination of the El Con Center Whole Loan. The borrower sponsor and nonrecourse carve-out guarantor of the El Con Center Whole Loan is E. Stanley Kroenke.

E. Stanley Kroenke is chairman, cofounder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 308 properties totaling approximately 43.6 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal of the English Premier League. The borrower sponsor is one of several defendants under complaints filed in April 2016 by the City of St. Louis related to the decision to relocate the St. Louis Rams to Los Angeles. See “Description of the Mortgage Pool - Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The El Con Center Property is a power center containing 480,383 square feet of net rentable area located in Tucson, Arizona. Originally built as a mall in 1971, the El Con Center Property was converted to an outdoor, power center between 1999 and 2014 by the borrower sponsor at a cost of $50.0 million. The El Con Center Property consists of six anchor tenant buildings, two multi-tenant building and eight pad sites located along East Broadway Boulevard. The El Con Center Property is situated on 91.2 acres and provides 2,603 surface parking spaces, resulting in a parking ratio of 5.4 spaces per square foot. The El Con Center Property is anchored by Home Depot, Target, Wal-Mart, JC Penney, and Century Theaters and junior anchored by Ross Dress for Less, Marshall’s, Office Depot, PetSmart, and Shoe Carnival. As of February 2, 2019, the El Con Center Property was 99.5% occupied by 22 national and regional tenants. Six of the tenant spaces are not accounted in for the El Con Center Property’s overall square footage as the ownership interest of the improved pad sites are ground leased. These include Home Depot, Target, Wal-Mart, Cheddars, Chick-Fil-A, and In-N-Out Burger. The ground leased tenants account for 34.7% of the underwritten base rent.

Major Tenants.

The following top major tenants are based on percentage of the underwritten base rent and are different from the top major tenants in the data tape, which are based on percentage of the NRA.

Largest Tenant: Century Theatres (BB by S&P; 16.5% of underwritten base rent; 6/30/2024 lease expiration) – Century Theatres is a subsidiary of Cinemark Holdings, Inc. (“Cinemark”). Cinemark is a leader in the motion picture exhibition industry and was founded in 1985 by Lee Roy Mitchell and Paul Broadhead. In 2006, Cinemark acquired Century Theatres, which was the eighth largest movie-theater at the time, adding over 1,000 screens to Cinemark’s operations. The company operates in smaller cities and suburban areas of major metropolitan markets. Century Theatres has been a tenant at the El Con Center Property since 1999 and has three, 5-year renewal options remaining. Pursuant to the El Con Center Whole Loan documents, in the event that (i) the Century Theatres lease is not renewed or extended; (ii) the Century Theatres lease is terminated prior to the lease expiration date; or (iii) a monetary event of default in the payment of rent occurs under the Century Theatres lease for two or more consecutive rent payment dates, a “Century Theatres Master Lease Trigger Event” will occur. If a Century Theatres Master Lease Trigger Event occurs, the borrower sponsor will be required, among other conditions, to enter into a Master Lease (as defined in the “Lockbox and Cash Management” section) for the Century Theatres space.

2nd Largest Tenant: Home Depot (A/A2/A by Fitch/Moody’s/S&P; 12.3% of underwritten base rent; 6/30/2026 lease expiration) – Home Depot is the world’s largest home improvement retailer. Home Depot offers a variety of building materials, home improvement products, lawn and garden products, and décor products. In addition, Home Depot offers services which include home improvement installation services and tool and equipment rental. Home Depot has been a tenant at the El Con Center Property since 2001 and has three, 10-year renewal options remaining.

3rd Largest Tenant: Target (A-/A2/A by Fitch/Moody’s/S&P; 7.7% of underwritten base rent; 1/31/2023 lease expiration) – Target is a retail store headquartered in Minneapolis, Minnesota. Target offers its customers everyday essentials and fashionable differentiated merchandise at discounted prices and an edited food assortment, including perishables, dry grocery, dairy, and frozen items. Target has been a tenant at the El Con Center Property since 2003 and has four, 10-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the El Con Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Ground Leased Tenants
Home Depot(3)	A/A2/A	0	0.0%	$805,260	$805,260	12.3%	6/30/2026	3, 10-year	N
Target(4)	A-/A2/A	0	0.0%	$500,000	$500,000	7.7%	1/31/2023	4, 10-year	N
Wal-Mart(5)	AA/Aa2/AA	0	0.0%	$495,000	$495,000	7.6%	9/30/2033	15, 5-year	N
Total Ground Leased Tenants		0	0.0%	$1,800,260	$1,800,260	27.6%

Anchor Tenants
JC Penney	B-/B3/CCC+	220,424	45.9%	$1.35	$298,223	4.6%	8/31/2021	1, 10-year, 2, 5-year	Y(6)
Century Theatres	NR/NR/BB	71,698	14.9%	$15.00	$1,075,470	16.5%	6/30/2024	3, 5-year	N
Burlington Coat Factory	BB+/NR/BB+	65,000	13.5%	$6.75	$438,750	6.7%	4/30/2020	4, 5-year	N
Ross Dress for Less	NR/A3/A-	30,186	6.3%	$16.50	$498,069	7.6%	1/31/2023	3, 5-year	N
Marshall’s	NR/A2/A+	25,000	5.2%	$13.50	$337,500	5.2%	8/31/2025	4, 5-year	N
PetSmart	NR/Caa1/CCC	14,057	2.9%	$19.25	$270,597	4.1%	9/30/2023	3, 5-year	N
Shoe Carnival	NR/NR/NR	12,007	2.5%	$14.00	$168,098	2.6%	1/31/2020	None	N
Total Anchor Tenants		438,372	91.3%	$7.04	$3,086,707	47.3%

Outparcel / Non-Major Tenants (7)		39,645	8.3%	$41.37	$1,640,195	25.1%

Vacant Space		2,366	0.5%

Collateral Total		480,383	100.0%	$13.65	$6,527,162	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2019 totaling $109,442.

(3)	Home Depot operates under a 25-year ground lease. Home Depot’s square footage is not included in the square footage for the El Con Center Property and is not included in Tenant NRSF and % of NRSF.

(4)	Target operates under a 20-year ground lease. Target’s square footage is not included in the square footage for the El Con Center Property and is not included in Tenant NRSF and % of NRSF.

(5)	Wal-Mart operates under a 23-year ground lease. Wal-Mart’s square footage is not included in the square footage for the El Con Center Property and is not included in Tenant NRSF and % of NRSF.

(6)	JC Penney has the right to terminate its lease effective any date on or after September 1, 2021 with a six month notice period.

(7)	Cheddars operates under a 20-year ground lease with a lease expiration date of November 30, 2024. Chick-Fil-A operates under a 18-year ground lease with a lease expiration date of December 31, 2021. In-N-Out Burger operates under a 20-year ground lease with a lease expiration date of April 30, 2026. Cheddars, Chick-Fil-A and In-N-Out Burger square footage is not included in the total square footage of the El Con Center Property and is not included in Tenant NRSF and % of NRSF, but the Annual U/W Base Rent of $156,000, $165,997 and $145,200, respectively, is included. The % of Total Annual U/W Base Rent, Annual U/W Base Rent and Annual U/W Base Rent PSF for Outparcel / Non-Major Tenants include the Annual U/W Base Rent associated with the ground lease tenants.

The following table presents certain information relating to tenant sales at the El Con Center Property:

Tenant Sales (PSF)

Anchor Tenant Name	% of Total Annual U/W Base Rent	2016	2017	2018	TTM Feb. 2019	Anchor Tenant Occupancy Cost(1)
Century Theatres(2)	16.5%	$450,647	$357,854(3)	$340,647	$359,893	17.7%
Burlington Coat Factory	6.7%	$180	$187	NAV	NAV	NAV
JC Penney	4.6%	$52	$59(4)	NAV	NAV	NAV

(1)	Occupancy Cost is based on TTM sales, underwritten base rent and underwritten reimbursements.

(2)	Century Theatres has 20 screens, and sales are on per screen basis.

(3)	Century Theatres 2017 Sales are based on 11 months of sales. April 2017 sales were not available.

(4)	JC Penney 2017 Sales are from September 1, 2016 – August 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease rollover schedule at the El Con Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	3	78,207	16.3%	78,207	16.3%	$647,948	9.9%	$8.29
2021(3)	3	222,653	46.3%	300,860	62.6%	$557,392	8.5%	$2.50
2022	0	0	0.0%	300,860	62.6%	$0	0.0%	$0.00
2023(4)	5	67,588	14.1%	368,448	76.7%	$1,797,036	27.5%	$26.59
2024(5)	4	78,248	16.3%	446,696	93.0%	$1,452,845	22.3%	$18.57
2025	2	27,301	5.7%	473,997	98.7%	$441,275	6.8%	$16.16
2026(6)(7)	3	2,308	0.5%	476,305	99.2%	$1,054,205	16.2%	$456.76
2027	1	1,712	0.4%	478,017	99.5%	$81,461	1.2%	$47.58
2028	0	0	0.0%	478,017	99.5%	$0	0.0%	$0.00
2029	0	0	0.0%	478,017	99.5%	$0	0.0%	$0.00
Thereafter(8)	1	0	0.0%	478,017	99.5%	$495,000	7.6%	$495,000
Vacant	0	2,366	0.5%	480,383	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	480,383	100.0%			$6,527,162	100.0%	$13.65

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Chick-Fil-A operates under a 18-year ground lease with a lease expiration date of December 31, 2021. Chick-Fil-A’s square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $165,997 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the Chick-Fil-A pad site.

(4)	Target operates under a 20-year ground lease with a lease expiration date of January 31, 2023. Target’s square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $500,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the Target pad site.

(5)	Cheddars operates under a 20-year ground lease with a lease expiration date of November 30, 2024. Cheddars’ square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $156,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the Cheddars pad site.

(6)	In-N-Out Burger operates under a 20-year ground lease with a lease expiration date of April 30, 2026. In-N-Out’s square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $145,200 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the In-N-Out pad site.

(7)	Home Depot operates under a 25-year ground lease with a lease expiration date of June 30, 2026. Home Depot’s square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $805,260 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the Home Depot pad site.

(8)	Wal-Mart operates under a 23-year ground lease with a lease expiration date of September 30, 2033. Wal-Mart’s square footage is not included in the square footage for the El Con Center Property and is not included in Expiring NRSF and % of Total NRSF, but the Annual U/W Base Rent of $495,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent included the Annual U/W Base Rent with the Wal-Mart pad site.

The following table presents historical occupancy percentages at the El Con Center Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	2/2/2019(2)
100.0%	99.7%	99.7%	99.5%

(1)	Information obtained from the El Con Center Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the El Con Center Property:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Rents in Place	$5,997,260	$5,970,160	$6,350,992	$6,417,720	74.2%	$13.36
Contractual Rent Steps(2)	0	0	0	109,442	1.3	0.23
Straight Line Rent(3)	0	0	0	85,993	1.0	0.18
Grossed Up Vacant Space	0	0	0	75,712	0.9	0.16
Gross Potential Rent	$5,997,260	$5,970,160	$6,350,992	$6,688,867	77.3%	$13.92
Other Income	3,358	0	0	0	0.0	0.00
Total Recoveries	1,849,488	2,014,175	2,444,798	1,962,385	22.7	4.09
Net Rental Income	$7,850,106	$7,984,336	$8,795,791	$8,651,252	100.0%	$18.01
(Vacancy & Credit Loss)	0	0	0	(343,901)(4)	(5.1)	(0.72)
Effective Gross Income	$7,850,106	$7,984,336	$8,795,791	$8,307,352	96.0%	$17.29

Real Estate Taxes	1,257,816	1,269,165	1,281,728	1,275,374	15.4	2.65
Insurance	63,747	86,301	87,196	87,196	1.0	0.18
Management Fee	24,530	114,907	86,727	249,221	3.0	0.52
Other Operating Expenses	952,089	877,427	828,105	828,105	10.0	1.72
Total Operating Expenses	$2,298,182	$2,347,800	$2,283,756	$2,439,895	29.4%	$5.08

Net Operating Income	$5,551,924	$5,636,536	$6,512,035	$5,867,457	70.6%	$12.21
Replacement Reserves	0	0	0	96,077	1.2	0.20
TI/LC	0	0	0	240,192	2.9	0.50
Net Cash Flow	$5,551,924	$5,636,536	$6,512,035	$5,531,189	66.6%	$11.51

NOI DSCR	1.80x	1.83x	2.11x	1.90x
NCF DSCR	1.80x	1.83x	2.11x	1.79x
NOI Debt Yield	8.8%	8.9%	10.3%	9.3%
NCF Debt Yield	8.8%	8.9%	10.3%	8.8%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through December 2019.

(3)	Represents straight line rent for Home Depot, Marshalls, Cheddars and Starbucks.

(4)	The underwritten economic vacancy is 4.0%. The El Con Center Property was 99.5% leased as of February 2, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

Appraisal. As of the appraisal valuation date of March 13, 2019, the El Con Center Property had an “as-is” appraised value of $100,300,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 22, 2019, there was no evidence of any recognized environmental conditions at the El Con Center Property.

Market Overview and Competition. The El Con Center Property is located in Tucson, Pima County, Arizona, within the Tucson, AZ metropolitan statistical area (the “Tucson MSA”). Tucson is the seat of Pima County and the second most populous city in Arizona. The Tucson, AZ MSA’s economy is based on healthcare, retail trade, education, and accommodation/food services industries. Major employers include University of Arizona, Raytheon, State of Arizona, Davis-Monthan Air Force Base, Pima County and Tucson Unified School District. According to a government agency, the unemployment rate for the Tucson, AZ MSA was 4.8% as of December 2018. In comparison, the state’s unemployment rate was 4.9% and the national unemployment rate was 3.9% for the same period.

The El Con Center Property is approximately 3.7 miles east of the Tucson central business district (the “Tucson CBD”) and approximately 119 miles southeast of the Phoenix central business district (the “Phoenix CBD”). Access to the El Con Center Property neighborhood is provided by Interstate 10 and Interstate 19. Interstate 10 provides direct access to the Phoenix CBD to the northwest and to the city of El Paso to the southeast. Interstate 10 travels through the Tucson CBD and the El Con Center Property in a northwest-southeast direction. Interstate 19 is a major north-south highway, which intersects with Interstate 10 approximately 5.0 miles southwest of the El Con Center Property. Downtown Tucson houses various event spaces such as the Autobahn Indoor Speedway and Events, Tucson Music Hall, and Tucson Convention Center. The neighborhood surrounding the El Con Center Property consists predominantly of retail, office and residential developments. Retail development is primarily located along E Broadway Boulevard and include Target, Hobby Lobby, Dick’s Sporting Goods, Best Buy and Barnes and Noble. Park Place a regional mall is located approximately 3.2 miles east of the El Con Center Property. According to a third party market research report, the estimated 2019 population in a one, three, and five-mile radius of the El Con Center Property is 9,511, 125,042 and 291,108. The average household income within the same radii is $68,959, $52,676, and $51,517, respectively.

Submarket Information – According to a third-party market research report, the El Con Center Property is situated within the Central East Tucson retail submarket. As of fourth quarter 2018, the submarket reported a total inventory of 8.5 million square feet with a 5.6% vacancy rate and an average quoted rental rate of $13.17 per square feet. As of fourth quarter 2018, the Central East Tucson retail submarket reported positive absorption of 66,614 square feet, with no new construction or deliveries.

Appraiser’s Comp Set – The appraiser identified 17 competitive properties for the El Con Center Property totaling approximately 1.1 million square feet, which reported an average occupancy rate of approximately 91.0%. The appraiser concluded to net market rents for the El Con Center Property of $7.00 per square foot, for anchor tenants, $1.35 per square foot for JC Penney anchor, $17.00 per square foot for Jr. anchor tenants, $14.50 per square foot for theater tenants, $40.00 per square foot for premium in-line tenants, and $32.00 per square foot for in-line tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the El Con Center Property:

Market Rent Summary(1)

	Anchor	Anchor - JC Penney	Jr. Anchor	Theater	Inline – Premium	Inline
Market Rent (PSF)	$7.00	$1.35	$17.00	$14.50	$40.00	$32.00
Lease Term (Years)	10	10	10	10	10	8
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

The table below presents certain information relating to comparable sales for the El Con Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Palm Valley Pavilions West	Goodyear, AZ	232,577	Feb-16	$60,500,000	$260
Sonora Village	Scottsdale, AZ	269,369	Sept-16	$72,500,000	$269
Southern Palms	Tempe, AZ	235,839	Oct-16	$36,750,000	$156
Mesa Grand	Mesa, AZ	202,147	Jul-17	$41,900,000	$207
San Tan Village Marketplace	Gilbert, AZ	282,281	May-18	$51,400,000	$182
Oracle Crossings	Oro Valley, AZ	251,194	Dec-18	$41,061,255	$163

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to 17 comparable leases to those at the El Con Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Theaters
Cinemark 1300 E Tucson Marketplace Blvd Tucson, AZ	2016/NAP	53,678	3.5 miles	100.0%	15.0 Yrs	53,678	$21.00	NNN
Superstition Gateway 1935 S Signal Butte Rd Mesa, AZ	2007/NAP	42,280	89.1 miles	100.0%	15.0 Yrs	42,280	$17.62	NNN
Temecula Cinemas 26463 Ynez Rd Temecula, CA	1995/NAP	29,650	373.1 miles	100.0%	5.0 Yrs	29,650	$11.16	NNN
Anchors
At Home 1944 S Greenfield Rd. Mesa, AZ	2002/NAP	153,771	93.1 miles	100.0%	15.0 Yrs	146,455	$5.64	NNN
Catalina Village 7856 E Wrightstown Rd. Tucson, AZ	1978/NAP	79,891	5.6 miles	65.0%	7.0 Yrs	46,481	$7.00	NNN
Safeway at Continental Ranch 9100 N Silverbell Rd Tucson, AZ	2005/NAP	55,226	16.4 miles	100.0%	20 Yrs	55,226	$8.15	NNN
Sam’s Club 222 S Babbit Drive Flagstaff, AZ	1993/NAP	140,000	209.0 miles	100.0%	5.0 Yrs	140,000	$6.72	NNN
Jr. Anchors
Santa Cruz Plaza 3780 S 16th Ave Tucson, AZ	1996/NAP	8,000	5.0 miles	100.0%	5.0 Yrs	8,000	$16.00	NNN
Circle Plaza 7250 E Broadway Blvd Tucson, AZ	1977/2014	152,434	4.6 miles	90.0%	5.0 Yrs	17,929	$14.00	NNN
Swanway Plaza 4702 E Broadway Blvd Tucson, AZ	1930/2000’s	55,670	1.5 miles	97.0%	5.0 Yrs	20,500	$14.00	NNN
Tucson Spectrum Phase II 5265 S Calle Santa Cruz Tucson, AZ	2008/NAP	209,210	6.4 miles	80.0%	5.0 Yrs	8,000	$17.00	NNN
Inline
Embassy Plaza 3900 W Ina Rd Tucson, AZ	1981/NAP	90,596	11.1 miles	100.0%	5.0 Yrs	1,900	$30.00	NNN
Cortaro Crossings 8225 N Courtney Page Way, Tucson, AZ	2007/NAP	19,901	13.9 miles	94.0%	3.0 Yrs	3,104	$26.00	NNN
Grant & Tucson Pad 2501 E Grant Road, Tuscon, AZ	2018/NAP	6,850	2.1 miles	34.0%	10.0 Yrs	1,373	$42.00	NNN
Cortaro & I-10 5600 W Cortaro Farms Rd, Tucson, AZ	2019/NAP	10,000	13.6 miles	35.0%	10.0 Yrs	3,500	$32.00	NNN
Paloma Village Center 6360 N Campbell Ave. Tucson, AZ	2004/NAP	15,004	6.7 miles	82.0%	5.0 Yrs	1,128	$30.00	NNN
Tucson Marketplace, Shops F 1580 E Tucson Marketplace Blvd Tucson, AZ	2015/NAP	9,178	3.4 miles	100.0%	10.0 Yrs	2,790	$29.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

Escrows.

Real Estate Taxes – An upfront real estate tax reserve was not required at origination. Ongoing monthly real estate tax reserves will not be required unless a Cash Management Trigger Event (as defined below) or Cash Sweep Event (as defined below) has occurred and is continuing under the El Con Center Whole Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the El Con Center Borrower is required to make ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – An upfront insurance reserve was not required at origination. Ongoing monthly insurance reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the El Con Center Whole Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the El Con Center Borrower is required to make ongoing monthly insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months.

Replacement Reserves – An upfront replacement reserve was not required at origination. Ongoing monthly replacement reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the El Con Center Whole Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the El Con Center Borrower is required to make ongoing monthly replacement reserves of $8,006.

TI/LC Reserve – An upfront tenant improvement and leasing commission reserve was not required at origination. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the El Con Center Whole Loan. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the El Con Center Borrower is required to make ongoing monthly tenant improvement and leasing commissions deposits of $20,016, subject to a cap of $1,200,958. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the borrower is required to deposit into the TI/LC reserve any amounts paid to the borrower in connection with a termination, cancellation, sale or other disposition of any lease (or portion of the lease) other than any amount that relates to periods prior to such disposition date.

Lockbox and Cash Management. The El Con Center Whole Loan requires a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, (i) the El Con Center Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account, and (ii) the El Con Center Borrower or the property manager is required to deposit all revenues received into the lockbox account within one business day of receipt. Pursuant to the El Con Center Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event is not in effect, to the El Con Center Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	the El Con Center Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the El Con Center Borrower, guarantor or property manager;

(iv) a Cash Management DSCR Trigger Event (as defined below); or

(v) a Critical Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;

●	with regard to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the El Con Center Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, when the El Con Center Borrower replaces the manager with a qualified manager acceptable to the lender;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the El Con Center Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the El Con Center Whole Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the El Con Center Borrower, guarantor or manager;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

(iii)	a Cash Sweep DSCR Trigger Event; or

(iv)	a Critical Tenant Trigger Event.

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by lender;

●	with regard to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the El Con Center Borrower or guarantor and within 120 days for the property manager, with respect to the manager, the El Con Center Borrower replacing the manager with a qualified manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the El Con Center Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the El Con Center Whole Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor of the El Con Center Whole Loan and upon the occurrence of any of the following:

(i)	if JC Penney, Century Theatres, or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;

(ii)	on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the El Con Center Borrower of its election to renew its lease, and the Critical Tenant fails to give such notice;

(iv)	a material non-monetary event of default or monetary event of default under the Critical Tenant Lease occurs;

(v)	if a bankruptcy action with respect to the Critical Tenant or any guarantor of the Critical Tenant occurs;

(vi)	if any Critical Tenant elects to pay reduced rent (including, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the Critical Tenant Lease;

(vii)	if the Critical Tenant discontinues its normal business operations; or

(viii) if JC Penney or any guarantor of the JC Penney lease is downgraded below “Caa2” or the equivalent by an credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to lender by the El Con Center Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, after a cure of the applicable default;

●	with regard to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease; or

●	with regard to clause (vi) above, the applicable Critical Tenant re-commences the payment of full unabated rent; or

●	with regard to clause (vii) above, the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; or

●	with regard to clause (viii) above, the date the credit rating of the JC Penney is no longer less than a “Caa2” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenant Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the El Con Center Borrower, as landlord, and E. Stanley Kroenke, the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as the Master Lease termination date, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the El Con Center Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The El Con Center Property is managed by TKG Management, Inc., an affiliate of the El Con Center Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$45,000,000
3601 East Broadway Boulevard	El Con Center	Cut-off Date LTV:	62.8%
Tucson, AZ 85716		U/W NCF DSCR:	1.79x
		U/W NOI Debt Yield:	9.3%

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The El Con Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the El Con Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the El Con Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Shetland Park

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use – Industrial/Office/Self Storage
	Original Principal Balance:	$45,000,000		Location:	Salem, MA
	Cut-off Date Balance:	$44,901,066		Size:	1,191,297 SF
	% of Initial Pool Balance:	6.2%		Cut-off Date Balance Per SF(1):	$48.58
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$45.01
	Borrower Sponsor:	Robert Moser		Year Built/Renovated:	1916/2016
	Guarantor:	Robert Moser		Title Vesting:	Fee
	Mortgage Rate:	5.1500%		Property Manager:	Self-managed
	Note Date:	May 1, 2019		Current Occupancy (As of)(2):	76.3% (Various)
	Seasoning:	2 months		YE 2018 Occupancy:	78.8%
	Maturity Date:	May 6, 2024		YE 2017 Occupancy:	78.4%
	IO Period:	0 month		YE 2016 Occupancy:	76.5%
	Loan Term (Original):	60 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$79,400,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$66.65
	Call Protection(3):	L(26),D(30),O(4)		As-Is Appraisal Valuation Date:	April 3, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (3/31/2019):	$6,505,537
	Additional Debt Type (Balance)(1):	Pari Passu ($12,971,419); Future Mezzanine		YE 2018 NOI(5):	$6,394,895
				YE 2017 NOI(5):	$5,643,711
				YE 2016 NOI(5):	$4,502,955
Escrows and Reserves(4)				U/W Revenues:	$12,767,143
	Initial	Monthly	Cap	U/W Expenses:	$6,092,237
Taxes	$255,812	$81,210	NAP	U/W NOI:	$6,674,907
Insurance	$80,533	$38,349	NAP	U/W NCF:	$5,787,075
Deferred Maintenance	$108,875	$0	NAP	U/W DSCR based on NOI/NCF(1):	1.76x / 1.52x
Replacement Reserve	$2,200,000	$14,891	NAP	U/W Debt Yield based on NOI/NCF(1):	11.5% / 10.0%
TI/LC Reserve	$800,000	$59,095	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.4% / 10.8%
Environmental Reserve	$2,723,583	$0	NAP	Cut-off Date LTV Ratio(1):	72.9%
Tenant Specific TI	$526,065	$0	NAP	LTV Ratio at Maturity(1):	67.5%

Sources and Uses
Sources			Uses
Original whole loan amount	$58,000,000	71.5%	Purchase Price(6)	$69,700,000	85.9%
Sponsor’s new equity contribution	23,119,147	28.5	Upfront reserves	6,694,868	8.3
			Closing costs	4,724,279	5.8
Total Sources	$81,119,147	100.0%	Total Uses	$81,119,147	100.0%

(1)	The Shetland Park Mortgage Loan (as defined below) is part of the Shetland Park Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $58,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Shetland Park Whole Loan. See “Subordinate and Mezzanine Indebtedness” section for a full description of additional future mezzanine debt.
(2)	The Shetland Park Property’s office/industrial component was 74.3% occupied as of the rent roll dated April 25, 2019 rent roll. The Shetland Park Property self storage facility was 87.6% occupied on a square foot basis and 90.1% on a per unit basis as of the rent roll dated March 6, 2019. The occupancy shown is based on a per square foot basis.
(3)	Defeasance of the Shetland Park Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Shetland Park Whole Loan to be securitized and (b) May 1, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in July 2019.
(4)	See “Escrows” section for a full description of Escrows and Reserves.
(5)	The increase in NOI from 2016 to 2018 was due to the increase in the square footage of the self storage facility. In 2016 and 2017, the prior owner completed phase III of the self storage facility which added an additional 62,320 square feet. In October and November 2018, the prior owner partially completed phase IV of the self storage facility which added an additional 32,135 square feet. There is 53,647 square feet remaining to be completed in phase IV.
(6)	The gross Purchase Price of the Shetland Park Property is $70,000,000. The seller provided a $300,000 credit for environmental review costs.

The Mortgage Loan. The mortgage loan (the “Shetland Park Mortgage Loan”) is part of a whole loan (the “Shetland Park Whole Loan”) evidenced by two pari passu notes with a combined original principal balance of $58,000,000 and an outstanding principal balance as of the Cut-off Date of $57,872,485 secured by a first mortgage encumbering the fee interest in a 1,191,297 square feet mixed use property located in Salem, Massachusetts (the “Shetland Park Property”). The Shetland Park Mortgage Loan represents the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$45,000,000	$44,901,066	WFCM 2019-C51	Yes
A-2	$13,000,000	$12,971,419	Rialto Mortgage Finance, LLC	No
Total	$58,000,000	$57,872,485

The Borrower and Borrower Sponsor. The borrower, Prime Storage Shetland, LLC (the “Shetland Park Borrower”) is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the Shetland Park Borrower delivered a non-consolidation opinion in connection with the origination of the Shetland Park Whole Loan. The borrower sponsor and non-recourse carveout guarantor of the Shetland Park Whole Loan is Robert Moser.

Robert Moser has over 20 years of experience as an owner, operator and developer of commercial real estate. Robert Moser is the owner and principal of Prime Group Holdings, overseeing all operations, strategic initiatives and investment activities of the company, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings has grown to become the largest private owner-operator of self-storage in the United States. Mr. Moser was a party to prior foreclosure litigation. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Shetland Park Property consists of 1,191,297 square feet of mixed use space, which includes 1,013,053 square feet of industrial/office use and 178,244 square feet of self-storage, plus marina rights and two unimproved parcels. The Shetland Park Property is located in Salem, Massachusetts along the Salem Harbor approximately 25 miles northeast of the Boston central business district. The improvements were developed in phases from 1916 to 2016 and consist of nine buildings. Six of the buildings are used for office, industrial and self storage use; one building (building 9) is used as a pump house; which portion was not included in the underwritten rentable area, one building (building 7) is used as a school gymnasium (11,390 SF), which portion was not included in the underwritten rentable area; and one building (building 5) consists of a four-story parking garage. The Shetland Park Property is situated on 30.4 acres. The Shetland Park Property also includes two unimproved parcels located at 18 Perkins Street (0.13 acres) and 78 Congress Street (0.53 acres) that are utilized as a playground for Salem Academy Charter School and as additional parking, respectively. Amenities at the Shetland Park Property include ocean views, 24/7 security, high speed internet access, on-site management, marina slips, restaurants and cafés, a health center, a child care center, a full service salon, and professional services. Parking is provided by 1,733 parking spaces (which include 790 parking spaces within the four-story parking garage), resulting in a parking ratio of 1.5 spaces per square foot of rentable area.

Property Overview

Building	Address	Building Uses	NRA SF	No. of Stories	Year Built
Building 1(1)	27 Congress	Office, Micro Office, Tenant Storage, Self Storage Leasing Office	175,540	5	1916
Building 2	35 Congress	Industrial, Office, School, Tenant Storage	475,586	4	1916
Building 3	45 Congress	School	47,024	1	1924
Building 4	45 Congress	Office, Industrial, Tenant Storage	302,553	2	1917
Building 4 Self Storage(1)	45 Congress	Self Storage	178,244	2	2002, 2014, 2015, 2018
Building 5	Parking Structure	Parking Structure	NAP	4	1990
Building 6	47 Congress	Medical Office	12,350	3	1989
Building 7(2)	16 Lynch	Gymnasium	NAP	1	2016
Building 8(3)	29 Congress	Office	NAP	2	1930
Building 9(4)	Pump House	Pump House	NAP	NAP
Garage, Marina Rights, Boat Storage	NAP	NAP	NAP	NAP
Totals			1,191,297

(1)	The self storage facility’s rental office and self-service kiosk are located in Building 1. The self storage units are located in Building 4.
(2)	The Salem Academy Charter School gymnasium has 11,390 square feet of net rentable area in building 7 that is not included in the overall underwritten net rentable area of the Shetland Park Property.
(3)	The prior owner retained occupancy at the office building located at Building 8 after origination and is not paying rents. The square footage of Building 8 is not included in the underwritten net rentable area of the Shetland Park Property.
(4)	The Pump House is used for storage of equipment related to the operation of the Shetland Park Property. The square footage of Building 9 is not included in the underwritten net rentable area of the Shetland Park Property.

The Shetland Park Property’s office/industrial component is comprised of 1,013,053 square feet, with 552,599 square feet of office space, 300,759 square feet of light industrial space, 91,364 square feet for tenant storage, 57,826 square feet for school use, and 10,505 square feet for small business center space. The Shetland Park Property’s office/industrial component is currently 74.3% occupied by 142 regional and local tenants across 166 units as of the April 25, 2019 rent roll. The Shetland Park Property’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

office/industrial component accounts for 85.0% of the overall net rentable area and 84.9% of the underwritten base rent. The Shetland Park Property also generates income through a public parking garage, boat parking, and the leasing of water rights to one local marina.

The Shetland Park Property’s self storage component consist of 178,244 square feet (1,994 units) self-storage facility (15.0% of the overall net rentable area; 15.1% of overall underwritten base rent) located in the subterranean level of Building 4. The self storage facility was developed in phases from 2009 through 2017, with two additions completed in October and November 2018, increasing the overall square footage by 32,135 square feet. Further, the Shetland Park Borrower plans to add an additional 53,647 square feet of net rentable area to complete the second portion of phase IV. The Shetland Park Property self storage facility includes a self-service kiosk, ground-level access, complimentary carts/dollies, on-site security, and video surveillance. The Shetland Park Property self storage facility was 87.6% occupied on a square foot basis and 90.1% on a per unit basis as of the rent roll dated March 6, 2019.

Self Storage Overview

Phase	Year Built	NRSF	Cumulative NRSF
I	2009-2012	30,684	30,684
II	2013-2014	53,184	83,868
III	2016-2017	62,320	146,188
IV(1)	Oct & Nov 2018	32,135	178,323

(1)	Phase IV has an additional 53,647 square feet remaining to be complete. Future units were not included in the underwriting.

Major Tenants.

Largest Tenant: Excelitas Technologies Corporation (B3/B- by Moody’s/S&P; 117,189 square feet; 14.2% of underwritten base rent; 9/30/2025 lease expiration on 114,789 square feet) – Excelitas Technologies Corporation (“Excelitas”) is a global technology leader focused on delivering innovative, customized solutions to meet the lighting, detection and other high-performance technology needs of original equipment manufacturer customers, from medical lighting to analytical instrumentation, clinical diagnostics, industrial, safety and security, and aerospace and defense applications. Excelitas is owned by AEA Investors LP, a private equity firm. The company was founded in 1931 and is based in Waltham, Massachusetts. The Waltham location serves as the company’s headquarters, and the Salem location at the Shetland Park Property is used for product development. The Salem site has 12 distinct product lines serving some of the world’s most recognizable brands in both the commercial and defense markets. The product portfolio includes Xenon flash lamps, Xenon flash lamp systems, high energy switching devices, and Rubidium Atomic Frequency Standards. Excelitas has been a tenant at the Shetland Park Property since 1961 and has no renewal options remaining. Excelitas has a right to terminate its lease in September 2020 with six months written notice. Additionally, Excelitas leases two units (2,400 square feet) on a month to month basis. Excelitas may terminate its lease at the end of year 7 (September 2020) by providing a 6-month written notice.

2nd Largest Tenant: Salem Academy Charter School (57,826 square feet; 9.5% of underwritten base rent; 6/30/2032 lease expiration) – Salem Academy Charter School is a public charter school comprised of grades 6-12 with 477 students and 63 faculty members. All students are challenged with college preparatory classes, engage in enrichment activities and classes, and apply their learning through service in the community. Salem Academy Charter School is governed by an independent board of trustees and is held accountable by the Massachusetts Department of Education. The Salem Academy Charter School is part of the Massachusetts Commonwealth Charter Schools, which are independently managed public schools that operate under a five-year charter granted by the Massachusetts Board of Education. The Salem Academy Charter School was recently approved for the renewal of the school’s charter, extending the term to June 30, 2024. Salem Academy Charter School leases a total of 57,826 square feet with 47,024 square feet within Building 3 (Suite 3104) and 10,802 square feet within Building 2 (Suite 2121). Additionally, the Salem Academy Charter School leases an 11,390 square feet gymnasium at the Shetland Park Property. Salem Academy Charter School has been a tenant at the Shetland Park Property since 2004 and has no renewal options remaining.

3rd Largest Tenant: Commonwealth of Massachusetts - Registry of Deeds (AA+/Aa1/AA by Fitch/Moody’s/S&P; 39,093 square feet; 6.4% of underwritten base rent; 3/27/2020 lease expiration) – The Registry of Deeds records documents related to the ownership of real estate within the district. The Southern Essex District Registry of Deeds is located at the Shetland Park Property and oversees property records for 30 communities, has a staff of 34 employees, and an annual budget of $2.85 million. Commonwealth of Massachusetts – Registry of Deeds has been a tenant at Shetland Park Property since 2008 and has been renewing its lease annually. The tenant has the right to terminate its lease, without penalty or other charges, if sufficient funds are not authorized by the Commonwealth of Massachusetts by giving notice to the Shetland Park Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the tenancy of the industrial/office space component at the Shetland Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Excelitas Technologies Corp.	NR/B3/B-	117,189	11.6%	$12.57	$1,473,497	14.2%	Various(3)	None	Y(3)
Salem Academy Charter School	NR/NR/NR	57,826	5.7%	$16.98	$981,885	9.5%	6/30/2032	None	N
Comm. of MA – Registry of Deeds	AA+/Aa1/AA	39,093	3.9%	$16.94	$662,235	6.4%	3/27/2020	None	Y(4)
GTAT Corporation	NR/NR/NR	37,408	3.7%	$11.12	$416,103	4.0%	Various(5)	None	Y(5)
Lahey Health Behavioral Services	NR/NR/NR	27,760	2.7%	$16.10	$447,005	4.3%	Various(6)	None	N
Comm. of MA – Department of Children & Families	AA+/Aa1/AA	25,618	2.5%	$22.43	$574,505	5.5%	MTM	None	Y(7)
Sundown Corporation	NR/NR/NR	25,376	2.5%	$6.00	$152,256	1.5%	4/30/2020	None	N
Comm. of MA – Department of Transitional Assistance	AA+/Aa1/AA	21,906	2.2%	$19.35	$423,791	4.1%	4/26/2025	None	Y(8)
North Shore Community Health	NR/NR/NR	21,090	2.1%	$13.67	$288,244	2.8%	Various(9)	None	N
Total Major Tenants		373,266	36.8%	$14.52	$5,419,522	52.2%

Non-Major Tenant		379,637	37.5%	$13.08	$4,963,900	47.8%

Vacant Space		260,150	25.7%

Collateral Total		1,013,053	100.0%	$13.79	$10,383,422	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2020 totaling $129,257.
(3)	Excelitas Technologies Corporation leases three suites within the Shetland Park Property. The lease for 114,789 square feet has a lease expiration date of September 30, 2025, and the tenant has a right to terminate the lease in September 2020 with six months written notice. The leases for 1,650 square feet and 750 square feet are on a month to month basis.
(4)	Commonwealth of Massachusetts – Registry of Deeds has the right to terminate its lease without any penalty, or other charges, if sufficient funds are not authorized by the State of Massachusetts to cover its obligations under the lease.
(5)	GTAT Corporation leases two suites within the Shetland Park Property. The lease for 19,151 square feet has a lease expiration date of May 31, 2021. The lease for 18,257 square feet has a lease expiration date of May 31, 2023. The tenant may terminate its lease at any time beginning on June 1, 2021 by providing a one-month prior written notice.
(6)	Lahey Health Behavioral Services leases two suites within the Shetland Park Property. The lease for 18,830 square feet has a lease expiration date of November 30, 2027. The lease for 8,930 square feet has a lease expiration date of April 30, 2023.
(7)	Commonwealth of Massachusetts – Department of Children & Families has the right to terminate its lease without any penalty, or other charges if sufficient funds are not authorized by the State of Massachusetts to cover its obligations under the lease.
(8)	Commonwealth of Massachusetts – Department of Transitional Assistance has the right to terminate its lease without any penalty, or other charges if sufficient funds are not authorized by the State of Massachusetts to cover its obligations under the lease.
(9)	North Shore Community Health leases three suites within the Shetland Park Property. The lease for 12,350 square feet has a lease expiration date of December 31, 2021. The lease for 8,140 square feet of space has a lease expiration date of July 31, 2022. The lease for 600 square feet is leased on a month to month basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule of the industrial/office space component at the Shetland Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	65	70,990	7.0%	70,990	7.0%	$1,065,350	10.3%	$15.01
2019	30	76,569	7.6%	147,559	14.6%	$813,766	7.8%	$10.63
2020	13	88,472	8.7%	236,031	23.3%	$1,137,626	11.0%	$12.86
2021	16	67,232	6.6%	303,263	29.9%	$936,054	9.0%	$13.92
2022	9	34,203	3.4%	337,466	33.3%	$479,368	4.6%	$14.02
2023	13	81,589	8.1%	419,055	41.4%	$1,112,354	10.7%	$13.63
2024	7	50,986	5.0%	470,041	46.4%	$694,163	6.7%	$13.61
2025	7	172,517	17.0%	642,558	63.4%	$2,432,085	23.4%	$14.10
2026	2	26,910	2.7%	669,468	66.1%	$294,920	2.8%	$10.96
2027	1	18,830	1.9%	688,298	67.9%	$320,110	3.1%	$17.00
2028	0	0	0.0%	688,298	67.9%	$0	0.0%	$0.00
2029	0	0	0.0%	688,298	67.9%	$0	0.0%	$0.00
Thereafter	3	64,605	6.4%	752,903	74.3%	$1,097,627	10.6%	$16.99
Vacant	0	260,150	25.7%	1,013,053	100.0%	$0	0.0%	$0.00
Total/Weighted Average	166	1,013,053	100.0%			$10,383,422	100.0%	$13.79

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The Shetland Park Property has 65 tenants leasing 70,990 square feet (7.0% of NRA, 10.3% of UW Base Rent) under month to month leases. These month to month tenants have been in occupancy at the Shetland Park Property for 5.9 years on average. Month to month base rents total $1,065,350. Additionally, the Shetland Park Property has certain tenants leasing space under “Rent-a-Desk” leases, with income that has ranged from $12,175 to $14,547 from 2016 to 2018. These tenants do not appear on the rent roll and have been underwritten at $13,992 based on the trailing 12 period ending in March 2019.

The following table presents historical occupancy percentages at the Shetland Park Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	Various(2)
76.5%	78.4%	78.8%	76.3%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll. The office/industrial component was 74.3% occupied as of April 25, 2019, and the self-storage component was 87.6% occupied as of March 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Shetland Park Property:

Cash Flow Analysis

	2016	2017	2018	TTM 3/31/2019	U/W	%(1)	U/W $ per SF
Rents in Place - Office	$9,392,491	$9,677,934	$10,275,326	$10,320,627	$10,254,165	61.6%	$8.61
Grossed up Vacant Space - Office	0	0	0	0	3,604,192	21.6	3.03
Rents in Place – Self Storage	998,697	1,323,554	1,551,419	1,587,549	1,658,026	10.0	1.39
Grossed Up Vacant Space	0	0	0	0	280,620	1.7	0.24
Contractual Rent Steps(2)	0	0	0	0	129,257	0.8	0.11
Gross Potential Rent	$10,391,188	$11,001,488	$11,826,745	$11,908,176	$15,926,261	95.6%	$13.37
Other Income(3)	70,236	92,951	111,801	123,407	123,407	0.7	0.10
Total Recoveries	306,747	390,419	531,975	560,877	602,288	3.6	0.51
Net Rental Income	$10,768,171	$11,484,858	$12,470,521	$12,592,460	$16,651,956	100.0%	$13.98
(Vacancy & Credit Loss)	0	0	0	0	(3,884,812)(4)	(24.4)	(3.26)
Effective Gross Income	$10,768,171	$11,484,858	$12,470,521	$12,592,460	$12,767,143	76.7%	$10.72

Real Estate Taxes	839,384	878,637	882,546	927,018	974,522	7.6	0.82
Insurance	274,466	308,206	252,207	251,052	460,189	3.6	0.39
Management Fee	542,028	582,114	630,671	635,977	638,357	5.0	0.54
Other Operating Expenses	4,609,338	4,072,190	4,310,202	4,272,876	4,019,168	31.5	3.37
Total Operating Expenses	$6,265,216	$5,841,147	$6,075,626	$6,086,923	$6,092,237	47.7%	$5.11

Net Operating Income(5)	$4,502,955	$5,643,711	$6,394,895	$6,505,537	$6,674,907	52.3%	$5.60
Replacement Reserves - Office	0	0	0	0	151,958	1.2	0.13
Replacement Reserves – Self Storage	0	0	0	0	26,737	0.2	0.02
TI/LC	0	0	0	0	709,137	5.6	0.60
Net Cash Flow	$4,502,955	$5,643,711	$6,394,895	$6,505,537	$5,787,075	45.3%	$4.86

NOI DSCR	1.18x	1.49x	1.68x	1.71x	1.76x
NCF DSCR	1.18x	1.49x	1.68x	1.71x	1.52x
NOI Debt Yield	7.8%	9.8%	11.0%	11.2%	11.5%
NCF Debt Yield	7.8%	9.8%	11.0%	11.2%	10.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents contractual rent steps through May 2020 totaling $129,257.
(3)	Other income consists of parking income and late fees. The Shetland Park Property includes a parking garage that generates income through public parking and auxiliary parking for the tenants.
(4)	The underwritten economic vacancy is 23.5%. The Shetland Park Property’s office/industrial component was 74.3% occupied as of the rent roll dated April 25, 2019 rent roll. The Shetland Park Property self storage facility was 87.6% occupied on a square foot basis and 90.1% on a per unit basis as of the rent roll dated March 6, 2019.
(5)	The increase in NOI from 2016 to 2017 was due to the increase in the square footage of the self storage facility. In 2016 and 2017, the prior owner completed phase III of the self storage facility which added an additional 62,320 square feet. In October and November 2018, the prior owner completed phase IV of the self storage facility which added an additional 32,135 square feet. There is 53,647 square feet remaining to be completed in phase IV; future units were not included in the underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $79,400,000 as of April 3, 2019. The “as-is” Appraised Value includes the land values of $71,000 and $289,000 for the unimproved land parcels at 18 Perkins Street and 78 Congress Street, respectively. The appraiser concluded to a “Prospective Market Value Upon Stabilization” for the Shetland Park Property of $85,500,000 as of April 1, 2020, which assumes that the Shetland Park Property will achieve stabilized occupancy by February 1, 2020. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the “as is” Appraised Value.

Environmental Matters. According to the three Phase I environmental site assessments prepared in connection with origination (each, a “Phase I”), the Phase I identified, recognized environmental conditions (“RECs”), controlled recognized environmental condition (“CREC”), and environmental issues.

The Phase I for 27, 29, and 35 Congress Street identifies a REC based on historical industrial use. Prior industrial tenants used, stored, and/or generated various chemicals in above ground storage tanks. Excelitas Technology Corporation (“Excelitas”) and GT Crystal Systems (“GT Crystal”) are current manufacturing tenants, since 1961 and 1971, respectively. Excelitas makes electronics components and GT Crystal makes synthetic crystals; both are Resource Conservation and Recovery Act (“RCRA”) small quantity generators with GT Crystals listed as conditionally exempt. The Phase I did not identify any releases reported or identified; however, past violations have been reported to the Massachusetts Department of Environmental Protection (“MADEP”) and the Salem Fire Department between 1998 and 2017 with compliance subsequently achieved.

The Phase I for 45 & 47 Congress Street and 16 Lynch Street (Buildings 3 & 6, and gymnasium), which are currently occupied by the Salem Academy Charter School as a school and gymnasium and by North Shore Community Health for institutional, medical office and commercial use. There are also two unimproved parcels located at 18 Perkins Street and 78 Congress Street that are used for a playground and for additional parking, respectively. Historically, the Shetland Park Property was developed for residential and industrial use between 1890 and 1919. The Phase I report did not identify any RECs, CRECs, or HRECS with respect to the three buildings.

The Phase I for three structures located at 45 Congress Street (Building 4 & 5, and a parking structure) identified a REC based on historical use, and a CREC based on a underground storage tank (“UST”) release. The CREC identified in the Phase I is due to the release of fuel oil from a former 30,000-gallon UST. The UST was cleaned and decommissioned in 1988. In January 2005, heavy oil product was observed in the area of the former UST. Impacted soil was encountered and reported to MADEP; further investigation, removal and remedial activities were performed between July 2008 and February 2011 which included the excavation of impacted soil and groundwater/floating product. In June 2010, groundwater samples did not contain EPH compounds in excess of the MCP Method 1 groundwater standards. February 2011 sampling did not contain any non-aqueous phase liquids (“NAPL”) or EPH compounds in concentrations above laboratory detection limits. A Class A-3 Response Action Outcome (“RAO”) Statement and Method 3 Risk Characterization dated April 5, 2011, stated that there was no evidence indicating that a continuing source of oil and/or hazardous materials exists at the Shetland Park Property. The Risk Characterization determined that with the implementation of an Activity Use Limitation (“AUL”) restricting the current and future use to industrial, commercial, and/or retail activities, and there was “No Significant Risk” of harm to human health “now and into the foreseeable future.” The AUL was recorded with the Essex Southern District Registry of Deeds on April 4, 2011. MADEP conducted an audit of the Class A-3 RAO Statement and Notice of AUL on October 6, 2016 and did not identify any violations of the AUL’s requirements. Further, MassDEP did not require any additional response actions related to the RAO. Accordingly, the Phase I characterized the controls per the AUL as a CREC.

Considering the RECs and CREC a Phase II Subsurface Investigation (“Phase II”) was performed and dated January 9, 2019. The Phase II identified contaminants consistent with the historical uses of the property and suggests a possible vapor intrusion condition. Soil samples identified VPH and EPH in this area but not in reportable concentrations. The Phase II stated that future development in this area should be conducted under a Soil Management Plan.

In a report dated February 8, 2019, the environmental consultant conducted additional soil investigation; the soil samples did not identify VOCs in reportable concentrations. TCE was detected in two groundwater samples above the MCP RCGW-2 reporting limit and in sub slab vapor samples above their respective soil gas screening values for commercial/industrial settings.

An Opinion of Probable Cost (“OPC”) was prepared by the environmental professional for the borrower which concluded that the Remedial Cost Estimate was between $1.41 million to $1.99 million. Rialto Mortgage Finance, LLC commissioned its own OPC which concluded a Remedial Cost Estimate to be between $1.49 million and $2.18 million. At origination, the Shetland Park Borrower escrowed $2.72 million (which is 125% off the maximum estimate of $2.18 million), which amount (less the 25%) will be released to the Shetland Park Borrower as remediation work is completed with the final 25% returned to the Shetland Park Borrower after a no further action letter is obtained. In addition, at closing, the Shetland Park Borrower obtained (i) an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) form of environmental impairment liability insurance with limits of $10 million for the term of the Shetland Park Loan which names the lender with its successors, assigns and/or affiliates as their interests may appear as an additional named insured and (ii) a lender form of Environmental Impairment Policy with limits of $10 million for a term of 8 years. Premiums have been paid in full under both policies. Additionally, Prime Storage Fund II, LP is an additional guarantor on the environmental indemnity.

Market Overview and Competition. The Shetland Park Property is located in Salem, within Essex County, Massachusetts in the Boston metropolitan area statistical area (“MSA”) in the northeastern region of the United States. Salem is located in the North Shore region approximately 25 miles northeast of downtown Boston. The region’s economy is primarily driven by finance, education, healthcare, high technology, pharmaceuticals and bio-life sciences. There are several major corporate headquarters in the Boston MSA including: Liberty Mutual Group, Massachusetts Mutual Life Insurance, Raytheon Co., Staples Inc., TJX Cos. (TJ Maxx, Home Goods and Marshalls), EMC Corporation, State Street Corporation, Thermo Fisher Scientific Inc., and BJ’s Wholesale Club Inc. The companies

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

represent a collection of national and international corporations including such major employment sectors as industrial/research, biosciences, retail, information technology, health care, financial services, and telecommunications.

Primary access to the Shetland Park Property’s neighborhood is provided by Interstate 95 and Yankee Division Highway. Salem is approximately three miles east of Interstate 95 and six miles east of U.S. Route 1, which provide access to main employment and retail amenities of the Boston metropolitan area. The neighborhood surrounding the Shetland Park Property consists of office, retail and industrial uses. Immediately surrounding the area are primarily retail and residential uses. Retail centers are located along Highland Avenue, and include national retailers such as Target, T.J. Maxx, PetSmart, The Home Depot, and Walmart. Northshore Mall is located approximately 4.2 miles northwest of the Shetland Park Property and offers more than 140 specialty stores which include Nordstrom, Macy’s, DSW, Brooks Brothers and Ann Taylor. According to a third party market research report, the estimated 2019 population in a one-, three-, and five-mile radius of the Shetland Park Property is 22,654, 111,132, and 237,022. The average household income within the same radii is $85,508, $103,392, and $102,442, respectively.

Submarket Information – According to a third-party market research report, the Shetland Park Property is situated within the Peabody/Salem office and industrial submarket. As of fourth quarter 2018, the Peabody/Salem office market reported a total inventory of 3.85 million square feet with a 9.1% vacancy rate and average quoted rental rate of $19.48 per square foot. As of fourth quarter 2018, the Peabody/Salem office submarket reported positive net absorption of 2,800 square feet. As of fourth quarter 2018, the Peabody/Salem industrial submarket reported a total inventory of 9.2 million square feet with a 5.2% vacancy rate and an average quoted rental rate of $10.13 per square foot. As of fourth quarter 2018, the Peabody/Salem industrial submarket reported positive net absorption of 138,234 square feet.

According to a third party market research report, the Shetland Park Property is situated within the North Shore/Merrimack River Valley submarket. As of 2018, the North Shore/Merrimack River Valley submarket recorded a vacancy of 10.2%, and rental rates were recorded at $142.80 for 10x10 non-climate controlled units and $152.73 for 10x10 climate controlled units.

Appraiser’s Comp Set – The appraiser identified 15 competitive properties for the Shetland Park Property. There were six office competitive properties totaling 167,518 square feet, which reported an average occupancy rate of 97.0%. There were five industrial competitive properties totaling 246,154 square feet, which reported an average occupancy of 94.4%. There were five self storage competitive properties totaling 394,788 square feet, which reported an average occupancy of 92.1%. There were four micro office competitive properties totaling 1,376,047 square feet, which reported an average occupancy of 92.1%. The appraiser concluded to net market rents for the Shetland Park Property of $17.25 per square foot, for office tenants, $11.50 per square foot for industrial tenants, $5.50 per square foot for storage tenants, and $30.00 per square foot for the micro office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Shetland Park Property:

Market Rent Summary(1)

	Office	Industrial	Storage	Micro Office
Market Rent (PSF)	$17.25	$11.50	$5.50	$30.00
Lease Term (Years)	5	3	1	1

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Shetland Park Property identified by the appraiser:

Comparable Sales – Self Storage(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Putnam Storage	Danbury, CT	73,125	Mar-18	$7,920,000	$108
A Space Place Self Storage	Farmingdale, NY	39,050	Mar-18	$4,190,000	$107
Right Space Storage	Upton, MA	43,050	Jul-17	$4,600,000	$107
Townline Self Storage	Saugus, MA	59,560	Apr-17	$6,180,000	$104
Cumberland Self Storage	Cumberland, RI	43,700	Mar-16	$4,100,000	$94

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

Comparable Sales - Commercial (1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
North Andover Industrial	North Andover, MA	168,735	Oct-18	$14,500,000	$86
Billerica Industrial	Billerica, MA	186,200	Mar-18	$19,839,228	$107
Taunton Industrial	Taunton, MA	292,176	Mar-18	$22,000,000	$75
Attleboro Industrial	Attleboro, MA	203,752	Feb-18	$15,500,000	$76
Hudson Industrial	Hudson, NH	215,206	Jan-18	$9,500,000	$44
Billerica Industrial	Billerica, MA	434,643	Oct-17	$40,400,000	$93

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the Shetland Park Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Office
Beverly Office 9 May St. Beverly, MA	1920/1995	1,920	2.0 miles	100.0%	2.0 Yrs	665 SF	$15.33	NAV	Gross
Salem Office 70 Washington St. Salem, MA	1914/NAP	46,925	0.7 miles	100.0%	2.0 Yrs	616 SF	$18.00	$16.00	Gross
Beverly Office 266 Cabot St. Beverly, MA	1985/NAP	9,450	2.4 miles	100.0%	3.0 Yrs	806 SF	$15.63	$15.00	Mod Gross
Salem Office 265 Essex St. Salem, MA	1916/1990	14,200	0.7 miles	100.0%	3.0 Yrs	749 SF	$16.00	$10.00	Gross
Beverly Office 30 Tozer Rd Beverly, MA	1982/2015	46,834	4.0 miles	NAV	10.0 Yrs	7,465 SF	$17.00	$43.00	NNN
Peabody Office 200 Corporate Place Peabody, MA	1985/NAP	48,189	5.7 miles	85.0%	5.0 Yrs	7,167 SF	$16.15	$15.00	Mod Gross
Micro Office
Marblehead Micro Office 16 Anderson St. Marblehead, MA	1940/2002	5,556	1.7 miles	100.0%	1.0 Yr	189 SF	$29.20	NAV	Gross
Beverly Micro Office 100 Cummings Beverly, MA	1906/1999	1,356,891	4.3 miles	92.0%	4.5 Yrs	293 SF	$20.50	NAV	Gross
Salem Micro Office 6 Lynde St Salem, MA	1938/1985	6,000	0.7 miles	100.0%	1.0 Yr	200 SF	$36.00	NAV	Gross
Salem Micro Office 26 Lynde St Salem, MA	1850/NAP	7,600	0.8 miles	100.0%	1.0 Yr	150 – 300 SF	$25.00-$26.00	NAV	Gross
Industrial
Salem Industrial 41 Mason St Salem, MA	1960/NAP	15,000	1.1 miles	100.0%	3.0 – 5.0 Yrs	1,154 SF	$11.50	NAV	Mod Gross
Peabody Industrial 77 Walnut St Peabody, MA	1968/1983	38,320	1.9 miles	82.0%	3.0 Yrs	4,000 SF	$10.73	NAV	Mod Gross
Peabody Industrial 300 Jubilee Dr Peabody, MA	1995/NAP	163,826	4.4 miles	90.0%	5.0 Yrs	35,307 SF	$8.25	NAV	NNN
Salem Industrial 41 Mason St. Salem, MA	1960/NAP	15,000	1.1 miles	100.0%	5.0 Yrs	1,780 SF	$11.50	NAV	Mod Gross
Beverly Industrial 59 Park St. Beverly, MA	1900/NAP	14,008	2.3 miles	100.0%	2.0 Yrs	3,000 SF	$7.20	NAV	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

Escrows.

Real Estate Taxes – The Shetland Park Whole Loan documents require an upfront real estate tax reserve of $255,812 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $81,210).

Insurance – The Shetland Park Whole Loan documents require an upfront insurance reserve of $80,533 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $38,349).

Replacement Reserves – The Shetland Park Whole Loan documents require an upfront replacement reserve of $2,200,000 and ongoing monthly replacement reserves of $14,891.

Deferred Maintenance – The Shetland Park Whole Loan documents require an upfront reserve of $108,875 for immediate repairs.

TI/LC Reserve – The Shetland Park Whole Loan documents require an upfront tenant improvement and leasing commissions reserve of $800,000 and ongoing monthly tenant improvement and leasing commissions reserves of $59,095.

Environmental Remediation Reserve – The Shetland Park Whole Loan documents require an upfront reserve of $2,723,583 which amount is 125% of the highest opinion of probable cost estimate for completion of the environmental work as described within the Shetland Park Loan documents. See “Environmental Matters” above.

Unfunded Tenant Obligation Reserve – The Shetland Park Whole Loan documents require an upfront reserve of $526,065 for existing tenant obligations related to Tinti, Quinn ($137,005), South Bay Medical ($147,029), and GSA SSA ($242,031).

Lockbox and Cash Management. The Shetland Park Whole Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event, (i) the Shetland Park Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account, and (ii) the Shetland Park Borrower or the property manager is required to deposit all revenues received into the lockbox account within one business day of receipt. Pursuant to the Shetland Park Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Shetland Park Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the Shetland Park Whole Loan.

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	the Shetland Park Borrower’s second late debt service payment within a 12-month period;
(iii)	a bankruptcy action of the Shetland Park Borrower, guarantor or property manager;
(iv)	a Cash Management DSCR Trigger Event (as defined below);
(v)	a Critical Tenant Trigger Event (as defined below); or
(vi)	a mezzanine borrower enters into a subordinated mezzanine loan.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, when the debt service payments have been paid on time for 12 consecutive months;
●	with regard to clause (iii) above, if such Cash Management Trigger Event is as a result of an involuntary bankruptcy, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Shetland Park Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, when the Shetland Park Borrower has replaced the property manager with a qualified manager acceptable to the lender;
●	with regard to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.30x for two consecutive quarters; and
●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.25x for the Shetland Park Whole Loan.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	a bankruptcy action of the Shetland Park Borrower, guarantor or property manager;
(iii)	a Cash Sweep DSCR Trigger Event (as defined below); or
(iv)	a Critical Tenant Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Industrial/Office/Self Storage	Loan #5	Cut-off Date Balance:	$44,901,066
16 Lynch Street; 18 Perkins Street; 47 and	Shetland Park	Cut-off Date LTV:	72.9%
78 Congress Street		U/W NCF DSCR:	1.52x
Salem, MA 01970		U/W NOI Debt Yield:	11.5%

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default has been accepted or waived by the lender;
●	with regard to clause (ii) above, if such Cash Management Trigger Event is as a result of an involuntary bankruptcy, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Shetland Park Borrower or guarantor and within 120 days for the property manager, with respect to the property manager, when the Shetland Park Borrower has replaced the property manager with a qualified manager acceptable to the lender;
●	with regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.25x for two consecutive quarters; and
●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.20x for the Shetland Park Whole Loan.

A “Critical Tenant Trigger Event” will occur if Excelitas Technologies Corp. (a “Critical Tenant” and the related lease, a “Critical Tenant Lease”) gives notice of its intention to terminate its lease in accordance with the terms and provisions of the 9th amendment, section 3 of the Critical Tenant Lease.

A “Critical Tenant Trigger Event Cure” will occur upon (i) the date that a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred; (ii) Critical Tenant rescinds the termination notice and affirms the Critical Tenant Lease in writing for the remaining term of the Critical Tenant Lease; or (iii) the Shetland Park Borrower deposits $1,500,000 with the, which amount will be held as additional collateral for the Shetland Park Mortgage Loan or used for related leasing expenses.

A “Critical Tenant Space Re-tenant Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms that are reasonably acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Property Management. The Shetland Park Property is managed by Prime Group Holdings, LLC, an affiliate of the Shetland Park Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the Shetland Park Whole Loan documents permit an affiliate of the Shetland Park Borrower to incur future mezzanine debt subject to certain conditions, including (i) the execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) based on the Shetland Park Whole Loan and the mezzanine loan, (a) the combined loan-to-value ratio is not greater than 72.7% and (b) the debt service coverage ratio is not less than 1.53x; and (iii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series WFCM 2019-C51 Certificates.

Ground Lease. None.

Terrorism Insurance. The Shetland Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Shetland Park Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shetland Park Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – ExchangeRight Net Leased Portfolio #27

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Portfolio
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype(4):	Various
	Original Principal Balance(1):	$41,000,000		Location(4):	Various
	Cut-off Date Balance(1):	$41,000,000		Size:	349,490 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF(1):	$146.07
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$146.07
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(4):	Various/Various
	Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	4.34275%		Property Manager:	Self-managed
	Note Date:	May 7, 2019		Current Occupancy (As of):	100.0% (7/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy(5):	NAV
	Maturity Date:	May 6, 2029		YE 2017 Occupancy(5):	NAV
	IO Period:	120 months		YE 2016 Occupancy(5):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(5):	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$83,360,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$238.52
	Call Protection(2):	L(26),D(90),O(4)		Appraisal Valuation Date:	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Pari Passu		YE 2018 NOI(5):	NAV
	Additional Debt Type (Balance)(1):	$10,050,000		YE 2017 NOI(5):	NAV
				YE 2016 NOI(5):	NAV
				YE 2015 NOI(5):	NAV
				U/W Revenues:	$6,182,248
				U/W Expenses:	$1,186,196
				U/W NOI:	$4,996,052
Escrows and Reserves(3)				U/W NCF:	$4,901,151
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.22x / 2.17x
Taxes	$54,404	$7,772	NAP	U/W Debt Yield based on NOI/NCF(1):	9.8% / 9.6%
Insurance	$8,776	$2,925	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.8% / 9.6%
Replacement Reserve	$356,261	$1,508	NAP	Cut-off Date LTV Ratio(1):	61.2%
TI/LC Reserve	$500,000	Springing	NAP	LTV Ratio at Maturity(1):	61.2%
Immediate Repairs	$77,250	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$51,050,000	60.8%	Purchase price	$82,601,996	98.4%
Sponsor’s new equity contribution	32,872,014	39.2	Upfront reserves	996,691	1.2
			Closing costs(6)	323,327	0.4
Total Sources	$83,922,014	100.0%	Total Uses	$83,922,014	100.0%

(1)	The ExchangeRight Net Leased Portfolio #27 Mortgage Loan (as defined below) is part of the ExchangeRight Net Leased Portfolio #27 Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $51,050,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the ExchangeRight Net Leased Portfolio #27 Whole Loan.
(2)	Defeasance of the ExchangeRight Net Leased Portfolio #27 Whole Loan is permitted at any time after the earlier of (i) two years after the closing date that includes the last note to be securitized or (ii) May 7, 2022. The assumed lockout period of 26 months is based on the WFCM 2019-C51 securitization trust closing date in July 2019.
(3)	See “Escrows” section.
(4)	See “The Properties” section.
(5)	The ExchangeRight Net Leased Portfolio #27 Properties (as defined below) were acquired by ExchangeRight between March 2018 and April 2019. According to the sponsor, the sellers of the ExchangeRight Net Leased Portfolio #27 Properties did not provide historical operating statements to ExchangeRight.
(6)	Closing costs include a $785,385 closing cost credit relating to the interest rate buy-up by the ExchangeRight Net Leased Portfolio #27 Borrower.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #27 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #27 Whole Loan”) in the original principal balance of $51,050,000. The ExchangeRight Net Leased Portfolio #27 Whole Loan is secured by a first priority fee mortgage encumbering 17 single-tenant retail properties and one medical office property in Minnesota, Georgia, Wisconsin, Texas, Louisiana, Oklahoma, Pennsylvania, Tennessee and Ohio (the “ExchangeRight Net Leased Portfolio #27 Properties”). Note A-1 had an original principal balance of $41,000,000, has a Cut-off Date Balance of $41,000,000 and is being contributed to the WFCM 2019-C51 securitization trust. Note A-2 had an original principal balance of $10,050,000, has a Cut-off Date Balance of $10,050,000 and is expected to be contributed to a future securitization trust. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

“Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$41,000,000	$41,000,000	WFCM 2019-C51	Yes
A-2	$10,050,000	$10,050,000	Barclays Capital Real Estate Inc.	No
Total	$51,050,000	$51,050,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 27 DST (the “ExchangeRight Net Leased Portfolio #27 Borrower”), a Delaware statutory trust with one trustee which is an independent director. The ExchangeRight Net Leased Portfolio #27 Borrower has master leased the ExchangeRight Net Leased Portfolio #27 Properties to a master lessee affiliated with the guarantors. The master lessee is structured as a special purpose entity with one independent director. The master lessee’s interest in all tenant rents are assigned to the ExchangeRight Net Leased Portfolio #27 Borrower, which in turn assigned its interest to the lender.  The lender has the ability to cause the ExchangeRight Net Leased Portfolio #27 Borrower to terminate the master lease. The borrower sponsor has a 100% ownership interest in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #27 Whole Loan. Legal counsel to the ExchangeRight Net Leased Portfolio #27 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #27 Whole Loan. The nonrecourse carve-out guarantors of the ExchangeRight Net Leased Portfolio #27 are Loan are David Fisher, Joshua Ungerecht and Warren Thomas.

The borrower sponsor is ExchangeRight Real Estate, LLC (“ExchangeRight”). ExchangeRight has more than $1.8 billion of assets and more than 13 million square feet under management. ExchangeRight has more than 500 investment-grade retail and class B/B+ multifamily properties located across 38 states. Warren Thomas, one of the three nonrecourse carve-out guarantors was involved in a foreclosure that settled in 2013 unrelated to the ExchangeRight Net Leased Portfolio #27 Properties. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The ExchangeRight Net Leased Portfolio #27 Properties are comprised of 17 single-tenant retail properties and one medical office property (BioLife Plasma Services – Savannah, GA) totaling 349,490 square feet located in nine states. The largest geographical concentrations by Cut-off Date Balance include Minnesota (one property, 26.0% of the allocated Cut-off Date Balance), Wisconsin (three properties, 17.4% of the allocated Cut-off Date Balance) and Georgia (two properties, 15.7% of the allocated Cut-off Date Balance). Built between 1988 and 2019, the ExchangeRight Net Leased Portfolio #27 Properties range in size from 6,912 square feet to 100,206 square feet. As of July 1, 2019, the ExchangeRight Net Leased Portfolio #27 Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio #27 Properties feature nine unique tenants and include nationally recognized credit-tenants, such as BioLife Plasma Services L.P. (rated Baa2 by Moody’s), Pick n Save (rated Baa1/BBB by Moody’s/S&P), Walgreens (rated Baa2/BBB/BBB by Moody’s/S&P/Fitch), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), O’Reilly (rated Baa1/BBB by Moody’s/S&P), Dollar General (rated Baa2/BBB by Moody’s/S&P), and Dollar Tree (rated Baa3/BBB- by Moody’s/S&P). Investment grade tenants occupy 16 of the 18 properties representing 70.0% of underwritten base rent. The ExchangeRight Net Leased Portfolio #27 Properties have a weighted average remaining initial lease term of approximately 14.3 years. Each tenant has at least three five-year renewal options remaining and if the fully extended lease maturity dates are used, the weighted average remaining lease term is approximately 40.8 years based on square footage and 42.9 years based on underwritten rent. Leases representing approximately 86.6% of the net rentable area and 85.6% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio #27 Whole Loan maturity date. The largest property, Hy-Vee – Cottage Grove, MN (the “Hy-Vee Property”), comprises 100,206 square feet and represents 28.7% of the portfolio net rentable area and 25.8% of the portfolio underwritten base rent. The Hy-Vee Property is utilized as a grocery store and is part of a larger retail center with other tenants that include TJ Maxx/Home Goods and Sports Clips Haircut. The Hy-Vee Property features separate entrances for major departments including Wine/Spirits, Pharmacy and Market Grille with made-to-order food. The Hy-Vee Property also features a gas station/convenience store outparcel as well as a Starbucks located on the premises. The Hy-Vee Property was constructed in 2017, and the tenant recently executed a 20-year lease through January 2039 with six five-year renewal options remaining. In 2018 Hy-Vee sales at the Hy-Vee Property totaled $46.54mm ($464 PSF) resulting in an occupancy cost of 3.8%.  Excluding the Hy-Vee Property, no other individual property accounts for more than 17.8% of portfolio net rentable area and 11.8% of the underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #27 Properties:

Tenant Name	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	UW NOI	% of UW NOI	Year Built/ Renovated	Tenant NRSF	% of Portfolio NRSF	Lease Expiration	Appraised Value(1)
Hy-Vee(2) Cottage Grove, MN	$13,280,000	26.0%	$1,253,187	25.1%	2017/NAP	100,206	28.7%	1/31/2039	$22,600,000
BioLife Plasma Services L.P.(3) Savannah, GA	$6,390,000	12.5%	$606,462	12.1%	2019/NAP	15,730	4.5%	3/31/2034	$9,900,000
Pick n Save(4) Muskego, WI	$4,850,000	9.5%	$476,070	9.5%	1988/2017	62,300	17.8%	12/31/2029	$7,750,000
Walgreens(5) Lubbock, TX	$3,430,000	6.7%	$316,615	6.3%	2006/NAP	14,820	4.2%	8/31/2031(20)	$5,200,000
Walgreens(6) Houma, LA	$3,292,000	6.4%	$312,455	6.3%	2006/NAP	14,490	4.1%	2/29/2032(20)	$4,880,000
Walgreens(7) Greendale, WI	$3,100,000	6.1%	$283,237	5.7%	1998/NAP	13,905	4.0%	6/30/2031(20)	$4,620,000
Walgreens(8) Edmond, OK	$2,978,858	5.8%	$273,372	5.5%	2007/NAP	14,762	4.2%	7/31/2032(20)	$4,410,000
Tractor Supply(9) Duncansville, PA	$2,202,000	4.3%	$208,791	4.2%	2004/NAP	19,104	5.5%	1/31/2029	$3,600,000
Walgreens(10) Dayton, OH	$1,651,142	3.2%	$242,658	4.9%	1998/NAP	13,905	4.0%	3/31/2029(20)	$3,900,000
Walgreens(11) Augusta, GA	$1,620,000	3.2%	$250,955	5.0%	2004/NAP	13,650	3.9%	4/1/2029(20)	$4,150,000
Advance Auto Parts(12) Houston, TX	$1,269,000	2.5%	$115,354	2.3%	2018/NAP	6,912	2.0%	2/28/2033	$1,920,000
O’Reilly(13) South Houston, TX	$1,192,000	2.3%	$108,692	2.2%	2013/NAP	7,000	2.0%	4/30/2033	$1,775,000
O’Reilly(14) Knoxville, TN	$1,090,000	2.1%	$101,454	2.0%	2014/NAP	7,125	2.0%	11/30/2034	$1,620,000
Dollar General(15) South Point, OH	$1,015,000	2.0%	$95,748	1.9%	2019/NAP	9,002	2.6%	3/31/2034	$1,450,000
Dollar General(16) Slidell, LA	$990,000	1.9%	$92,577	1.9%	2018/NAP	9,002	2.6%	6/30/2033	$1,475,000
Dollar General(17) Houma, LA	$940,000	1.8%	$88,071	1.8%	2018/NAP	9,026	2.6%	6/15/2033	$1,400,000
Dollar Tree(18) Kaukauna, WI	$908,000	1.8%	$90,530	1.8%	2018/NAP	9,525	2.7%	5/31/2029	$1,450,000
Dollar General(19) Mansfield, OH	$852,000	1.7%	$79,824	1.6%	2019/NAP	9,026	2.6%	1/31/2034	$1,260,000
Total/Weighted Average	$51,050,000	100.0%	$4,996,052	100.0%		349,490	100.0%		$83,360,000

(1)	Each appraisal provides a “go-dark” value for the related property. The ExchangeRight Net Leased Portfolio #27 Properties have an aggregate “go-dark” value of $60,170,000.
(2)	Hy-Vee has six, five-year renewal options.
(3)	BioLife Plasma Services L.P. has three, five-year renewal options. BioLife Plasma Services L.P. has the ongoing right to terminate its lease upon 30 days’ written notice and the payment of the net present value of the total obligations for base rent and additional rent for the remainder of its current lease term.
(4)	Pick n Save has three, five-year renewal options.
(5)	Walgreens has ten, five-year renewal options. Walgreens has the right to terminate its lease effective August 31, 2031 upon 12 months’ prior notice.
(6)	Walgreens has ten, five-year renewal options. Walgreens has the right to terminate its lease effective February 29, 2032 upon 12 months’ prior notice.
(7)	Walgreens has seven, five-year renewal options. Walgreens has the right to terminate its lease effective June 30, 2031 and every five years thereafter through June 30, 2066 (the final lease maturity date) with six months’ prior notice.
(8)	Walgreens has ten, five-year renewal options. Walgreens has the right to terminate its lease effective July 31, 2032 upon 12 months’ prior notice.
(9)	Tractor Supply has three, five-year renewal options.
(10)	Walgreens has six, five-year renewal options. Walgreens has the right to terminate its lease effective March 31, 2029 and every five years thereafter through March 31, 2059 (the final lease maturity date) with 12 months’ prior notice.
(11)	Walgreens has ten, five-year renewal options. Walgreens has the right to terminate its lease effective April 1, 2029 and every five years thereafter through April 1, 2079 (the final lease maturity date) with six months’ prior notice.
(12)	Advance Auto Parts has three, five-year renewal options.
(13)	O’Reilly has three, five-year renewal options.
(14)	O’Reilly has three, five-year renewal options.
(15)	Dollar General has four, five-year renewal options.
(16)	Dollar General has three, five-year renewal options.
(17)	Dollar General has three, five-year renewal options.
(18)	Dollar Tree has four, five-year renewal options.
(19)	Dollar General has four, five-year renewal options.
(20)	For underwriting purposes, the lender has assumed the earliest termination option dates to be the lease expiration dates for all Walgreens tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

Major Tenants. The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #27 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	No. of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent

Major Tenants
Hy-Vee	NR/NR/NR	1	100,206	28.7%	$13.52	$1,354,500	25.8%
Walgreens	BBB/Baa2/BBB	6	85,532	24.5%	$20.44	$1,748,166	33.3%
Pick n Save	NR/Baa1/BBB	1	62,300	17.8%	$8.23	$512,843	9.8%
Dollar General	NR/Baa2/BBB	4	36,056	10.3%	$10.16	$366,394	7.0%
Tractor Supply	NR/NR/NR	1	19,104	5.5%	$11.78	$225,000	4.3%
BioLife Plasma Services L.P.	NR/Baa2/NR	1	15,730	4.5%	$39.39	$619,582	11.8%
O’Reilly	NR/Baa1/BBB	2	14,125	4.0%	$15.23	$215,067	4.1%
Dollar Tree	NR/Baa3/BBB-	1	9,525	2.7%	$10.25	$97,631	1.9%
Advance Auto Parts	NR/Baa2/BBB-	1	6,912	2.0%	$17.09	$118,109	2.2%
Total Major Tenants		18	349,490	100.0%	$15.04	$5,257,292	100.0%

Vacant Space			0	0.0%

Collateral Total			349,490	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include straight-lined rent through loan maturity for Pick n Save – Muskego, WI, O’Reilly – South Houston, TX, O’Reilly – Knoxville, TN and BioLife Plasma Services – Savannah, GA totaling $45,236.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #27 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	5	118,484	33.9%	118,484	33.9%	$1,369,474	26.0%	$11.56
Thereafter	13	231,006	66.1%	349,490	100.0%	$3,887,818	74.0%	$16.83
Vacant	0	0	0.0%	349,490	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	349,490	100.0%			$5,257,292	100.0%	$15.04

(1)	Information obtained from the underwritten rent roll.
(2)	For underwriting purposes, the lender has assumed the earliest termination option dates to be the lease expiration dates for all Walgreens tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #27 Properties:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	7/1/2019(2)
NAV	NAV	NAV	NAV	100.0%

(1)	The ExchangeRight Net Leased Portfolio #27 Properties were acquired by ExchangeRight between March 2018 and April 2019. According to ExchangeRight, the sellers of the ExchangeRight Net Leased Portfolio #27 Properties did not provide historical operating statements to ExchangeRight.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio #27 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$5,212,056	82.5%	$14.91
Rent Steps(3)	45,236	0.7	0.13
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$5,257,292	83.2%	$15.04
Other Income	0	0.0	0.00
Total Recoveries	1,061,154	16.8	3.04
Net Rental Income	$6,318,446	100.0%	$18.08
(Vacancy & Credit Loss)	(136,199)(4)	(2.6)	(0.39)
Effective Gross Income	$6,182,248	97.8%	$17.69

Real Estate Taxes	1,030,212	16.7	2.95
Insurance	32,339	0.5	0.09
Management Fee	123,645	2.0	0.35
Other Operating Expenses(5)	0	0.0	0.00
Total Operating Expenses	$1,186,196	19.2%	$3.39

Net Operating Income	$4,996,052	80.8%	$14.30
Replacement Reserves(6)	18,101	0.3	0.05
TI/LC(7)	76,800	1.2	0.22
Net Cash Flow	$4,901,151	79.3%	$14.02

NOI DSCR	2.22x
NCF DSCR	2.17x
NOI Debt Yield	9.8%
NCF Debt Yield	9.6%
(1)	The ExchangeRight Net Leased Portfolio #27 Properties were acquired by the borrower sponsor between March 2018 and April 2019. According to the borrower sponsor, the sellers of the ExchangeRight Net Leased Portfolio #27 Properties did not provide historical operating statements to the borrower sponsor.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents straight-lined rent through loan maturity for Pick n Save – Muskego, WI, O’Reilly – South Houston, TX and O’Reilly – Knoxville, TN and BioLife Plasma Services – Savannah, GA totaling $45,236.
(4)	The underwritten economic vacancy is 5.0% at the property level except for 12 properties that are underwritten to a 0.0% economic vacancy. The 12 properties are 100.0% occupied by investment grade tenants with at least 11 years remaining on the initial lease term and a fully extended expiration date of 2033 or later. The overall underwritten blended economic vacancy is 2.2%. The ExchangeRight Net Leased Portfolio #27 Properties are 100.0% physically occupied as of July 1, 2019.
(5)	All tenants pay common area maintenance expenses directly.
(6)	Tenants at 11 of the ExchangeRight Net Leased Portfolio #27 Properties are responsible for their own capital expenditures.
(7)	TI/LC is inclusive of a straight-line credit for the upfront TI/LC Reserve equal to $50,000, which is 10.0% of the upfront TI/LC reserve of $500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

Appraisal. The ExchangeRight Net Leased Portfolio #27 Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $83,360,000. The valuation dates range from November 20, 2018 to April 27, 2019. Additionally, each appraisal provided a corresponding “go-dark” value that equates to $60,170,000 for the ExchangeRight Net Leased Portfolio #27 Properties.

Environmental Matters. According to a Phase I environmental site assessments dated from November 12, 2018 to April 25, 2019, there was no evidence of any recognized environmental conditions at the ExchangeRight Net Leased Portfolio #27 Properties. However, there is a controlled recognized environmental condition at the Walgreens – Houma, LA property. See “Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require an upfront real estate tax reserve of $54,404 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $7,772).

Insurance – The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require an upfront insurance reserve of $8,776 and ongoing insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $2,925).

Replacement Reserves – The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require an upfront replacement reserve of $356,261 and ongoing monthly replacement reserves of $1,508. Tenants at 11 of the ExchangeRight Net Leased Portfolio #27 Properties are responsible for their own capital expenditures.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require an upfront TI/LC reserve of $500,000. Payment of the ongoing TI/LC monthly reserve of $20,387 will be waived as long as no event of default has occurred and is continuing.

Immediate Repairs - The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require an upfront reserve of $77,250 for immediate repairs.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #27 Borrower was required at origination to deliver letters to the tenants at the ExchangeRight Net Leased Portfolio #27 Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the ExchangeRight Net Leased Portfolio #27 Borrower or related property manager are required to be deposited into the lockbox account within two business days upon receipt. During the occurrence and continuance of a Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Net Leased Portfolio #27 Whole Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Net Leased Portfolio #27 Whole Loan.

A “Cash Sweep Event” will commence upon the earliest of (i) an event of default, (ii) the debt service coverage ratio falling below 1.45x based on a 30-year amortization schedule (approximately 1.96x based on the interest only debt service payment) and (iii) the date that is 36 months prior to the maturity date (a “Qualified Transfer Trigger Event”). A Cash Sweep Period will end with regard to clause (i) above, upon the cure of such event of default; with regard to clause (ii) above, if the debt service coverage ratio is greater than or equal to 1.45x for two consecutive quarters based on a 30-year amortization schedule (approximately 1.96x based on the interest only debt service payment); or with respect to clause (iii) above, upon a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” means the occurrence of a qualified transfer under the ExchangeRight Net Leased Portfolio #27 Whole Loan documents, provided that the approved transferee: (i) must maintain either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 as reasonably determined by the lender or (b) an investment grade rating, (ii) must execute and deliver a full recourse guaranty guaranteeing the payment of the entire amount of the debt, (iii) must at all times own no less than 100% of the legal and beneficial ownership interests in the ExchangeRight Net Leased Portfolio #27 Borrower, (iv) must not be a Delaware statutory trust and (v) will cause the ExchangeRight Net Leased Portfolio #27 Borrower to convert to a limited liability company.

Property Management. The ExchangeRight Net Leased Portfolio #27 Properties are managed by an affiliate of the ExchangeRight Net Leased Portfolio #27 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Type - Various	Loan #6	Cut-off Date Balance:	$41,000,000
Property Addresses - Various	ExchangeRight Net Leased Portfolio #27	Cut-off Date LTV:	61.2%
		U/W NCF DSCR:	2.17x
		U/W NOI Debt Yield:	9.8%

Right of First Refusal. Nine tenants have rights of first refusal. See ”Description of the Mortgage Pool – Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #27 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #27 Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #27 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Royal Caribbean – Miramar

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$29,250,000		Location:	Miramar, FL
	Cut-off Date Balance:	$29,250,000		Size:	128,540 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF:	$227.56
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$227.56
	Borrower Sponsor:	SD US Holdings LLC		Year Built/Renovated:	2001/2018
	Guarantor:	SD US Holdings LLC		Title Vesting:	Fee
	Mortgage Rate:	4.1750%		Property Manager:	Self-managed
	Note Date:	May 6, 2019		Current Occupancy (As of):	100.0% (7/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	100.0%
	Maturity Date:	May 6, 2029		YE 2017 Occupancy:	100.0%
	IO Period:	120 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	100.0%
	Amortization Term (Original):	NAP		Appraised Value:	$45,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$350.09
	Call Protection:	L(26),D(90),O(4)		Appraisal Valuation Date:	April 8, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI(2):	NAV
				YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				U/W Revenues:	$3,933,534
				U/W Expenses:	$807,242
Escrows and Reserves(1)				U/W NOI:	$3,126,291
	Initial	Monthly	Cap	U/W NCF:	$3,100,583
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.52x / 2.50x
Insurance	$15,582	$9,739	NAP	U/W Debt Yield based on NOI/NCF:	10.7% / 10.6%
Replacement Reserve	$0	$2,142	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.7% / 10.6%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.0%
Sales Tax Reserve	$18,334	$18,334	NAP	LTV Ratio at Maturity:	65.0%

Sources and Uses
Sources			Uses
Original loan amount	$29,250,000	63.9%	Purchase price	$45,000,000	98.4%
Cash equity contribution	16,495,064	36.1	Closing costs	711,148	1.6
			Upfront reserves	33,916	0.1
Total Sources	$45,745,064	100.0%	Total Uses	$45,745,064	100.0%

(1)	See “Escrows” section.

(2)	Historical operating statements are not available as the Royal Caribbean - Miramar Property (as defined below) was recently acquired and such information was not made available by the prior owner.

The Mortgage Loan. The mortgage loan (the “Royal Caribbean - Miramar Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a class A office property in Miramar, Florida (the “Royal Caribbean - Miramar Property”).

The Borrower and Borrower Sponsor. The borrower is 14700 Caribbean Way LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Caribbean - Miramar Mortgage Loan. The borrower sponsor and non-recourse carve-out guarantor of the Royal Caribbean - Miramar Mortgage Loan is SD US Holdings LLC, a Delaware limited liability company. As of April 8, 2019, SD US Holdings LLC reported assets and equity of over $33.3 million, excluding the Royal Caribbean - Miramar Property.

The Property. The Royal Caribbean - Miramar Property is comprised of a three-story class A office building totaling 128,540 square feet located in Miramar, Florida. Constructed in 2001 and renovated in 2018, the Royal Caribbean - Miramar Property is 100.0% leased to Royal Caribbean Cruises Ltd (“Royal Caribbean”) as of July 1, 2019. The Royal Caribbean - Miramar Property is situated on a 10.4-acre site with 847 parking spaces resulting in a parking ratio of 6.6 spaces per 1,000 square feet of rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

The Royal Caribbean - Miramar Property serves as Royal Caribbean’s information technology headquarters and includes the company’s only data center and its weather monitoring command center. The tenant uses the leased premises to test and implement all technology devices prior to installation into the cruise ships. The Royal Caribbean - Miramar Property is the only location that houses Royal Caribbean’s information technology employees in the area, according to the borrower sponsor.

Renovations totaling approximately $12.4 million were completed in 2018 to reconfigure the office space on the second and third floor, including modern layouts with glass partitions, energy-efficient lightning, and ceramic and carpet floors. According to the borrower sponsor, Royal Caribbean funded approximately $7.4 million for the 2018 renovations. In addition, Royal Caribbean plans to remodel the first floor in the near future at its own expense, according to the appraisal. Further, Royal Caribbean is permitted to install a parking awning in the parking lot to facilitate an additional 20 parking spaces at the Royal Caribbean - Miramar Property.

Major Tenant.

Largest Tenant: Royal Caribbean (Baa2/BBB- by Moody’s/S&P; 128,540 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent; 11/30/2028 lease expiration) – Founded in 1968, Royal Caribbean (NYSE: RCL) is the world’s second largest cruise company with ships that operate a selection of itineraries that call on more than 1,000 destinations in 126 countries, spanning all seven continents. Royal Caribbean controls and operates four global cruise brands: Royal Caribbean International, Celebrity Cruises, Azamara Club Cruises and Silversea Cruises (collectively, the “Global Brands”). Royal Caribbean also owns a 50% joint venture interest in TUI Cruises and a 49% interest in Pullmantur (collectively, the “Partner Brands”). The Global Brands and Partner Brands operate a combined total of 60 ships in the cruise vacation industry with an aggregate capacity of approximately 135,520 berths as of December 31, 2018. Royal Caribbean has been a tenant at the Royal Caribbean - Miramar Property since 2001 and renewed its lease in 2015 for an additional 13-year term, through November 30, 2028. Royal Caribbean currently pays a base rent of $23.73 per square foot, with 2.5% annual increases. Royal Caribbean has two, five-year renewal options remaining and no termination options (other than with respect to casualty, condemnation or interruption of utility services).

The following table presents certain information relating to the tenancy at the Royal Caribbean - Miramar Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Royal Caribbean	NR/Baa2/BBB-	128,540	100.0%	$24.33	$3,126,768	100.0%	11/30/2028	2, 5-year	N
Occupied Collateral Total		128,540	100.0%	$24.33	$3,126,768	100.0%

Vacant Space		0	0.0%

Collateral Total		128,540	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2020 totaling $150,662.

The following table presents certain information relating to the lease rollover schedule at the Royal Caribbean - Miramar Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	128,540	100.0%	128,540	100.0%	$3,126,768	100.0%	$24.33
2029	0	0	0.0%	128,540	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	128,540	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	128,540	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	128,540	100.0%			$3,126,768	100.0%	$24.33

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through June 2020 totaling $150,662.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

The following table presents historical occupancy percentages at the Royal Caribbean - Miramar Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	7/1/2019(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Royal Caribbean - Miramar Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$2,976,106	71.9%	$23.15
Contractual Rent Steps(3)	461,719	11.2	3.59
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$3,437,825	83.0%	$26.75
Other Income	0	0.0	0.00
Total Recoveries	702,737	17.0	5.47
Net Rental Income	$4,140,562	100.0%	$32.21
(Vacancy & Credit Loss)	(207,028)(4)	(6.0)	(1.61)
Effective Gross Income	$3,933,534	95.0%	$30.60

Real Estate Taxes	572,369	14.6	4.45
Insurance	116,867	3.0	0.91
Management Fee	118,006	3.0	0.92
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$807,242	20.5%	$6.28

Net Operating Income	$3,126,291	79.5%	$24.32
Replacement Reserves	25,708	0.7	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$3,100,583	78.8%	$24.12

NOI DSCR	2.52x
NCF DSCR	2.50x
NOI Debt Yield	10.7%
NCF Debt Yield	10.6%

(1)	Historical operating statements are not available as the Royal Caribbean - Miramar Property was recently acquired and such information was not made available by the prior owner.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through June 2020 totaling $150,662 and straight-line rent averaging for the investment grade tenant over its remaining lease term totaling $311,057.

(4)	The underwritten economic vacancy is 5.0%. The Royal Caribbean - Miramar Property was 100.0% physically occupied as of July 1, 2019.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Royal Caribbean - Miramar Property of $45,000,000 as of April 8, 2019.

Environmental Matters. According to the Phase I environmental site assessment dated May 1, 2019, there was no evidence of any recognized environmental conditions at the Royal Caribbean - Miramar Property.

Market Overview and Competition. The Royal Caribbean - Miramar Property is located in Miramar, Broward County, Florida, adjacent to Interstate 75 (provides access southbound to Miami) and approximately 16.0 miles northwest of the Miami central business district, approximately 20.1 miles southwest of the Fort Lauderdale central business district, approximately 22.6 miles northwest of PortMiami, and approximately 19.2 miles southwest of the Fort Lauderdale-Hollywood International Airport. The Royal Caribbean - Miramar Property is situated approximately 0.8 miles from the on-ramp of Interstate 75 and Pines Boulevard where average daily traffic counts are approximately 146,500.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

Shops at Pembroke Gardens is approximately 1.4 miles northeast of the Royal Caribbean - Miramar Property and features a Sephora, Barnes and Noble, Old Navy, DSW Designer Shoe Warehouse, Banana Republic, BRIO Tuscan Grille, Lime Fresh Mexican Grill and RA Sushi Bar. In addition, Pembroke Lakes Mall is approximately 3.5 miles northeast of the Royal Caribbean - Miramar Property and features a Sears, J.C. Penney, Dillards, Macy’s and a nine-screen AMC Theatres.

Port Everglades, located 21.7 miles northeast of the Royal Caribbean - Miramar Property, is the world’s third busiest cruise port generating an estimated 230,747 jobs and has a $30.4 billion economic impact. Port Everglades serves 10 cruise lines and one ferry serving over 3.8 million passengers annually as of fiscal-year 2017. Additionally, PortMiami, located 22.6 miles southeast of the Royal Caribbean - Miramar Property, serves as global headquarters for Carnival Cruise Lines, Norwegian Cruise Lines, Royal Caribbean Cruises, Oceania Cruises and Regent Seven Seas Cruises. PortMiami is home to more than 22 cruise brands and 55 cruise ships. PortMiami generates more than 324,000 jobs and has a $41.4 billion economic impact. In November 2018, Royal Caribbean opened Terminal A, the largest cruise terminal in the U.S., in collaboration with Miami-Dade County. The new terminal serves as the homeport to some of Royal Caribbean’s largest ships.

According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Royal Caribbean - Miramar Property was approximately 149,658 and 379,316, respectively; and the estimated 2019 average household income within the same radii was approximately $99,334 and $93,858, respectively.

Submarket Information – According to a third party market research report, the Royal Caribbean - Miramar Property is situated within the Southwest Broward submarket of the Fort Lauderdale Office Market. As of March 29, 2019, the Southwest Broward submarket reported a total inventory of approximately 9.2 million square feet with a 5.1% vacancy rate and average asking rent of $33.01 per square foot, gross. According to a third party market research report, the Southwest Broward submarket has one of the highest concentrations of office-using employment in Fort Lauderdale. Royal Caribbean, Humana, and University of Phoenix have a presence, collectively employing approximately 2,000 people in the submarket.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Royal Caribbean - Miramar Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$23.00
Average Lease Term (Years)	10
Lease Type (Reimbursements)	Net
Rent Increase Projection	2.5% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Royal Caribbean - Miramar Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
6262 Sunset	South Miami, FL	100,798	Dec-15	$40,000,000	$396.83
Comcast Building	Miramar, FL	91,872	Dec-16	$23,000,000	$250.35
Altegra Health Building	Weston, FL	52,960	Jan-17	$14,100,000	$266.24
Amsurg Headquarters	Plantation, FL	221,597	Jul-17	$56,600,000	$255.42
Belcan Engineering	West Palm Beach, FL	65,770	Aug-18	$22,300,000	$339.06

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

The following table presents certain information relating to comparable office properties to the Royal Caribbean - Miramar Property identified by the appraiser:

Comparable Properties(1)

Property Name/Location	Year Built/ Renovated	Property Subtype	Total GLA (SF)	Distance from Subject	Occupancy	Asking Base Rent PSF	Lease Type
Belcan Engineering 2410 Metrocenter Blvd. E West Palm Beach, FL	2000/2018	Single Tenant	65,770	68.1 miles	100.0%	$20.95	NNN
DeVry Institute 2300 SW 145th Avenue Miramar, FL	2002/NAP	Single Tenant	94,060	0.3 miles	100.0%	$22.08	NNN
1301 International Parkway Sunrise, FL	2006/NAP	Multi Tenant	140,160	13.2 miles	98.0%	$23.00	NNN
1601 Sawgrass Centre 1601 Sawgrass Corporate Parkway Sunrise, FL	1999/NAP	Multi Tenant	101,300	12.6 miles	94.0%	$22.50	NNN
Miramar Centre II 3501 SW 160th Avenue Miramar, FL	2001/NAP	Single Tenant	96,394	2.5 miles	100.0%	$24.04	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Ongoing monthly real estate tax reserves, equaling one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of the Royal Caribbean - Miramar Property is demised pursuant to the Royal Caribbean lease, (iii) the Royal Caribbean lease is in full force and effect, (iv) no Material Tenant Trigger Event (as defined below) has occurred, (v) Royal Caribbean is obligated pursuant to the terms and conditions of the Royal Caribbean lease to pay all taxes directly to the applicable governmental authorities in full in a timely manner, (vi) Royal Caribbean pays all relevant taxes directly to the governmental authorities, (vii) the Royal Caribbean lease has not been amended or modified without the lenders consent and (viii) Royal Caribbean performs its obligations under clause (vi) above and provides the lender with evidence within five days of such performance.

Insurance – The Royal Caribbean - Miramar Mortgage Loan documents require an upfront insurance reserve of $15,582 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months (initially $9,739).

Replacement Reserve – The Royal Caribbean - Miramar Mortgage Loan documents require ongoing monthly replacement reserves of $2,142, which the lender may require the borrower to increase if the lender reasonably determines such increase is necessary to maintain the proper operation of the Royal Caribbean - Miramar Property.

TI/LC Reserve – Ongoing monthly TI/LC reserves of $10,712 are not currently required and will be not be required so long as (i) the Royal Caribbean lease is in full force and effect, (ii) no Material Tenant Trigger Event has occurred and (iii) the long term unsecured debt rating of Royal Caribbean is rated investment grade.

Sales Tax Reserve – The Royal Caribbean - Miramar Mortgage Loan documents require an upfront reserve of $18,334 for sales tax payable by Royal Caribbean and ongoing monthly sales tax reserves in an amount equal to one-twelfth of the sales taxes that the lender estimates will be payable during the next twelve months (initially $18,334).

Lockbox and Cash Management. The Royal Caribbean - Miramar Mortgage Loan documents require a hard lockbox with springing cash management. The borrower was required at origination of the Royal Caribbean - Miramar Mortgage Loan to deliver written instructions to Royal Caribbean directing it to deposit all rents payable under the Royal Caribbean lease directly into a lender-controlled lockbox account. The Royal Caribbean - Miramar Mortgage Loan documents require that all rents received by the borrower or any property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, the borrower is required to establish a cash management account under sole control of the lender, to which, during a Triggering Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Period (as defined below), any remaining funds after such disbursements are required to be distributed to the borrower. Upon a Cash Sweep Period, all remaining excess cash flow will be escrowed in an excess cash flow reserve account controlled by the lender, to be held by the lender as additional security for the Royal Caribbean - Miramar Mortgage Loan (provided, however, that if a Cash Sweep Period has occurred solely as a result of a Material Tenant Trigger Event (as defined below), then such amount will be applied to a Material Tenant (as defined below) reserve account).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under the Royal Caribbean - Miramar Mortgage Loan documents;

(ii)	the date on which the borrower, the guarantor, the key principal or any property manager becomes insolvent or a debtor in a bankruptcy action;

(iii)	the debt service coverage ratio for the immediately preceding 12-month period falling below 1.25x;

(iv)	an indictment for fraud or misappropriation of funds by the borrower, the guarantor or any property manager (provided, that in the case of a third party manager, such indictment is related to the Royal Caribbean - Miramar Property); or

(v)	a Material Tenant Trigger Event.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 45 days of such filing for the borrower, the key principal or the guarantor, or within 120 days of such filing for the property manager, among other conditions;

●	with regard to clause (iii) above, the debt service coverage ratio being at least 1.30x for two consecutive calendar quarters;

●	with regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the replacement of the property manager with a qualified manager under a replacement property management agreement; or

●	with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Royal Caribbean - Miramar Mortgage Loan documents;

(ii)	the date on which the borrower, the key principal, the guarantor, or any property manager becomes insolvent or a debtor in a bankruptcy action; or

(iii)	the debt service coverage ratio for the immediately preceding 12-month period falling below 1.20x.

A Cash Sweep Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 45 days of such filing for the borrower, the key principal or the guarantor, or within 120 days of such filing for the property manager, among other conditions; or

●	with regard to clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intent to terminate or not to extend or renew its lease;

(ii)	on or prior to twelve months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease;

(iii)	on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice;

(iv)	an event of default under a Material Tenant lease that continues beyond any applicable notice and cure period;

(v)	any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	a Material Tenant lease being terminated, in whole or in part, or being no longer in full force and effect; provided that with respect to a partial termination, such partial termination relates to a portion of a Material Tenant’s space that (a) makes up 20% or more of the total net rentable square footage or (b) is responsible for 20% or more of the total base rent of the Royal Caribbean - Miramar Property;

(vii)	any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 20% or more of the total net rentable area at the Royal Caribbean - Miramar Property; or
(viii)	if the long term unsecured debt rating of a Material Tenant or any lease guarantor is downgraded below investment grade.

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease;

●	with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease;

●	with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clause (vii) above, the applicable Material Tenant having re-opened for business or the applicable Material Tenant space being leased to an acceptable replacement tenant at the Royal Caribbean - Miramar Property or a portion thereof constituting 20% or more of the total net rentable area at the Royal Caribbean - Miramar Property; or

●	with regard to clause (viii) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor is raised to investment grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban 14700 Caribbean Way Miramar, Florida 33027	Loan #7 Royal Caribbean - Miramar	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,250,000 65.0% 2.50x 10.7%

A “Material Tenant” means (i) Royal Caribbean or (ii) any tenant whose leases, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) cover no less than 20% of the net rentable area at the Royal Caribbean - Miramar Property or (y) require the payment of base rent that is no less than 20% of the total in-place base rent at the Royal Caribbean - Miramar Property.

Property Management. The Royal Caribbean - Miramar Property is managed by the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

Windstorm Insurance. The Royal Caribbean - Miramar Mortgage Loan documents require windstorm insurance (including named storms) covering 100% of the full replacement cost of the Royal Caribbean - Miramar Property during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – TOPS Self Storage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$27,000,000		Location:	Thousand Oaks, CA
	Cut-off Date Balance:	$27,000,000		Size:	149,599 SF
	% of Initial Pool Balance:	3.7%		Cut-off Date Balance Per SF:	$180.48
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$166.45
	Borrower Sponsors:	Raubi Sundher; Kabir Singh Sundher		Year Built/Renovated:	1982/2018
	Guarantors:	Raubi Sundher; Kabir Singh Sundher		Title Vesting:	Fee
	Mortgage Rate:	5.0000%		Property Manager:	Self-managed
	Note Date:	May 23, 2019		Current Occupancy (As of):	91.9% (4/30/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	89.4%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy:	91.5%
	IO Period:	60 months		YE 2016 Occupancy:	91.9%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	95.0%
	Amortization Term (Original):	360 months		Appraised Value:	$42,300,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$282.76
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	March 28, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (4/30/2019):	$2,347,444
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$2,219,121
				YE 2017 NOI:	$2,210,978
				YE 2016 NOI:	$2,242,764
				U/W Revenues:	$3,205,603
				U/W Expenses:	$1,002,115
				U/W NOI:	$2,203,488
Escrows and Reserves(1)				U/W NCF:	$2,188,528
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.27x / 1.26x
Taxes	$20,041	$6,362	NAP	U/W Debt Yield based on NOI/NCF:	8.2% / 8.1%
Insurance	$30,715	$2,925	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.8% / 8.8%
Replacement Reserve	$0	$1,247	NAP	Cut-off Date LTV Ratio:	63.8%
Immediate Repair Reserve	$69,141	$0	NAP	LTV Ratio at Maturity:	58.9%

Sources and Uses
Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff	$17,065,406	63.2%
			Upfront reserves	119,898	0.4
			Closing costs	310,414	1.1
			Return of equity	9,504,281	35.2
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “TOPS Self Storage Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a self storage property located in Thousand Oaks, California (the “TOPS Self Storage Property”).

The Borrower and Borrower Sponsors. The borrower is TOPS Delaware, LLC (the “TOPS Self Storage Borrower”), a single purpose Delaware limited liability company, with one independent director. Legal counsel to the TOPS Self Storage Borrower delivered a non-consolidation opinion in connection with the origination of the TOPS Self Storage Mortgage Loan. The nonrecourse carve-out guarantors and borrower sponsors of the TOPS Self Storage Mortgage Loan are Raubi Sundher and Kabir Singh Sundher. Raubi Sundher has over 30 years of real estate experience and is a founding member of the Hollywood Business Improvement District, is a member of the International Association of Amusement Parks & Attractions, and serves as co-chair of the Tourism Committee for the Hollywood Chamber of Commerce. Since 1987, Mr. Sundher has led Kuvera Partners, a Los Angeles-based private corporation with nationwide interests in attractions, self-storage, and real estate. Kabir Singh Sundher joined Kuvera Partners in 1996 after working as an attorney and as in-house counsel for the real estate developer C. L. Development, Inc. Kabir Singh Sundher is responsible for legal, financial and technological affairs for Kuvera Partners.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$27,000,000
3425 Old Conejo Road	TOPS Self Storage	Cut-off Date LTV:	63.8%
Thousand Oaks, CA 91320		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.2%

The Property. The TOPS Self Storage Property is a 149,599 square foot self storage facility located in Thousand Oaks, California. The TOPS Self Storage Property was completed in 1982 and renovated in 2018, and is situated on a 5.3 acre site. The TOPS Self Storage Property is comprised of 13 single-story and two-story buildings. The TOPS Self Storage Property has a total of 1,455 self storage units, which include 347 drive up units, 742 ground level units and 366 upper level units. Property amenities include 24-hour digital camera system, coded gates & individually alarmed units, systematic lock checks and on-site patrol, as well as U.S. Postal Service counter, safety deposit box services, and an e-Recycling Center. The TOPS Self Storage Property also includes 14 RV parking spaces, two apartment units, one office unit, and two cell tower leases, which generate additional income for the TOPS Self Storage Property. As of April 30, 2019, the TOPS Self Storage Property was 91.9% occupied.

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	4/30/2019(2)
95.0%	91.9%	91.5%	89.4%	91.9%

(1)	Information obtained from the TOPS Self Storage Borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at TOPS Self Storage Property:

Cash Flow Analysis

	2016	2017	2018	TTM 4/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$2,905,002	$2,973,267	$2,960,747	$3,026,010	$3,279,785	82.9%	$21.92
Grossed Up Vacant Space	0	0	0	0	559,308	14.1	3.74
Gross Potential Rent	$2,905,002	$2,973,267	$2,960,747	$3,026,010	$3,839,093	97.0%	$25.66
Other Income(2)	105,927	99,103	113,635	118,173	118,173	3.0	0.79
Net Rental Income	$3,010,929	$3,072,370	$3,074,383	$3,144,184	$3,957,266	100.0%	$26.45
(Vacancy & Credit Loss)	(25,370)	(42,420)	(21,609)	0	(751,663)(3)	(19.6)	(5.02)
Effective Gross Income	$2,985,559	$3,029,950	$3,052,773	$3,144,184	$3,205,603	81.0%	$21.43

Real Estate Taxes	80,680	76,604	76,347	76,755	280,692	8.8	1.88
Insurance	29,794	33,900	41,427	40,932	35,103	1.1	0.23
Management Fee	120,217	126,191	127,145	120,958	128,224	4.0	0.86
Other Operating Expenses	512,104	582,277	588,734	558,095	558,095	17.4	3.73
Total Operating Expenses	$742,795	$818,972	$833,653	$796,740	$1,002,115	31.3%	$6.70

Net Operating Income	$2,242,764	$2,210,978	$2,219,121	$2,347,444	$2,203,488	68.7%	$14.73
Replacement Reserves	0	0	0	0	14,960	0.5	0.10
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$2,242,764	$2,210,978	$2,219,121	$2,347,444	$2,188,528	68.3%	$14.63

NOI DSCR	1.29x	1.27x	1.28x	1.35x	1.27x
NCF DSCR	1.29x	1.27x	1.28x	1.35x	1.26x
NOI Debt Yield	8.3%	8.2%	8.2%	8.7%	8.2%
NCF Debt Yield	8.3%	8.2%	8.2%	8.7%	8.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes merchandise sales, administration fees, liens and late fees, truck rentals, insurance commission, and miscellaneous income.

(3)	The underwritten economic vacancy is 19.6%. As of April 30, 2019, the TOPS Self Storage Property was 91.9% occupied, based on net rentable square footage, and 92.4%, based on net rentable units.

Appraisal. The appraiser concluded to an “as-is” appraised value of $42,300,000 for the TOPS Self Storage Property as of March 28, 2019.

Environmental Matters. According to a Phase I environmental assessment dated April 8, 2019, there was no evidence of any recognized environmental conditions at the TOPS Self Storage Property.

Market Overview and Competition. The TOPS Self Storage Property is located in Thousand Oaks, Ventura County, California, within the Oxnard-Thousand Oaks-Ventura, CA metropolitan statistical area (“Thousand Oaks MSA”). Ventura County has hundreds of miles of national and state parks and forestland, with the Los Padres National Forest making up most of the northern half of the county. Ventura County has evolved into an employment center with the growth of the technology corridor that stretches along U.S. Route

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$27,000,000
3425 Old Conjeo Road	TOPS Self Storage	Cut-off Date LTV:	63.8%
Thousand Oaks, CA 91320		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.2%

101 from Woodland Hills to Camarillo. Major employers with the Thousand Oaks MSA include Naval Construction Battalion, Amgen Inc., Naval Air Warfare Center Weapons, the Air National Guard and St. John’s Regional Medical Center.

The TOPS Self Storage Property is located along Old Conejo Road in the southeastern portion of Ventura County at the center of Conejo Valley which is bordered by Simi Valley to the north, Westlake Village to the east, Hidden Valley and the Santa Monica Mountains to the south, and Camarillo to the west. Access to the neighborhood is provided by U.S. Route 101, and State Route 23. Development in the neighborhood consists of office, retail and industrial uses along the major arterials with multifamily and single family development removed from arterials. The 2019 population within a one, three, and five mile radius was 8,803, 49,356, and 114,853, respectively. The 2019 average household income within the one, three, and five mile radius of the TOPS Self Storage Property is $162,571, $166,744, and $148,321 respectively, compared to the Thousand Oaks MSA and state of California’s average household income of $118,112 and $109,977 respectively.

Submarket Information - According to the appraisal, the TOPS Self Storage Property is located in the Thousand Oaks/Simi Valley self storage submarket of the Ventura County self storage market. As of fourth quarter 2018, the Thousand Oaks/Simi Valley self storage submarket reported a vacancy rate of 10.9%. Asking rentals rates were $205.35 for 10x10 non-climate controlled units and $180.25 for 10x10 climate controlled units as of fourth quarter 2018. The Ventura county self storage market reported a vacancy rate of 9.5% for fourth quarter 2018. Asking rental rates of $174.11 for 10x10 non-climate controlled units and $176.25 for 10x10 climate controlled units were quoted for the Ventura county self storage market as of fourth quarter 2018.

Appraiser’s Comp Set - The table below presents certain information relating to comparable sales for the TOPS Self Storage Property identified by the appraiser:

Comparable Sales – Self Storage(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
StorQuest Oxnard, CA	Oxnard, CA	78,193	Dec-18	$17,000,000	$217
Magellan Storage	Commerce, CA	140,000	Jan-18	$35,500,000	$254
Southmark Storage	South Pasadena, CA	58,520	Nov-18	$16,500,000	$282
StorQuest	Los Angeles, CA	52,100	Oct-16	$14,996,000	$288
Store More America Soquel	Soquel, CA	79,821	Mar-17	$18,650,000	$234

(1)	Information obtained from the appraisal.

The table below presents certain information relating to five comparable self storage properties to the TOPS Self Storage Property identified by the appraiser:

Competitive Set(1)

	TOPS Self Storage (Subject)	Extra Space Self Storage	Newbury Park Self Storage	StorCal Self Storage	Ventu Park Self Storage	Hollywood Storage - TOPS
Location	Thousand Oaks, CA	Newbury Park, CA	Newbury Park, CA	Newbury Park, CA	Newbury Park, CA	Newbury Park, CA

Distance to Subject	--	0.4 miles	2.1 miles	1.2 miles	2.6 miles	0.2 miles

Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage

Year Built/Renovated	1982/2018	2001/NAP	1992/NAP	1981/NAP	2002/NAP	2002/NAP

Total Units	1,455	427	320	280	616	1,788

Total Occupancy	91.9%	93.0%	90.0%	92.0%	90.6%	91.9%

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$27,000,000
3425 Old Conjeo Road	TOPS Self Storage	Cut-off Date LTV:	63.8%
Thousand Oaks, CA 91320		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.2%

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $20,041 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $6,362).

Insurance – The loan documents require an upfront insurance reserve of $30,715 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $2,925).

Replacement Reserves –The loan documents require ongoing monthly replacement reserves of $1,247 for replacements and repairs required to be made to the TOPS Self Storage Property.

Immediate Repairs Reserve – The loan documents require an upfront reserve of $69,141 for immediate repairs.

Lockbox and Cash Management. The TOPS Self Storage Mortgage Loan requires a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the TOPS Self Storage Borrower will be required to establish a lender-controlled lockbox account and instruct each tenant to deposit rents into such lockbox account. Additionally, all revenues received by the TOPS Self Storage Borrower or the property manager relating to the TOPS Self Storage Property are required to be deposited into the lockbox account within one business day of receipt. Pursuant to the TOPS Self Storage Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Shetland Park Borrower; and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender, to be held by the lender as additional security for the TOPS Self Storage Mortgage Loan.

A “Cash Management Trigger Event” will commence upon:

(i)	an event of default;

(ii)	the TOPS Self Storage Borrower’s second late debt service payment within a twelve month period;

(iii)	any bankruptcy action of the TOPS Self Storage Borrower, guarantors or property manager; or

(iv)	a Cash Management DSCR Trigger Event (as defined below).

A Cash Management Trigger Event will end:

(a)	with respect to clause (i) above, when a cure of such event of default has been accepted or waived by lender;

(b)	with respect to clause (ii) above, the timely payment of the monthly debt service payments on twelve consecutive payment dates;

(c)	with respect to clause (iii) above, when such bankruptcy action has been discharged, stayed, or dismissed within 30 days for the TOPS Self Storage Borrower or guarantors and 120 days for the property manager, among other conditions or, with respect to a bankruptcy action of the property manager, when the TOPS Self Storage Borrower has replaced the manager with a qualified manager acceptable to the lender; and

(d)	with respect to clause (iv), upon the termination of the Cash Management DSCR Trigger Event as set forth below.

A “Cash Management DSCR Trigger Event” will commence upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x, and will end if the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive calendar quarters.

A “Cash Sweep Event” means:

(i)	an event of default;

(ii)	any bankruptcy action of the TOPS Self Storage Borrower, guarantors or property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below).

A Cash Sweep Event will end:

(a)	with respect to clause (i) above, when a cure of such event of default has been accepted or waived by lender;

(b)	with respect to clause (ii) above, when such bankruptcy action has been discharged, stayed, or dismissed, within 30 days for the TOPS Self Storage Borrower or guarantors and 120 days for the property manager, among other conditions or, with respect to a bankruptcy action of the property manager, when the TOPS Self Storage Borrower has replaced the property manager with a qualified manager acceptable to the lender; and

(c)	with respect to clause (iii) above, upon the termination of the Cash Sweep DSCR Trigger Event as set forth below.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x and will end once the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

Property Management. The TOPS Self Storage Property is managed by an affiliate of the TOPS Self Storage Borrower.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$27,000,000
3425 Old Conjeo Road	TOPS Self Storage	Cut-off Date LTV:	63.8%
Thousand Oaks, CA 91320		U/W NCF DSCR:	1.26x
		U/W NOI Debt Yield:	8.2%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the TOPS Self Storage Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The TOPS Self Storage Property is located in Seismic Zone 4. The seismic report indicated scenario expected loss for the TOPS Self Storage Property is 14%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Center North

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – High Rise
	Original Principal Balance:	$26,500,000		Location:	Lakewood, OH
	Cut-off Date Balance:	$26,500,000		Size:	211 Units
	% of Initial Pool Balance:	3.6%		Cut-off Date Balance Per Unit:	$125,592
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$110,696
	Borrower Sponsors:	Bradley T. Kowit; Gregg Levy		Year Built/Renovated:	1974/2019
	Guarantors:	Bradley T. Kowit; Gregg Levy		Title Vesting:	Fee
	Mortgage Rate:	4.8000%		Property Manager:	Self-managed
	Note Date:	May 31, 2019		Current Occupancy (As of):	91.0% (5/24/2019)
	Seasoning:	1 month		YE 2018 Occupancy(2):	NAV
	Maturity Date:	June 6, 2029		YE 2017 Occupancy(2):	NAV
	IO Period:	36 months		YE 2016 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(2):	NAV
	Amortization Term (Original):	360 months		Appraised Value:	$40,400,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per Unit:	$191,469
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	May 3, 2019
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (4/30/2019)(3):	$1,426,491
				YE 2018 NOI(3):	$941,374
				YE 2017 NOI(3):	($44,432)
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$3,436,703
				U/W Expenses:	$1,216,291
				U/W NOI(3):	$2,220,412
				U/W NCF:	$2,145,501
Escrows and Reserves(1)				U/W DSCR based on NOI/NCF:	1.33x / 1.29x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	8.4% / 8.1%
Taxes	$0	$11,697	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.5% / 9.2%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.6%
Replacement Reserve	$0	$4,755	NAP	LTV Ratio at Maturity:	57.8%
TI/LC Reserve	$0	$1,198	NAP
Conversion Work Reserve	$1,850,000	$0	NAP
Outstanding TI/LC Reserve	$200,000	$0	NAP
Gap Rent Reserve	$13,476	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff	$17,258,355	65.1%
			Upfront reserves	2,063,476	7.8
			Closing costs	559,669	2.1
			Return of equity	6,618,500	25.0
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	See “Escrows” section below.

(2)	Year-end occupancies are not available, as the Center North Property (as defined below) was re-developed from an office building to a multifamily property starting in 2017. Phase 1 included 55 units delivered from September to November 2017 which were 81.8% pre-leased at delivery and are currently 100.0% occupied. Phase 2 included 66 units delivered from May to June 2018 which were 98.5% pre-leased at delivery and the only remaining vacant unit serves as a “model” unit. Phase 3 included 54 units delivered from January to February 2019 which were 96.3% pre-leased at delivery and are currently 100.0% occupied. Phase 4 included 18 units delivered in March 2019 which were 88.9% pre-leased at delivery and are currently 100.0% occupied. The next phase to be completed, phase 5, is the final re-development phase encompassing 18 residential units and 1,700 square feet of commercial space on the second floor. $1,850,000 was deposited into a Conversion Work Reserve at closing to complete work on the second floor.

(3)	The sponsors began a redevelopment of the Center North Property from an office building to a multifamily property starting in 2017 and have completed it in phases, driving the increase in historical NOI. See “The Property” section for further details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #9	Cut-off Date Balance:	$26,500,000
14600 Detroit Avenue	Center North	Cut-off Date LTV:	65.6%
Lakewood, OH 44107		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

The Mortgage Loan. The mortgage loan (“Center North Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 211-unit multifamily high-rise property located in Lakewood, Ohio (the “Center North Property”).

The Borrower and Borrower Sponsors. The borrower is Lakewood Center North Development LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Center North Mortgage Loan. The borrower sponsors and guarantors are Bradley T. Kowit and Gregg Levy.

Brad Kowit is a partner at Kowit & Company Real Estate Group with over 20 years of commercial real estate experience. Kowit reports that he has been involved in the assembly of hundreds of land parcels for retailers’ build-to-suit purposes and has been a key player in the assembly of over 5 million square feet of space in major power centers across Northeast Ohio. Based in Ohio, Kowit & Company Real Estate Group is a full service commercial real estate brokerage specializing in tenant and landlord representation, land sales and assemblages, property management, consulting, disposition, and development and re-development of land, retail properties, office properties and industrial properties. Gregg Levy is a principal and attorney at McCarthy, Lebit, Crystal & Liffman. Levy focuses on commercial real estate, real estate acquisition, development and finance as well as general corporate and business law. The sponsors went into a maturity default on an unrelated property in 2008 and settled by December 2008. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Center North Property is a 211-unit multifamily property comprising one, 15-story building located in Lakewood, Ohio, approximately seven miles west of downtown Cleveland. The Center North Property contains 189 one-bedroom, one-bathroom units and 22 two-bedroom, two-bathroom units. The multifamily units at the Center North Property were 91.0% occupied as of May 24, 2019 (refer to “Historical Occupancy” footnotes). The Center North Property also includes 28,754 square feet of commercial space, with office space on the 15th floor and ground-floor retail space, including a salon and a restaurant. The commercial space is currently 85.6% occupied (refer to “Historical Occupancy” footnotes). Additionally, the borrower has the option to convert the fifteenth floor from office space to multifamily units (see “Escrows” section for further details). The Center North Property is the tallest commercial structure in the area, offering views of Lake Erie on the upper floors. Additionally, common area amenities at the Center North Property include on-site storage, a dog area in the basement, a gym, community rooms and an outdoor patio with a grill. Unit amenities include stainless steel kitchen appliances, in-unit washer and dryers and granite countertops with select units having private balconies. Parking is provided by the Lakewood Center North Garage (not part of the collateral), a 1,050 space parking garage located adjacent to the Center North Property that offers monthly rates of $70 and daily rates of $5. There is also public meter parking along Detroit Avenue, free parking on side streets and other garages in the neighborhood.

The Center North Property was constructed as an office building in 1974 and was renovated to multifamily units by the borrower sponsors from 2017 to 2019. Phase 1 (floors three to six) occurred from September to November 2017 and delivered 55 units that are currently 100.0% occupied. Phase 2 (floors seven to ten) occurred from May to June 2018 and delivered 66 units that are currently 98.5% occupied with the one vacant unit serving as a “model” unit. Phase 3 (floors 11 to 13) occurred from January to February 2019 and delivered 54 units that are currently 100.0% occupied. Phase 4 (floor 14) occurred in March 2019 and delivered 18 units that are currently 100.0% occupied. Phase 5 is the final phase of the redevelopment encompassing 18 additional units on the second floor and 1,700 square feet of commercial space. According to the appraisal, the remaining renovations are expected to cost $1,850,000, of which the borrower reserved 100% at loan origination into a Conversion Work Reserve. The guarantors, Bradley T. Kowit and Gregg Levy, also provided a completion guaranty for full and timely performance and completion of the conversion work with regard to the second floor improvements. See the “Escrows” section for further details.

The following table presents certain information relating to the unit mix and the appraiser’s market rent conclusion of the Center North Property:

Multifamily Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom / 1 Bathroom	189	89.6%	793	$1,186
2 Bedroom / 2 Bathroom	22	10.4%	1,340	$1,837
Total/Weighted Average	211	100.0%	850	$1,254

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #9	Cut-off Date Balance:	$26,500,000
14600 Detroit Avenue	Center North	Cut-off Date LTV:	65.6%
Lakewood, OH 44107		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

The following table presents historical occupancy percentages at the Center North Property:

Historical Occupancy

Type	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	5/24/2019(2)
Multifamily	NAV	NAV	NAV	NAV	91.0%(3)
Commercial	NAV	NAV	NAV	NAV	85.6%(4)

(1)	Year-end occupancies are not available, as the Center North Property was re-developed from an office building to a multifamily property starting in 2017. Phase 1 included 55 units delivered from September to November 2017 that were 81.8% pre-leased at delivery and are currently 100.0% leased. Phase 2 included 66 units delivered from May to June 2018 that were 98.5% pre-leased at delivery and are currently 100.0% leased. Phase 3 included 54 units delivered from January to February 2019 that were 96.3% pre-leased at delivery and are currently 100.0% leased. Phase 4 included 18 units which were delivered in March 2019 that were 88.9% pre-leased at delivery and are currently 100.0% leased. The total units include one model unit that was underwritten as vacant. Phase 5 is the final re-development phase encompassing 18 residential units and 1,700 square feet of commercial space on the second floor.

(2)	Information obtained from the underwritten rent roll.

(3)	Excluding the 18 units yet to commence construction on the second floor, current occupancy is equal to 99.5%, with the only vacant unit serving as a “model” unit.

(4)	Excluding the 1,700 square feet of commercial space to be delivered on the second floor, current occupancy is equal to 90.9%, with a letter of intent executed on the one remaining vacant unit.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Center North Property:

Cash Flow Analysis(1)

	2017(2)	2018(2)	TTM 4/30/2019(2)	U/W(2)	%(3)	U/W $ per Unit
Base Rent	$765,274	$1,820,521	$2,280,449	$3,175,643	82.6%	$15,050
Commercial Rent(4)	0	0	0	453,876	11.8	2,151
Grossed Up Vacant Space	0	0	0	0	0.0	0
Gross Potential Rent	$765,274	$1,820,521	$2,280,449	$3,629,519	94.4%	$17,202
Commercial Reimbursements	138,223	46,544	36,311	43,659	1.1	207
Other Income(5)	85,968	82,223	108,385	173,274	4.5	821
Net Rental Income	$989,465	$1,949,288	$2,425,145	$3,846,453	100.0%	$18,230
Less Vacancy & Concessions	0	0	0	(409,750)(6)	(11.3)	(1,942)
Effective Gross Income	$989,465	$1,949,288	$2,425,145	$3,436,703	89.3%	$16,288

Real Estate Taxes	144,784	133,327	134,801	316,500	9.2	1,500
Insurance	38,125	38,811	38,666	44,256	1.3	210
Management Fee	29,684	58,479	72,754	103,101	3.0	489
Other Operating Expenses	821,304	777,297	752,434	752,434	21.9	3,566
Total Operating Expenses	$1,033,897	$1,007,914	$998,655	$1,216,291	35.4%	$5,764

Net Operating Income	$(44,432)	$941,374	$1,426,491	$2,220,412	64.6%	$10,523
Replacement Reserves	0	0	0	59,082	1.7	280
TI/LC	0	0	0	15,830	0.5	75
Net Cash Flow	$(44,432)	$941,374	$1,426,491	$2,145,501	62.4%	$10,168

NOI DSCR	(0.03x)	0.56x	0.85x	1.33x
NCF DSCR	(0.03x)	0.56x	0.85x	1.29x
NOI DY	(0.2%)	3.6%	5.4%	8.4%
NCF DY	(0.2%)	3.6%	5.4%	8.1%

(1)	Historical operating statements are unavailable prior to 2017 because the sponsors began a redevelopment of the Center North Property from an office building to a multifamily property in 2017 and have completed it in phases.

(2)	The increase in NOI year-over-year is due to the Center North Property being converted from an office building to a multifamily property with commercial space. See “The Property” section for further details.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Integrity Staffing has a rent abatement from July 2019 to September 2019 totaling $13,476. At loan origination, the borrower deposited $13,476 into a reserve account for the remaining rent abatement.

(5)	Other Income includes application fees, late fees and other miscellaneous items.

(6)	The underwritten economic vacancy is 10.3%. The Center North Property multifamily units were 91.0% occupied and the commercial space was 85.6% occupied as of May 24, 2019.

Appraisal. The appraiser concluded to an “as-is” appraised value of $40,400,000 as of May 3, 2019.

Environmental Matters. According to a Phase I environmental assessment dated May 14, 2019, there was no evidence of any recognized environmental conditions at the Center North Property.

Market Overview and Competition. The Center North Property is located in Lakewood, Ohio, approximately seven miles west of downtown Cleveland. Lakewood is the most densely populated city in Ohio with numerous high-rise apartments and condominium buildings overlooking Lake Erie. The Center North Property is located in downtown Lakewood, with various restaurants, shops and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #9	Cut-off Date Balance:	$26,500,000
14600 Detroit Avenue	Center North	Cut-off Date LTV:	65.6%
Lakewood, OH 44107		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

office space nearby. According to the appraisal, the Center North Property is located within the Lakewood multifamily submarket, which is Cleveland’s second largest submarket with over 18,000 units and a total asset value of approximately $1 billion. The area benefits from its proximity to downtown Cleveland with some of the most affordable rents in the Cleveland metropolitan area. According to a third party report, the Lakewood submarket has generally outperformed in terms of rent growth, with rents up 3.4% year-over-year in 2018 and up nearly 20% since 2010. Downtown Cleveland can be accessed by the 26 Route bus, with a stop located at the intersection of Detroit Avenue and Belle Avenue, directly adjacent to the Center North Property.

The Center North Property is located directly across the street from the former Lakewood Hospital, which the City of Lakewood has proposed the construction of a $72 million mixed-use project on the 5.2-acre site. The city is targeting the fall of 2019 to start construction, which will include a mix of residential units, office space and shops located directly across the street from the Center North Property. Lakewood Hospital relocated to a new 64,700 square-foot $34 million neighboring facility to its former location and is still in direct proximity to the Center North Property.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Center North Property was 26,386, 121,377 and 227,640, respectively. The estimated 2018 average household income within the same radii was $76,011, $68,801 and $65,250, respectively.

Submarket Information – According to a third-party market research report, the Center North Property is situated within the Lakewood submarket. As of year-to-date 2019, the submarket reported a total inventory of 18,348 units with a 4.4% vacancy rate.

Appraiser’s Comp Set – The appraiser identified four primary competitive properties for the Center North Property totaling 492 units, which reported an average occupancy rate of approximately 94.9%. The appraiser concluded to monthly market rents per unit ranging from $1,001 to $1,420 for one-bedroom, one-bathroom units and $1,469 to $1,802 for the two-bedroom, two-bathroom units.

The following table presents certain information relating to comparable multifamily properties for the Center North Property:

Competitive Set(1)

	Center North (Subject)	Marine Towers West	12000 Edgewater Drive Apartments	The Shoreham	Edge 32
Location	Lakewood, OH	Lakewood, OH	Lakewood, OH	Lakewood, OH	Cleveland, OH
Distance to Subject	--	1.7 miles	1.9 miles	2.1 miles	5.0 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	Mid-Rise
Year Built/Renovated	1974/2019	1963/NAP	1963/2015	1961/2015	2017/NAP
Number of Units	211	171	117	144	60
Average Monthly Rent (per unit)
1 Bedroom / 1 Bathroom	$1,186(2)	$1,089	$1,295	$1,001	$1,420
2 Bedroom / 2 Bathroom	$1,837(2)	$1,802	$1,469	$1,488	$1,794
Occupancy	91.0%	93.6%	97.4%	95.1%	93.3%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	See “Unit Mix Summary” above for information related to the Center North Property.

Escrows.

Real Estate Taxes – The loan documents require an ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $11,697).

Insurance – Ongoing monthly insurance reserves, equaling one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as the borrower maintains a blanket or umbrella policy acceptable to the lender.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $4,755, which the lender may require the borrower to increase if the lender reasonably determines such increase is necessary to maintain the proper operation of the Center North Property.

TI/LC Reserve – The loan documents require ongoing monthly replacement reserves of $1,198 for tenant improvements and leasing commissions incurred following origination.

Conversion Work Reserve – The borrower deposited $1,850,000 into a conversion work reserve to complete the conversion of the use of the second floor from office to 18 multifamily units and 1,700 square feet of commercial space in accordance with the Center North Mortgage Loan documents. The guarantors, Bradley T. Kowit and Gregg Levy, also provided a completion guaranty for full and timely performance and completion of the conversion work with regard to the second floor improvements.

Outstanding TI/LC Reserve – The borrower deposited $200,000 for outstanding tenant improvements and leasing commissions for Integrity Staffing and GrooveRyde.

Gap Rent Reserve – The borrower deposited $13,476 into a free rent reserve for Integrity Staffing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #9	Cut-off Date Balance:	$26,500,000
14600 Detroit Avenue	Center North	Cut-off Date LTV:	65.6%
Lakewood, OH 44107		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.4%

Fifteenth Floor Conversion Work - The borrower may convert the use of the fifteenth floor from office to multifamily (the “Fifteenth Floor Conversion Work”), provided that, among other things, the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the change in use complies with all applicable legal requirements; (iii) all work commenced in connection therewith is completed in a good and workmanlike manner and in compliance with all applicable legal requirements; and (iv) the borrower promptly delivers to the lender as security for the payment of the budgeted costs to complete the Fifteenth Floor Conversion Work and as additional security for borrower’s obligations under the Center North Mortgage Loan Documents, any of the following: (A) cash, (B) U.S. Obligations, or (C) a completion bond or letter of credit issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three months or, if such term is in excess of three months, issued by a financial institution having a rating that is acceptable to the lender and that the applicable rating agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any securitization. Such security shall be in an amount equal to the total budgeted costs for the completion of the Fifteenth Floor Conversion Work.

Lockbox and Cash Management. A springing lockbox is required for the Center North Mortgage Loan. The springing lockbox will be established upon the occurrence of a Lockbox Event (as defined below). During the continuance of a Lockbox Event, the borrower is required to deposit, or cause to be deposited, all rents into the lockbox account within one business day of receipt. Additionally, upon the occurrence of a Lockbox Event, the borrower is required to establish a cash management account into which all funds deposited in the lockbox account will be transferred to be disbursed in accordance with the Center North Mortgage Loan documents. During the continuance of a Lockbox Event, all excess cash flow will be deposited into an excess cash flow reserve account to be held as additional security for the Center North Mortgage Loan.

A “Lockbox Event” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the debt service coverage ratio falling below 1.15x at the end of any calendar quarter.

A Lockbox Event will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the debt service coverage ratio being greater than 1.20x on the last day of any calendar quarter.

Property Management. The Center North Property is managed by an affiliate of Kowit & Company Real Estate Group.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Center North Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Center North Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – The Chantilly Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$22,350,000		Location:	Chantilly, VA
	Cut-off Date Balance(1):	$22,350,000		Size:	429,126 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$108.01
	Loan Purpose:	Recapitalization		Maturity Date Balance Per SF(1):	$108.01
	Borrower Sponsor:	RMR Office Property Fund LP		Year Built/Renovated:	Various/NAP
	Guarantor:	RMR Office Property Fund LP		Title Vesting:	Fee
	Mortgage Rate:	4.1500%		Property Manager:	Self-managed
	Note Date:	May 16, 2019		Current Occupancy (As of)(4)(5):	86.2% (5/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy(5):	77.4%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy(5):	85.4%
	IO Period:	120 months		YE 2016 Occupancy:	91.5%
	Loan Term (Original):	120 months		YE 2015 Occupancy(6):	NAV
	Amortization Term (Original):	NAP		Appraised Value(7):	$104,500,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$243.52
	Call Protection(2):	L(25),D(88),O(7)		Appraisal Valuation Date:	3/28/2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes
	Additional Debt Type (Balance)(1):	Pari Passu ($24,000,000)		Underwriting and Financial Information
				TTM NOI (2/28/2019)(5):	$6,211,845
				YE 2018 NOI(5):	$6,479,354
				YE 2017 NOI(5):	$7,031,577
				YE 2016 NOI:	$8,170,070
				U/W Revenues:	$12,579,017
Escrows and Reserves(3)				U/W Expenses:	$4,792,591
	Initial	Monthly	Cap	U/W NOI:	$7,786,425
Taxes	$0	Springing	NAP	U/W NCF:	$7,027,419
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.98x / 3.59x
Replacement Reserve	$0	Springing	$257,476	U/W Debt Yield based on NOI/NCF(1):	16.8% / 15.2%
TI/LC Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.8% / 15.2%
TATILC Funds	$1,481,290	$0	NAP	Cut-off Date LTV Ratio(1)(7):	44.4%
Rent Concessions Funds	$593,341	$0	NAP	LTV Ratio at Maturity(1)(7):	44.4%

Sources and Uses
Sources			Uses
Original whole loan amount	$46,350,000	100.0%	Return of equity(8)	$43,830,893	94.6%
			Upfront reserves	2,074,631	4.5
			Closing costs	444,476	1.0
Total Sources	$46,350,000	100.0%	Total Uses	$46,350,000	100.0%
(1)	The Chantilly Office Portfolio Mortgage Loan (as defined below) is part of The Chantilly Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $46,350,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Chantilly Office Portfolio Whole Loan.

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of July 6, 2019. Defeasance of The Chantilly Office Portfolio Mortgage Loan is permitted at any time after two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 25 payments is based on the expected WFCM 2019-C51 securitization trust closing date in July 2019.

(3)	See “Escrows” section below.

(4)	Two tenants leasing 40,378 square feet (9.4% of net rentable area) at The Chantilly Office Portfolio Properties (as defined below) have yet to take occupancy as the spaces are currently being built out. Excluding these spaces, The Chantilly Office Portfolio Properties are 76.8% occupied.

(5)	Since acquisition in September 2017, the borrower sponsor has executed 62,686 square feet (14.6% of net rentable area and 15.0% of underwritten base rent) of new and expanded leases totaling $1,747,647 of underwritten base rent and 94,982 square feet (22.1% of net rentable area and 26.0% of underwritten base rent) of lease extensions totaling $3,024,562 of underwritten base rent.

(6)	Prior information is not available as the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017 as part of a six-asset portfolio for $71.8 million.

(7)	The Chantilly Office Portfolio Properties have an “as-is” appraised value of $104,500,000 as of March 28, 2019 and an “as-stabilized” appraised value of $121,700,000 as of March 28, 2020 and March 28, 2022. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on The Chantilly Office Portfolio Whole Loan and the “as-stabilized” appraised value are 38.1% and 38.1%, respectively.

(8)	An affiliate of the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017 as part of a six-asset portfolio for $71.8 million. The borrower sponsor subsequently acquired from the affiliate and recapitalized five of the six properties at an allocated purchase price of approximately $71.2 million ($165.89 per square feet) in September 2018. At origination of The Chantilly Office Portfolio Whole Loan, the borrower sponsor had cash equity in The Chantilly Office Portfolio Properties of approximately $29.0 million ($67.47 per square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

The Mortgage Loan. The mortgage loan (“The Chantilly Office Portfolio Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $46,350,000 (“The Chantilly Office Portfolio Whole Loan”). The Chantilly Office Portfolio Whole Loan is secured by a first mortgage encumbering the fee interest in five office buildings in Chantilly, Virginia totaling 429,126 square feet (collectively, “The Chantilly Office Portfolio Properties”). The Chantilly Office Portfolio Mortgage Loan represents Note A-1 totaling $22,350,000. The below table summarizes The Chantilly Office Portfolio Whole Loan, including the remaining pari passu promissory notes comprising The Chantilly Office Portfolio Whole Loan, which are currently held by the entities listed below and are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized note will not be split further or replaced by new notes with reallocated balances. The Chantilly Office Portfolio Whole Loan will be serviced under the WFCM 2019-C51 pooling and servicing agreement until the controlling pari passu Note A-2 is securitized, whereupon The Chantilly Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$22,350,000	$22,350,000	WFCM 2019-C51	No
A-2	$14,000,000	$14,000,000	UBS AG, or an affiliate	Yes
A-3	$10,000,000	$10,000,000	UBS AG, or an affiliate	No
Total	$46,350,000	$46,350,000

The Borrower and Borrower Sponsor. The borrower is RMR Office OPF Chantilly LP (“The Chantilly Office Portfolio Borrower”), a Delaware limited partnership and single purpose entity. Legal counsel to The Chantilly Office Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of The Chantilly Office Portfolio Whole Loan. The nonrecourse carve-out guarantor and borrower sponsor of The Chantilly Office Portfolio Whole Loan is RMR Office Property Fund LP.

RMR Office Property Fund LP is a subsidiary of The RMR Group Inc. (NASDAQ: RMR) (“RMR”), an alternative asset management company founded in 1986 to invest in real estate and manage real estate related businesses. RMR’s business primarily consists of providing management services to five publicly traded real estate investment trusts, three real estate related operating companies, one real estate securities mutual fund, and one firm specializing in commercial real estate finance. As of December 31, 2018, RMR had approximately $30.0 billion of total assets under management, including more than 1,500 properties, and employed approximately 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by RMR collectively had approximately 50,000 employees. RMR Office Property Fund LP is a private, open end core fund focused on the acquisition, ownership and leasing of a diverse portfolio of office properties throughout the U.S.

The Properties. The Chantilly Office Portfolio Properties are comprised of (i) two freestanding five-story class A office buildings situated on a 10.1-acre parcel totaling 109,598 square feet (“Stoneleigh I”) and 106,547 square feet (“Stoneleigh II, and together with Stoneleigh I, the “Stoneleigh Properties”), (ii) two freestanding four-story class A office buildings situated on a 9.3-acre parcel totaling 76,760 square feet (“Glenview I”) and 77,427 square feet (“Glenview II”) and (iii) a freestanding three-story class A office building situated on a 4.6-acre parcel adjacent to Glenview I and Glenview II totaling 58,794 square feet (“Glenbrook III”, and together with Glenview I and Glenview II, the “Newbrook Properties”) (collectively, “The Chantilly Office Portfolio Properties”). The Stoneleigh Properties were built in 2006 and provide for 828 parking spaces (3.83 spaces per 1,000 square feet of net rentable area). The Newbrook Properties were built in 2000 and provide for 951 parking spaces (4.47 spaces per 1,000 square feet of net rentable area). The Chantilly Office Portfolio Properties are located within 0.3 miles of each other in Chantilly, Virginia, approximately 25 miles west of Washington, D.C.

Property Summary

Property Name	Net Rentable Area (SF)	Occupancy %	Year Built	Appraised Value	Allocated Whole Loan Cut-off Date Balance	LTV
Stoneleigh I	109,598	64.0%	2006	$26,874,518	$11,840,000	44.1%
Stoneleigh II	106,547	100.0%	2006	$26,125,482	$11,510,000	44.1%
Glenview I	76,760	94.3%(1)	2000	$18,562,391	$8,290,000	44.7%
Glenview II	77,427	87.5%(2)	2000	$18,719,130	$8,360,000	44.7%
Glenbrook III	58,794	90.4%	2000	$14,218,478	$6,350,000	44.7%
Total/Weighted Average	429,126	86.2%(3)		$104,500,000	$46,350,000	44.4%
(1)	Includes one tenant, Tetra Tech, Inc., leasing 20,020 square feet (4.7% of portfolio net rentable area) that has yet to take occupancy as the space is currently being built out. Excluding this space, the Glenview I property is 68.2% occupied.

(2)	Includes one tenant, Redfin, leasing 20,358 square feet (4.7% of portfolio net rentable area) that has yet to take occupancy as the space is currently being built out. Excluding this space, the Glenview II property is 61.3% occupied.

(3)	Includes two tenants leasing 40,378 square feet (9.4% of portfolio net rentable area) at The Chantilly Office Portfolio Properties that have yet to take occupancy as the spaces are currently being built out. Excluding these spaces, The Chantilly Office Portfolio Properties are 76.8% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

An affiliate of the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017 as part of a six-asset portfolio for $71.8 million. The borrower sponsor subsequently acquired from the affiliate and recapitalized five of the six properties at an allocated purchase price of approximately $71.2 million in September 2018 and subsequently invested capital improvements of approximately $1.6 million. As of May 31, 2019, The Chantilly Office Portfolio Properties were 86.2% leased to 15 national, regional, and local tenants. Investment grade tenants account for 17.6% of net rentable area and 19.3% of underwritten base rent. National tenants, including Aetna Life Insurance, First American Title, and WEX, Inc., account for 47.2% of net rentable area and 53.0% of underwritten base rent. Eleven tenants totaling 290,413 square feet (67.7% of net rentable area, 79.8% of underwritten base rent) have either extended their lease terms or expanded their spaces.

Major Tenants.

Largest Tenant: AECOM Management Services, Inc. (Ba3/BB by Moody’s/S&P; 71,383 square feet; 16.6% of net rentable area; 19.4% of underwritten base rent; various lease expirations) – AECOM Management Services, Inc. (“AECOM”) (NYSE: ACM) is an engineering firm that provides planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government. According to Engineering News-Record’s (“ENR”) 2018 Design Survey, AECOM is the second largest general architectural and engineering design firm in the world, ranked by 2017 design revenue. In addition, AECOM is ranked by ENR as the leading firm in a number of design end markets, including transportation and general building. AECOM operated in over 150 countries with over 87,000 employees and reported revenues of approximately $20.2 billion as of fiscal year 2018. AECOM has been a tenant at The Chantilly Office Portfolio Properties since July 2006 and currently occupies 71,383 square feet across seven suites at The Chantilly Office Portfolio Properties. The lease related to four suites at the Stoneleigh Properties totaling 50,066 square feet (11.7% of NRA, 14.4% of underwritten base rent) have a current expiration date of September 30, 2020 and provide for two, five-year renewal options. The lease related to one suite at the Stoneleigh Properties totaling 12,770 square feet (3.0% of NRA, 2.8% of underwritten base rent) has a current expiration date of October 31, 2021 and has no renewal options. The lease related to one suite at the Glenbrook III Property totaling 5,184 square feet (1.2% of NRA, 1.3% of underwritten base rent) has a current expiration date of October 31, 2021 and has no renewal options. The lease related to one suite at the Stoneleigh Properties totaling 3,363 square feet (0.8% of NRA, 0.9% of underwritten base rent) has a current expiration date of November 30, 2022 and has no renewal options. Underwritten base rents for AECOM’s seven suites range from $25.49 to $33.45 per square foot with a weighted average underwritten base rent of $31.60 per square foot. With respect to AECOM’s lease at the Glenbrook III property (5,184 square feet), AECOM has a contract with the Open Source Enterprise of the U.S. government. In the event the U.S. government does not renew or irrevocably terminates its contract, the scope of the contract, or the funding received by AECOM pursuant to the contract is reduced to the extent that the premises are no longer required by AECOM, after 12 months from the lease commencement, AECOM may at any time terminate the lease effective as of the last day of any calendar month, upon 120 days’ notice, along with payment of a termination fee equal to the sum of (i) the amount of annual fixed rent that would have been payable by tenant during the three months immediately following the early termination date and (ii) the unamortized portion of the tenant improvement and brokerage commissions.

2nd Largest Tenant: The Teaching Company, LLC (49,529 square feet; 11.5% of net rentable area; 14.6% of underwritten base rent; 6/30/2021 lease expiration) – The Teaching Company, LLC (“TTC”), headquartered at one of the Stoneleigh Properties, owns The Great Courses brand, which was founded in 1990 and publishes teaching videos. The company provides unlimited access to learning experiences available on a wide variety of internet-connected devices, with each series taught by award-winning lecturers. Course subject matters include topics such as economics and finance, mathematics, science, history, and literature, among many others. TTC has been a tenant at The Chantilly Office Portfolio Properties since June 2008 and currently occupies three suites totaling 49,529 square feet at the Stoneleigh Properties. TTC’s leases have a current expiration date of June 30, 2021 and have an underwritten base rent of $34.42 per square foot. TTC’s leases have no renewal options and no termination options.

3rd Largest Tenant: General Dynamics Information Technology, Inc. (A2/A+ by Moody’s/S&P; 40,627 square feet; 9.5% of net rentable area; 10.8% of underwritten base rent; various lease expirations) – General Dynamics Information Technology, Inc. (“GDIT”) (NYSE: GD) is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation, combat vehicles, weapons systems and munitions, information technology services, C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions, and shipbuilding and ship repair. On April 3, 2018, GDIT completed its acquisition of CSRA Inc. for $9.7 billion, creating a provider of IT solutions to the defense, intelligence, and federal civilian markets. GDIT reported revenues of approximately $36.2 billion as of December 31, 2018. GDIT has been a tenant at The Chantilly Office Portfolio Properties since September 1999 and currently occupies 40,627 square feet across two suites at The Chantilly Office Portfolio Properties. The lease related to one suite at the Glenbrook III Property totaling 20,627 square feet (4.8% of NRA, 5.3% of underwritten base rent) has a current expiration date of December 31, 2020, an underwritten base rent of $29.97 per square foot, and one, three-year renewal option remaining. The lease related to one suite at the Glenview I & II Properties totaling 20,000 square feet (4.7% of NRA, 5.5% of underwritten base rent) has a current expiration date of January 31, 2021, an underwritten base rent of $32.07 per square foot, and no renewal options. GDIT’s leases have no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

The following table presents certain information relating to the tenancy at The Chantilly Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
AECOM Management Services, Inc.(3)	NR/Ba3/BB	71,383	16.6%	$31.60	$2,255,792	19.4%	9/30/2020	2, 5-year	Y(4)
The Teaching Company, LLC	NR/NR/NR	49,529	11.5%	$34.42	$1,704,788	14.6%	6/30/2021	N/A	N
General Dynamics Information Technology, Inc.(5)	NR/A2/A+	40,627	9.5%	$31.00	$1,259,591	10.8%	12/31/2020	1, 3-year	N
WEX, Inc.	NR/Ba3/BB-	32,342	7.5%	$31.18	$1,008,397	8.7%	12/31/2022	1, 5-year	N
Community Management Corporation	NR/NR/NR	31,556	7.4%	$33.54	$1,058,388	9.1%	7/31/2021	1, 5-year	N
Total Major Tenants		225,437	52.5%	$32.32	$7,286,957	62.6%
Non-Major Tenants		144,515	33.7%	$30.16	$4,359,070	37.4%
Occupied Collateral Total		369,952	86.2%	$31.48	$11,646,028	100.0%

Vacant Space		59,174	13.8%

Collateral Total		429,126	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2020 totaling $347,801.

(3)	Four suites totaling 50,066 square feet (11.7% of net rentable area) have a current expiration date of September 30, 2020 with two, five-year renewal options, two suites totaling 17,954 square feet (4.2% of net rentable area) have a current expiration date of October 31, 2021 with no renewal options, and one suite totaling 3,363 square feet (0.8% of net rentable area) has a current expiration date of November 30, 2022 with no renewal options.

(4)	With respect to AECOM’s lease at the Glenbrook III property (5,184 square feet; 1.2% of net rentable area), AECOM has a contract with the Open Source Enterprise of the U.S. government. In the event the U.S. government does not renew or irrevocably terminates its contract, the scope of the contract, or the funding received by AECOM pursuant to the contract is reduced to the extent that the premises are no longer required by AECOM, after 12 months from the lease commencement, AECOM may at any time terminate the lease effective as of the last day of any calendar month, upon 120 days’ notice, along with payment of a termination fee equal to the sum of (i) the amount of annual fixed rent that would have been payable by tenant during the three months immediately following the early termination date and (ii) the unamortized portion of the tenant improvement and brokerage commissions.

(5)	One suite totaling 20,627 square feet (4.8 % of net rentable area) has a current expiration date of December 31, 2020 with one, three-year renewal option and one suite totaling 20,000 square feet (4.7% of net rentable area) has a current expiration date of January 31, 2021 with no renewal options.

The following table presents certain information relating to the lease rollover schedule at The Chantilly Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	2	3,235	0.8%	3,235	0.8%	$0	0.0%	$0.0
2019	1	10,701	2.5%	13,936	3.2%	$328,093	2.8%	$30.66
2020	4	87,868	20.5%	101,804	23.7%	$2,847,614	24.5%	$32.41
2021	9	135,691	31.6%	237,495	55.3%	$4,363,178	37.5%	$32.16
2022	4	64,885	15.1%	302,380	70.5%	$1,939,415	16.7%	$29.89
2023	0	0	0.0%	302,380	70.5%	$0	0.0%	$0.00
2024(5)	4	67,572	15.7%	369,952	86.2%	$2,167,728	18.6%	$32.08
2025	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
2026	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
2027	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
2028	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
2029	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	369,952	86.2%	$0	0.0%	$0.00
Vacant	0	59,174	13.8%	429,126	100.0%	$0	0.0%	$0.00
Total/Weighted Average	24	429,126	100.0%			$11,646,028	100.0%	$31.48

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	MTM represents building amenity space comprised of a cafeteria space, a fitness center, and a conference meeting center.

(5)	Includes two tenants leasing 40,378 square feet (9.4% of net rentable area and 9.9% of underwritten base rent) at The Chantilly Office Portfolio Properties that have yet to take occupancy as the spaces are currently being built out.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

The following table presents historical occupancy percentages at The Chantilly Office Portfolio Properties:

Historical Occupancy

12/31/2015(1)	12/31/2016(2)	12/31/2017(2)	12/31/2018(2)	5/31/2019(3)
NAV	91.5%	85.4%	77.4%	86.2%

(1)	Prior information not available as the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017.

(2)	Information obtained from The Chantilly Office Portfolio Borrower.

(3)	Information obtained from the underwritten rent roll. Includes two tenants leasing 40,378 square feet (9.4% of portfolio net rentable area) at The Chantilly Office Portfolio Properties that have yet to take occupancy as the spaces are currently being built out. Excluding these spaces, The Chantilly Office Portfolio Properties are 76.8% occupied.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at The Chantilly Office Portfolio Properties:

Cash Flow Analysis

	2016	2017(1)	2018(1)	TTM 2/28/2019(1)	U/W	%(2)	U/W $ per SF
Rents in Place(3)	$11,904,956	$10,713,849	$10,227,482	$10,153,472	$11,298,226	78.5%	$26.33
Contractual Rent Steps(4)	0	0	0	0	377,697	2.6	0.88
Grossed Up Vacant Space	0	0	0	0	1,814,888	12.6	4.23
Gross Potential Rent	$11,904,956	$10,713,849	$10,227,482	$10,153,472	$13,490,811	93.7%	$31.44
Other Income	95,083	105,240	148,734	131,104	134,403	0.9	0.31
Total Recoveries	1,006,379	744,732	589,919	592,326	768,690	5.3	1.79
Net Rental Income	$13,006,418	$11,563,821	$10,966,136	$10,876,903	$14,393,905	100.0%	$33.54
(Vacancy & Credit Loss)	0	0	0	0	(1,814,888)(5)	(13.5)	(4.23)
Effective Gross Income	$13,006,418	$11,563,821	$10,966,136	$10,876,903	$12,579,017	87.4%	$29.31

Real Estate Taxes	1,233,634	1,184,389	1,015,954	988,686	1,069,026	8.5	2.49
Insurance	45,468	56,012	30,848	36,524	32,609	0.3	0.08
Management Fee	409,451	357,072	328,939	326,262	377,370	3.0	0.88
Other Operating Expenses	3,147,795	2,934,771	3,111,041	3,313,586	3,313,586	26.3	7.72
Total Operating Expenses	$4,836,348	$4,532,245	$4,486,782	$4,665,057	$4,792,591	38.1%	$11.17

Net Operating Income	$8,170,070	$7,031,577	$6,479,354	$6,211,845	$7,786,425	61.9%	$18.14
Replacement Reserves	0	0	0	0	85,825	0.7	0.20
TI/LC	0	0	0	0	673,181	5.4	1.57
Net Cash Flow	$8,170,070	$7,031,577	$6,479,354	$6,211,845	$7,027,419	55.9%	$16.38

NOI DSCR(6)	4.18x	3.60x	3.31x	3.18x	3.98x
NCF DSCR(6)	4.18x	3.60x	3.31x	3.18x	3.59x
NOI Debt Yield(6)	17.6%	15.2%	14.0%	13.4%	16.8%
NCF Debt Yield(6)	17.6%	15.2%	14.0%	13.4%	15.2%
(1)	Since acquisition in September 2017, the borrower sponsor has executed 62,686 square feet (14.6% of net rentable area and 15.0% of underwritten base rent) of new and expanded leases totaling $1,747,647 of underwritten base rent and 94,982 square feet (22.1% of net rentable area and 26.0% of underwritten base rent) of lease extensions totaling $3,024,562 of underwritten base rent.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Rents in Place decline from 2016 to 2017 due to Aetna Life Insurance vacating suite 300 (20,358 square feet) of the Glenview II property.

(4)	Represents (i) contractual rent steps through July 6, 2020 totaling $347,801 and (ii) straight line rent averaging for investment grade tenant, Aetna Life Insurance, totaling $29,896.

(5)	The underwritten economic vacancy is 12.7%. The Chantilly Office Portfolio Properties were 86.2% physically occupied as of May 31, 2019.

(6)	Based on The Chantilly Office Portfolio Whole Loan.

Appraisal. The appraiser concluded to an aggregate “as-is” appraised value of $104,500,000 as of March 28, 2019 and an “as stabilized” appraised value of $121,700,000 as of March 28, 2020 and March 28, 2022.

Environmental Matters. According to Phase I environmental site assessments dated April 3, 2019, there was no evidence of any recognized environmental conditions at The Chantilly Office Portfolio Properties.

Market Overview and Competition. The Chantilly Office Portfolio Properties are located in Chantilly, Fairfax County, Virginia, approximately 27.2 miles west of Washington, D.C. and approximately 8.6 miles south of Dulles International Airport. The Chantilly Office Portfolio Properties are located immediately off State Route 28, which provides access to Interstate 66, approximately 2.8 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

to the south. The neighborhood is predominately a commercial district with numerous business and industrial parks that line the State Highway 50 and Route 28 corridors. State Highway 50, located approximately 1.7 miles to the north of The Chantilly Office Portfolio Properties, extends east and west and provides access to Cincinnati and Arlington. Route 28 traverses the western edge of Fairfax County into Loudoun County.

The Chantilly Office Portfolio Properties are adjacent to The Field at Commonwealth, a newly constructed 167,270 square foot retail center anchored by a Wegman’s supermarket that was completed in 2018 and several local and chain restaurants including Lazy Dog Restaurant and Bar, The Habit Burger Grill, Chipotle Mexican Grill, and Peet’s Coffee & Tea. Within a short drive of The Chantilly Office Portfolio Properties are several additional retailers including Walmart Supercenter, Costco Wholesale, Lowe’s Home Improvement and Target.

Due to the presence of major government agencies such as the National Reconnaissance Office headquarters, the FBI’s Chantilly office, and CIA training facilities, many major defense contractors, engineering, and aerospace firms have offices in Chantilly including General Dynamics, Boeing, Northrup Grumman, Booz Allen Hamilton, Raytheon, and the Aerospace Corporation. Additionally, the Northern Virginia office market has become a major market for technology firms due to the strength of the region’s technology labor market.

In November 2018, Amazon announced plans to open an ‘HQ2’ in Crystal City, Virginia, approximately 27.0 miles east of The Chantilly Office Portfolio Properties. The headquarters expansion is projected to bring in approximately 25,000 jobs and approximately 4.0 million square feet of office space over the next 10 years according to the appraisal. Amazon’s 4.0 million square foot requirement accounts for 33.0% of Crystal City’s existing office inventory, and its projected 25,000 employees would comprise 11.0% of the Washington D.C. region’s technology labor market. Furthermore, Amazon’s HQ2 is expected to generate approximately 50,000 additional jobs in indirect industries and in retail, housing, and services, according to the appraisal.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of The Chantilly Office Portfolio Properties is 7,309, 95,647 and 204,742, respectively. The 2019 estimated population within a five-mile radius increased by 40.8% from 2000 to 2019, in comparison to a 30.5% increase for the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“SMA”) over the same period. The 2019 estimated average household income within the same one-, three- and five-mile radius was $161,259, $151,659 and $175,062, respectively. The 2019 estimated average household income within a five-mile radius is 24.8% higher than the average household income for the Washington-Arlington-Alexandria, DC-VA-MD-WV SMA.

Submarket Information – According to a third party market research report, The Chantilly Office Portfolio Properties are situated within the Route 28 Corridor South office submarket. The Route 28 Corridor South office submarket contains approximately 14.7 million square feet of office space with a vacancy rate of 15.5% and an average asking rental rate of $26.34 per square foot NNN as of the fourth quarter of 2018. The Route 28 Corridor South office submarket experienced positive year to date net absorption of 43,948 square feet at the end of the fourth quarter of 2018.

Appraiser’s Comp Set – The appraiser identified five competitive properties built between 1997 and 2008 ranging in size from approximately 114,126 square feet to 316,081 square feet. The appraiser’s competitive set reported rent from $27.00 per square foot to $34.84 per square foot, with a weighted average rent of $28.50 per square foot. The appraisals indicated a market rent of $32.00 per square foot for office space at the Stoneleigh Properties and $28.00 per square foot for office space at the Newbrook Properties.

The table below presents certain information relating to comparable sales for The Chantilly Office Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Commonwealth Centre I & II	Chantilly, VA	316,081	Apr-18	$97,750,000	$309.26
Liberty Center at Westfields	Chantilly, VA	409,478	Dec-16	$104,183,000	$254.43
Stonecroft at Westfields	Chantilly, VA	323,489	Dec-16	$73,550,000	$227.36
Independence Center I	Chantilly, VA	274,223	Jul-16	$57,916,000	$211.20
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

The table below presents certain information relating to five comparable office properties to The Chantilly Office Portfolio Properties identified by the appraiser:

Competitive Set(1)

	The Chantilly Office Portfolio (Subject)	Greens I & II	Penrose Center	Ridgeview I	Commonwealth Centre I & II	Corporate Pointe 3
Location	Chantilly, VA	Chantilly, VA	Chantilly, VA	Chantilly, VA	Chantilly, VA	Chantilly, VA
Distance from Subject	--	1.1 miles	1.4 miles	1.3 miles	0.5 miles	0.1 miles
Property Type	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban
Year Built/Renovated	2000, 2006/NAP	1997/NAP	2008/NAP	1999/NAP	2007/NAP	1999/NAP
Total GLA	429,126 SF	289,567 SF	145,921 SF	127,115 SF	316,081 SF	114,126 SF
Total Occupancy	86.2%(2)	93.0%	100.0%	100.0%	100.0%	74.0%
(1)	Information obtained from the appraisal and the underwritten rent roll.

(2)	Two tenants leasing 40,378 square feet (9.4% of net rentable area) at The Chantilly Office Portfolio Properties have yet to take occupancy as the spaces are currently being built out. Excluding these spaces, The Chantilly Office Portfolio Properties are 76.8% occupied.

The following table presents certain information relating to 10 comparable leases to those at The Chantilly Office Portfolio Properties:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF
Greens I & II 15049 & 15059 Conference Center Drive Chantilly, VA	1997/NAP	289,567	1.1 miles	93.0%	5.4 Yrs 5.4 Yrs 11.0 Yrs 7.4 Yrs	4,597 SF 21,144 SF 19,577 SF 9,457 SF	$30.00 $29.00 $28.30 $28.75
Penrose Center 14425 Penrose Place Chantilly, VA	2008/NAP	145,921	1.4 miles	100.0%	5.3 Yrs 6.0 Yrs	20,864 SF 8,052 SF	$33.00 $28.00
Ridgeview I 14900 Conference Center Drive Chantilly, VA	1999/NAP	127,115	1.3 miles	100.0%	6.3 Yrs	52,698 SF	$27.00
Commonwealth Centre I & II 14370 & 14360 Newbrook Drive Chantilly, VA	2007/NAP	316,081	0.5 miles	100.0%	9.4 Yrs 13.1 Yrs	32,015 SF 220,551 SF	$34.84 $27.50
Corporate Pointe 3 14280 Park Meadow Drive Chantilly, VA	1999/NAP	114,126	0.1 miles	74.0%	7.5 Yrs	7,300 SF	$27.50
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

Escrows.

Real Estate Taxes – Ongoing monthly real estate tax reserves, equaling one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as (i) no event of default has occurred or is continuing, (ii) all of The Chantilly Office Portfolio Properties maintain a debt yield of at least 9.0% and (iii) all of The Chantilly Office Portfolio Properties maintain a debt service coverage ratio for the immediately preceding 12-month period of at least 2.00x (collectively with (i) and (ii) above, the “Reserve Waiver Conditions”).

Insurance – Ongoing monthly escrows for insurance premiums, equaling one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next twelve months, are not currently required and will not be required so long as the Reserve Waiver Conditions are satisfied.

Replacement Reserves – Ongoing monthly replacement reserves of $7,152 (subject to a cap of $257,476) are not currently required and will not be required so long as the Reserve Waiver Conditions are satisfied.

TI/LC Reserve – Ongoing monthly TI/LC reserves of $53,641 are not currently required and will not be required so long as the Reserve Waiver Conditions are satisfied.

TATILC Funds – The Chantilly Office Portfolio Whole Loan documents require an upfront reserve of $1,481,290 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to Redfin ($952,788), Aetna Life Insurance ($248,260), Tetra Tech, Inc. ($209,663) and TTC ($70,579).

Rent Concessions Funds – The Chantilly Office Portfolio Whole Loan documents require an upfront reserve of $593,341 for outstanding free rents, rent abatements or other rent concessions with respect to Redfin ($186,615) and Tetra Tech, Inc. ($406,726).

Lockbox and Cash Management. The Chantilly Office Portfolio Whole Loan documents require a hard lockbox with springing cash management. The Chantilly Office Portfolio Borrower was required at origination of The Chantilly Office Portfolio Whole Loan to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The Chantilly Office Portfolio Whole Loan documents require that all rents received by The Chantilly Office Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, The Chantilly Office Portfolio Borrower is required to establish a cash management account under the sole control of the lender, to which, during a Triggering Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Period (as defined below), any remaining funds after such disbursements are required to be distributed to The Chantilly Office Portfolio Borrower. Upon a Cash Sweep Period, all remaining excess cash flow will be escrowed in an excess cash flow reserve account (provided, however, that if a Cash Sweep Period has occurred solely as a result of a Material Tenant Trigger Event (as defined below), then such amount will be applied to a Material Tenant (as defined below) reserve account).

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under The Chantilly Office Portfolio Whole Loan documents;

(ii)	the date on which The Chantilly Office Portfolio Borrower, the guarantor, the key principal or the property manager becomes insolvent or a debtor in a bankruptcy action;

(iii)	the debt service coverage ratio for the immediately preceding 12-month period falling below 1.75x;

(iv) an indictment for fraud or misappropriation of funds by The Chantilly Office Portfolio Borrower, the guarantor or the property manager (provided, that in the case of a third party manager, such indictment is related to The Chantilly Office Portfolio Properties); or

(v) a Material Tenant Trigger Event.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 90 days of such filing for The Chantilly Office Portfolio Borrower, the key principal or the guarantor, or within 120 days of such filing for the property manager, among other conditions;

●	with regard to clause (iii) above, the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters;

●	with regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the replacement of the property manager with a qualified manager under a replacement property management agreement; or

●	with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Period” will commence upon the earliest to occur of the following:

(i)	an event of default under The Chantilly Office Portfolio Whole Loan documents;

(ii)	the date on which The Chantilly Office Portfolio Borrower, the key principal, the guarantor, or the property manager becomes insolvent or a debtor in a bankruptcy action; or

(iii)	the debt service coverage ratio for the immediately preceding 12-month period falling below 1.75x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$22,350,000
Various	The Chantilly Office Portfolio	Cut-off Date LTV:	44.4%
Chantilly, VA 20151		U/W NCF DSCR:	3.59x
		U/W NOI Debt Yield:	16.8%

A Cash Sweep Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 90 days of such filing for The Chantilly Office Portfolio Borrower, the key principal, the guarantor or the property manager, among other conditions; or

●	with regard to clause (iii) above, the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon the occurrence of:

(i)	a Material Tenant giving notice of its intent to terminate or not to extend or renew its lease;

(ii)	on or prior to six months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease;

(iii)	on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice;

(iv)	a monetary or material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period;

(v)	any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action;

(vi)	a Material Tenant lease being terminated, in whole or in part, or being no longer in full force and effect; provided that with respect to a partial termination, such partial termination relates to a portion of a Material Tenant’s space that (a) makes up 20% or more of the total net rentable square footage or (b) is responsible for 20% or more of the total base rent of The Chantilly Office Portfolio Properties; or

(vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 20% or more of the total net rentable area at The Chantilly Office Portfolio Properties.

A Material Tenant Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant;

●	with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease;

●	with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease;

●	with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; or

●	with regard to clause (vii) above, the applicable Material Tenant having re-opened for business or the applicable Material Tenant space being leased to an acceptable replacement tenant at The Chantilly Office Portfolio Properties or a portion thereof constituting 20% or more of the total net rentable area at The Chantilly Office Portfolio Properties.

A “Material Tenant” means any tenant whose leases, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) cover no less than 20% of the net rentable area at The Chantilly Office Portfolio Properties or (y) require the payment of base rent that is no less than 20% of the total in-place base rent at The Chantilly Office Portfolio Properties.

Property Management. The Chantilly Office Portfolio Properties are managed by an affiliate of The Chantilly Office Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Chantilly Office Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by The Chantilly Office Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Chantilly Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – CIRE Equity Retail & Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller(1):	UBS AG		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – Various
	Original Principal Balance(2):	$22,000,000		Location:	Various
	Cut-off Date Balance(2):	$22,000,000		Size:	1,190,355 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF(2):	$108.03
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(2):	$108.03
	Borrower Sponsors:	Josh Volen; Trevor Smith; CIRE OPCO I, LLC		Year Built/Renovated:	Various/Various
	Guarantors:	Josh Volen; Trevor Smith; CIRE OPCO I, LLC		Title Vesting:	Fee
	Mortgage Rate:	4.1390%		Property Manager:	Self-managed
	Note Date:	May 9, 2019		Current Occupancy (As of):	91.4% (Various)
	Seasoning:	1 month		YE 2018 Occupancy:	93.0%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy:	92.9%
	IO Period:	120 months		YE 2016 Occupancy:	93.7%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value(5):	$198,100,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$166.42
	Call Protection(3):	L(24),GRTR 1% or YM(89),O(7)		Appraisal Valuation Date:	Various
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(2):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(2):	Pari Passu ($106,600,000)		TTM NOI (2/28/2019):	$12,866,781
				YE 2018 NOI(6):	$12,674,720
				YE 2017 NOI(6):	$10,561,894
				YE 2016 NOI:	$10,236,354
				U/W Revenues:	$17,894,164
Escrows and Reserves				U/W Expenses:	$4,772,257
	Initial	Monthly	Cap	U/W NOI:	$13,121,906
Taxes	$323,078	$161,539	NAP	U/W NCF:	$12,303,298
Insurance	$0	Springing(4)	NAP	U/W DSCR based on NOI/NCF(2):	2.42x / 2.27x
Replacement Reserve	$301,104	$20,994	NAP	U/W Debt Yield based on NOI/NCF(2):	10.2% / 9.6%
TI/LC Reserve	$589,027	$87,423	NAP	U/W Debt Yield at Maturity based on NOI/NCF(2)	10.2% / 9.6%
Immediate Repairs Reserve	$171,330	$0	NAP	Cut-off Date LTV Ratio(2)(5):	64.9%
Rent Concession Funds	$52,244	$5,887	NAP	LTV Ratio at Maturity(2)(5):	64.9%

Sources and Uses
Sources			Uses
Original whole loan amount	$128,600,000	100.0%	Loan payoff	$101,632,278	79.0%
			Closing costs	2,569,664	2.0
			Upfront reserves	1,436,784	1.1
			Return of equity	22,961,274	17.9
Total Sources	$128,600,000	100.0%	Total Uses	$128,600,000	100.0%
(1)	The CIRE Equity Retail & Industrial Portfolio Whole Loan (as defined below), was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and UBS AG.

(2)	The CIRE Equity Retail & Industrial Portfolio Mortgage Loan (as defined below) is part of the CIRE Equity Retail & Industrial Portfolio Whole Loan, which is comprised of six pari passu promissory notes with an aggregate original principal balance of $128,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the CIRE Equity Retail & Industrial Portfolio Whole Loan.

(3)	The borrowers may obtain the release or substitution of any of the CIRE Equity Retail & Industrial Portfolio Properties (as defined below) securing the CIRE Equity Retail & Industrial Portfolio Whole Loan, at any time after the earlier to occur of (A) May 9, 2020 and (B) the securitization of the final CIRE Equity Retail & Industrial Portfolio Whole Loan promissory note. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

(4)	The CIRE Equity Retail & Industrial Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the borrower provides the lender with evidence that the CIRE Equity Retail & Industrial Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect.

(5)	On a portfolio basis, the CIRE Equity Retail & Industrial Portfolio (as defined below) has an “as-is” appraised value of $198,100,000. On a stand-alone basis, the 11 CIRE Equity Retail & Industrial Portfolio Properties have an aggregate “as-is” appraised value of $188,710,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the CIRE Equity Retail & Industrial Portfolio Whole Loan and the aggregate stand-alone “as-is” appraised value of $188,710,000 are 68.1% and 68.1%, respectively.

(6)	The increase in YE 2018 NOI from YE 2017 NOI is due to the acquisition of the Val Vista Towne Center property and the Pear Tree property in 2017 and the Wood Village Town Center property in 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various Property Addresses – Various	Loan #11 CIRE Equity Retail & Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.9% 2.27x 10.2%

The Mortgage Loan. The mortgage loan (the “CIRE Equity Retail & Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “CIRE Equity Retail & Industrial Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $128,600,000. The CIRE Equity Retail & Industrial Portfolio Whole Loan is secured by a first mortgage encumbering the borrowers’ fee interest in 11 retail and industrial properties located across six states (each a “CIRE Equity Retail & Industrial Portfolio Property”, and collectively, the “CIRE Equity Retail & Industrial Portfolio Properties” or “CIRE Equity Retail & Industrial Portfolio”). The CIRE Equity Retail & Industrial Portfolio Mortgage Loan represents the non-controlling Note A-4. The CIRE Equity Retail & Industrial Portfolio Whole Loan will be serviced under the WFCM 2019-C51 pooling and servicing agreement until the controlling pari passu Note [A-1] is securitized, whereupon the CIRE Equity Retail & Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	DBNY	[Yes]
A-2	$25,000,000	$25,000,000	DBNY	[No]
A-3	$22,160,000	$22,160,000	DBNY	[No]
A-4	$22,000,000	$22,000,000	WFCM 2019-C51	[No]
A-5	$20,000,000	$20,000,000	UBS AG	[No]
A-6	$9,440,000	$9,440,000	UBS AG	[No]
Total	$128,600,000	$128,600,000

The Properties. The CIRE Equity Retail & Industrial Portfolio Properties consist of seven retail properties totaling 1,049,075 square feet (the “Retail Properties”) and four single-tenant industrial properties totaling 141,280 square feet (the “Industrial Properties”), with an aggregate square footage of 1,190,355 across the CIRE Equity Retail & Industrial Portfolio. The CIRE Equity Retail & Industrial Portfolio Properties net rentable area is spread across 11 properties located in Arizona (four properties; 47.6% of net rentable area), California (three properties; 20.9% of net rentable area), Oregon (one property; 11.5% of net rentable area), Colorado (one property; 12.4% of net rentable area), Indiana (one property; 1.9% of net rentable area) and Florida (one property; 5.7% of net rentable area).

The borrower sponsors acquired the CIRE Equity Retail & Industrial Portfolio Properties between 2011 and 2018 in separate transactions and have invested approximately $5.2 million in additional capital, for a total cost basis of $137.7 million. The CIRE Equity Retail & Industrial Portfolio is well diversified, with only one tenant comprising more than 10.0% of the total CIRE Equity Retail & Industrial Portfolio net rentable area, and no individual-location tenant contributing more than 8.4% of the total underwritten base rent (no individual tenant contributes more than 8.6% of base rent across the CIRE Equity Retail & Industrial Portfolio).

The four industrial properties are situated on 27.2 acres of improved industrial land, with two properties located in Riverside, California, one property located in Indianapolis, Indiana and one property located in Bartow, Florida. All four industrial properties are 100.0% leased to 48Forty Solutions as of July 1, 2019.

Major Tenants.

Largest Tenant: 48Forty Solutions (141,280 square feet; 11.9% of net rentable area; 7.4% of underwritten base rent; various lease expirations) – 48Forty Solutions is the largest distributor of wooden pallets in North America with a national network of over 225 facilities, including 45 company-owned and operated plants and more than 180 affiliates. 48Forty Solutions operates its own fleet of 4,500 trailers and approximately 300 power units providing end-to-end pallet solutions, from supply to retrieval, on-site services, reverse logistics, and packaging materials. 48Forty Solutions occupies 100.0% of net rentable area as of July 1, 2019 at the 2621 Hall Ave - Riverside, CA, 2641 Hall Ave - Riverside, CA, 606 W Troy - Indianapolis, IN and Homeland - Bartow, FL properties. The lease at the Homeland - Bartow, FL property (67,438 square feet) expires on June 30, 2025. The leases at the 2641 Hall Ave - Riverside, CA property (34,982 square feet) and the 2621 Hall Ave - Riverside, CA property (16,000 square feet) expire on May 31, 2023. The lease at the 606 W Troy - Indianapolis, IN property (22,860 square feet) expires on April 30, 2024. All four 48Forty Solutions leases have two, five-year renewal options remaining.

2nd Largest Tenant: Ross Stores (A3/A- by Moody’s/S&P; 108,939 square feet; 9.2% of net rentable area; 8.6% of underwritten base rent; various lease expirations) – Ross Stores (NASDAQ: ROST) is owned by Ross Stores, Inc., which is headquartered in Dublin, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear, and home fashions. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States, with 1,480 locations in 38 states, the District of Columbia, and Guam. Ross Stores, Inc. reported approximately $15.0 billion in revenue as of February 2, 2019. Ross Stores has four leases at the CIRE Equity Retail & Industrial Portfolio Properties. The lease at the Pecan Promenade property (30,187 square feet) expires on January 31, 2022 with three, five-year renewal options. The lease at the Valley Plaza property (27,650 square feet) expires on January 31, 2021 with four, five-year renewal options. The lease at the Val Vista Towne Center property (25,126 square feet) expires on January 31, 2022 with two, five-year renewal options. The lease at the Pear Tree property (25,976 square feet) expires on January 30, 2025 with no renewal options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various Property Addresses – Various	Loan #11 CIRE Equity Retail & Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.9% 2.27x 10.2%

3rd Largest Tenant: Kohl’s Department Stores, Inc. (BBB/Baa2/BBB by Fitch/Moody’s/S&P; 87,501 square feet; 7.4% of net rentable area; 8.4% of underwritten base rent; 1/31/2027 lease expiration) – Kohl’s Corporation (“Kohl’s”) (NYSE: KSS) sells moderately-priced proprietary and national brand apparel, footwear, accessories, beauty and home products. Kohl’s operated 1,159 Kohl’s department stores with 82.6 million selling square feet in 49 states as well as 12 FILA outlets and four off-aisle clearance centers as of February 2, 2019. Kohl’s reported approximately $20.2 billion in revenue as of February 2, 2019. Kohl’s Department Stores, Inc. has been at the Wood Village Town Center property since April 2006 and has eight, five-year renewal options following its January 2027 lease expiration.

The following table presents certain information relating to the CIRE Equity Retail & Industrial Portfolio Properties:

Property Name - Location	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)	Allocated Cut-off Date LTV(1)	% of UW NOI	Parking Ratio (per 1,000 SF)
Wood Village Town Center - 22557 Park Lane Wood Village, OR	$21,193,683	16.5%	94.1%	2006/NAP	137,105	$31,100,000	68.1%	15.3%	5.4
Pecan Promenade - 2735-2755 South 99th Avenue; 9820-9870 West Lower Buckeye Road Tolleson, AZ	$19,701,266	15.3%	88.5%	2006/NAP	141,485	$28,910,000	68.1%	15.5%	5.0
Valley Plaza - 3115 South McClintock Drive Tempe, AZ	$17,922,633	13.9%	95.6%	1991/NAP	146,226	$26,300,000	68.1%	14.7%	3.8
Pear Tree - 504 East Perkins Street Ukiah, CA	$16,695,989	13.0%	90.9%	1977/1998	197,437	$24,500,000	68.1%	12.9%	4.5
Glendale Market Square - 5840, 5870, 5880, 5890 West Bell Road; 17045 North 59th Street Glendale, AZ	$15,810,079	12.3%	92.8%	1988/NAP	185,907	$23,200,000	68.1%	13.8%	6.1
Central Park Shopping Center - 7425-7719 East Iliff Avenue; 2150 South Quebec Street Unincorporated Arapahoe, CO	$14,378,994	11.2%	95.1%	1986/NAP	147,563	$21,100,000	68.1%	12.4%	4.5
Val Vista Towne Center - 1395-1505 East Warner Road Gilbert, AZ	$12,675,322	9.9%	64.3%(2)	2000/NAP	93,352	$18,600,000	68.1%	8.5%	4.7
2641 Hall Ave - Riverside, CA - 2641 Hall Avenue Riverside, CA	$3,740,992	2.9%	100.0%	1987/NAP	34,982	$5,489,600	68.1%	1.7%	0.1
606 W Troy - Indianapolis, IN - 606 West Troy Avenue Indianapolis, IN	$2,794,023	2.2%	100.0%	1967/1989	22,860	$4,100,000	68.1%	2.3%	1.4
Homeland - Bartow, FL - 5700 US Highway 17 South Bartow, FL	$1,976,260	1.5%	100.0%	1983/NAP	67,438	$2,900,000	68.1%	1.7%	0.3
2621 Hall Ave - Riverside, CA - 2621 Hall Avenue Riverside, CA	$1,710,760	1.3%	100.0%	1990/NAP	16,000	$2,510,400	68.1%	1.3%	0.0
Total/Weighted Average	$128,600,000	100.0%	91.4%		1,190,355	$198,100,000	64.9%	100.0%	4.4
(1)	The aggregate Appraised Value for each CIRE Retail & Industrial Portfolio Property represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and weighted average Allocated Cut-off Date LTV are based on the portfolio “as-is” appraised value of $198,100,000. Weighted average Allocated Cut-off Date LTV based on the aggregate stand-alone “as-is” appraised value of $188,710,000 is 68.1%.

(2)	Goodwill and CoreYoga have provided letters of intent for 23,848 square feet and 3,200 square feet of space at the Val Vista Towne Center property, respectively. Including these tenants, Occupancy at the Val Vista Towne Center property would be 93.3% as of May 1, 2019. Staples vacated 23,848 square feet of the Val Vista Towne Center property in 2017.

Market Overview. The CIRE Equity Retail & Industrial Portfolio Properties are located across six different states. Four properties, accounting for 51.4% of the allocated loan amount, are located in Maricopa County, Arizona. Pear Tree, which accounts for 13.0% of the allocated loan amount, is located in Mendocino County, California and two properties, accounting for 4.2% of the allocated loan amount, are located in Riverside County, California. Wood Village Town Center, which accounts for 16.5% of the allocated loan amount, is located in Multnomah County, Oregon. Central Park Shopping Center, which accounts for 11.2% of the allocated loan amount, is located in Unincorporated Arapahoe, Colorado. The two remaining properties, accounting for 3.7% of the allocated loan amount, are located in Marion County, Indiana and Polk County, Florida.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various Property Addresses – Various	Loan #11 CIRE Equity Retail & Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.9% 2.27x 10.2%

The seven Retail Properties of the CIRE Equity Retail & Industrial Portfolio are anchored neighborhood retail centers. The following table presents certain information relating to comparable demographic and rental information for the Retail Properties of the CIRE Equity Retail & Industrial Portfolio:

Retail Market Summary(1)

Retail Properties	Net Rentable Area (SF)(2)	5-Mile Radius Population(3)	5-Mile Radius Avg Household Income(3)	In-Place U/W Base Rent PSF(2)	Appraiser Concluded Rent PSF	In-Place Vacancy(2)	Appraiser Concluded Vacancy
Glendale Market Square	185,907	339,439	$85,227	$9.77	$9.64	7.2%	5.0%
Pecan Promenade	141,485	198,051	$68,284	$16.52	$16.66	11.5%	4.3%
Valley Plaza	146,226	357,707	$72,674	$13.44	$14.85	4.4%	7.0%
Val Vista Towne Center	93,352	323,025	$104,870	$18.79	$17.60	35.7%(4)	7.0%
Central Park Shopping Center	147,563	437,996	$103,273	$11.60	$12.94	4.9%	4.0%
Pear Tree	197,437	29,895	$70,664	$9.46	$10.57	9.1%	7.0%
Wood Village Town Center	137,105	236,513	$77,830	$16.26	$16.43	5.9%	2.0%
Total/Weighted Average	1,049,075	263,611	$81,771	$12.87	$13.55	9.8%	5.2%
(1)	Information obtained from appraisals.

(2)	Information obtained from the underwritten rent roll as of May 1, 2019. In-Place U/W Base Rent PSF includes contractual rent steps through June 2020 totaling $178,175 and excludes vacant space.

(3)	Information obtained from third party research reports.

(4)	Goodwill and CoreYoga have provided letters of intent for 23,848 square feet and 3,200 square feet of space at Val Vista Towne Center, respectively. Including these tenants, In-Place Vacancy at Val Vista Towne Center would be 6.7% and the Weighted Average In-Place Vacancy would be 7.2%. Staples vacated 23,848 square feet of the Val Vista Towne Center property in 2017.

According to the appraisal, the United States industrial market has inventory of approximately 14.8 billion square feet with approximately 262.7 million square feet under construction. As of the fourth quarter of 2018, the national vacancy rate for industrial space was 5.0%, compared to 5.2% as of the prior year. Over the same period, average asking rent rose from 10.3% to $7.16 per square foot. Annual net absorption of industrial space as of the fourth quarter of 2018 was approximately 238.0 million square feet, compared to net absorption of 239.9 million square feet as of the prior year.

The following table presents certain information relating to comparable demographic and rental information for the Industrial Properties of the CIRE Equity Retail & Industrial Portfolio:

Industrial Warehouse Market Summary(1)

Industrial Properties	Net Rentable Area (SF)(2)	5-Mile Radius Population(3)	5-Mile Radius Avg Household Income(3)	In-Place U/W Base Rent PSF(2)	Appraiser Concluded Rent PSF	In-Place Vacancy(2)	Appraiser Concluded Vacancy
2621 Hall Ave - Riverside, CA	16,000	241,853	$75,987	$10.98	$4.80	0.0%	3.0%
2641 Hall Ave - Riverside, CA	34,982	240,021	$76,298	$6.72	$6.66	0.0%	3.0%
606 W Troy - Indianapolis, IN	22,860	209,984	$56,896	$14.10	$13.50	0.0%	2.0%
Homeland - Bartow, FL	67,438	14,784	$71,780	$3.46	$3.50	0.0%	5.0%
Total/Weighted Average	141,280	127,855	$70,967	$6.84	$6.05	0.0%	3.8%
(1)	Information obtained from appraisals.

(2)	Information obtained from the underwritten rent roll as of July 1, 2019. In-Place U/W Base Rent PSF includes contractual rent steps through June 2020 totaling $5,947.

(3)	Information obtained from third party research reports.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various Property Addresses – Various	Loan #11 CIRE Equity Retail & Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.9% 2.27x 10.2%

The following table presents certain information relating to the tenancy at the CIRE Equity Retail & Industrial Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
48Forty Solutions	NR/NR/NR	141,280	11.9%	$6.84	$966,391	7.4%	Various(3)	2, 5-year	Y(4)
Ross Stores	NR/A3/A-	108,939	9.2%	$10.43	$1,135,820	8.6%	Various(5)	3, 5-year(5) 4, 5-year(5) 2, 5-year(5)	N
Kohl’s Department Stores, Inc.	BBB/Baa2/BBB	87,501	7.4%	$12.57	$1,100,004	8.4%	1/31/2027	8, 5-year	N
Floor & Décor	NR/NR/BB-	75,000	6.3%	$7.50	$562,500	4.3%	4/30/2028	1, 5-year	N
US Foods	NR/NR/NR	60,145	5.1%	$7.47	$449,464	3.4%	3/31/2024	3, 5-year	N
Total Major Tenants		472,865	39.7%	$8.91	$4,214,180	32.1%

Non-Major Tenants		614,613	51.6%	$14.53	$8,932,253	67.9%

Occupied Collateral Total		1,087,478	91.4%	$12.09	$13,146,433	100.0%

Vacant Space		102,877	8.6%

Collateral Total		1,190,355	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2020 totaling $184,122.

(3)	48Forty Solutions has four leases at the CIRE Equity Retail & Industrial Portfolio Properties. The lease at the Homeland - Bartow, FL property (67,438 square feet) expires on June 30, 2025. The leases at the 2641 Hall Ave - Riverside, CA property (34,982 square feet) and the 2621 Hall Ave - Riverside, CA property (16,000 square feet) expire May 31, 2023. The lease at the 606 W Troy - Indianapolis, IN property (22,860 square feet) expires on April 30, 2024.

(4)	48Forty Solutions has a one-time option to terminate its lease at the Homeland - Bartow, FL property effective July 1, 2022 with at least 12 months’ written notice and a termination fee of $500,000 plus any unamortized capital expenditure allowance amortized over a 60-month term at 12% per annum. 48Forty Solutions has an option to terminate its lease at the 2641 Hall Ave - Riverside, CA property, the 2621 Hall Ave - Riverside, CA property and the 606 W Troy - Indianapolis, IN property if capital expenditures are required as a result of the specific and unique use of the premises during the last two years of its lease and the cost thereof exceeds six months’ base rent. 48Forty Solutions may terminate the lease unless the landlord notifies 48Forty Solutions, in writing, within 10 days after receipt of the termination notice that the landlord has elected to pay the difference between the actual cost thereof and an amount equal to six months’ base rent. If 48Forty Solutions is unable to finance the landlord’s share of capital expenditures or if the balance of the base rent due and payable for the remainder of the lease is not sufficient to fully reimburse 48Forty Solutions on an offset basis, 48Forty Solutions will have the right to terminate its lease.

(5)	Ross Stores has four leases at the CIRE Equity Retail & Industrial Portfolio Properties. The lease at the Pecan Promenade property (30,187 square feet) expires on January 31, 2022 with three, five-year renewal options. The lease at the Valley Plaza property (27,650 square feet) expires on January 31, 2021 with four, five-year renewal options. The lease at the Val Vista Towne Center property (25,126 square feet) expires on January 31, 2022 with two, five-year renewal options. The lease at the Pear Tree property (25,976 square feet) expires on January 30, 2025 with no renewal options.

The following table presents certain information relating to the lease rollover schedule at the CIRE Equity Retail & Industrial Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	14	28,953	2.4%	28,953	2.4%	$564,808	4.3%	$19.51
2020	25	62,326	5.2%	91,279	7.7%	$1,191,672	9.1%	$19.12
2021	25	79,666	6.7%	170,945	14.4%	$1,544,410	11.7%	$19.39
2022	26	132,091	11.1%	303,036	25.5%	$1,967,860	15.0%	$14.90
2023	18	114,889	9.7%	417,925	35.1%	$1,397,892	10.6%	$12.17
2024	20	274,340	23.0%	692,265	58.2%	$2,360,678	18.0%	$8.60
2025	4	151,617	12.7%	843,882	70.9%	$1,010,454	7.7%	$6.66
2026	3	13,874	1.2%	857,756	72.1%	$264,163	2.0%	$19.04
2027	6	101,024	8.5%	958,780	80.5%	$1,320,718	10.0%	$13.07
2028	6	93,735	7.9%	1,052,515	88.4%	$919,823	7.0%	$9.81
2029	6	34,963	2.9%	1,087,478	91.4%	$603,955	4.6%	$17.27
Thereafter	0	0	0.0%	1,087,478	91.4%	$0	0.0%	$0.00
Vacant	0	102,877	8.6%	1,190,355	100.0%	$0	0.0%	$0.00
Total/Weighted Average	153	1,190,355	100.0%			$13,146,433	100.0%	$12.09
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various – Various Property Addresses – Various	Loan #11 CIRE Equity Retail & Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 64.9% 2.27x 10.2%

The following table presents historical occupancy percentages at the CIRE Equity Retail & Industrial Portfolio Properties:

Historical Occupancy(1)

12/31/2016	12/31/2017	12/31/2018	Various(2)
93.7%	92.9%	93.0%	91.4%

(1)	Information obtained from the borrowers.

(2)	As of May 1, 2019 for the Retail Properties and July 1, 2019 for the Industrial Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the CIRE Equity Retail & Industrial Portfolio Properties:

Cash Flow Analysis

	2016	2017	2018	TTM 2/28/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$10,595,213	$10,679,433	$12,599,495	$12,891,042	$12,962,310	64.3%	$10.89
Straight Line Rent(2)	0	0	0	0	8,500	0.0	0.01
Contractual Rent Steps(3)	0	0	0	0	184,122	0.9	0.15
Grossed Up Vacant Space	0	0	0	0	2,162,622	10.7	1.82
Gross Potential Rent	$10,595,213	$10,679,433	$12,599,495	$12,891,042	$15,317,554	76.0%	$12.87
Other Income	148,514	88,502	223,333	141,968	223,333	1.1	0.19
Total Recoveries	3,386,438	3,854,446	4,424,239	4,528,586	4,615,869	22.9	3.88
Net Rental Income	$14,130,165	$14,622,381	$17,247,067	$17,561,596	$20,156,756	100.0%	$16.93
(Vacancy & Credit Loss)	0	0	0	0	(2,262,592)(4)	(14.8)	(1.90)
Effective Gross Income	$14,130,165	$14,622,381	$17,247,067	$17,561,596	$17,894,164	88.8%	$15.03

Real Estate Taxes	1,603,665	1,650,070	1,938,441	2,022,699	2,022,699	11.3	1.70
Insurance	215,562	184,687	177,742	182,311	123,327	0.7	0.10
Management Fee	506,665	509,356	591,337	590,090	609,650	3.4	0.51
Other Operating Expenses	1,567,919	1,716,373	1,864,826	1,899,715	2,016,581	11.3	1.69
Total Operating Expenses	$3,893,811	$4,060,487	$4,572,346	$4,694,815	$4,772,257	26.7%	$4.01

Net Operating Income(5)	$10,236,354	$10,561,894	$12,674,720	$12,866,781	$13,121,906	73.3%	$11.02
Replacement Reserves	0	0	0	0	223,431	1.2	0.19
TI/LC	0	0	0	0	595,178	3.3	0.50
Net Cash Flow	$10,236,354	$10,561,894	$12,674,720	$12,866,781	$12,303,298	68.8%	$10.34

NOI DSCR(6)	1.89x	1.95x	2.34x	2.38x	2.42x
NCF DSCR(6)	1.89x	1.95x	2.34x	2.38x	2.27x
NOI Debt Yield(6)	8.0%	8.2%	9.9%	10.0%	10.2%
NCF Debt Yield(6)	8.0%	8.2%	9.9%	10.0%	9.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents straight line rent averaging for investment grade tenant Starbucks.

(3)	Represents contractual rent steps through June 2020.

(4)	The underwritten economic vacancy is 11.2%. The CIRE Equity Retail & Industrial Portfolio Properties were 91.4% leased as of May 1, 2019 for the Retail Properties and July 1, 2019 for the Industrial Properties.

(5)	The YE 2018 Net Operating Income increased compared to the YE 2017 Net Operating Income due to the acquisition of the Val Vista Towne Center property and the Pear Tree property in 2017 and the Wood Village Town Center property in 2018.

(6)	The debt service coverage ratios and debt yields are based on the CIRE Equity Retail & Industrial Portfolio Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – 155 Tice Boulevard

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$22,000,000		Location:	Woodcliff Lake, NJ
	Cut-off Date Balance:	$21,960,798		Size:	118,092 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF:	$185.96
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$137.27
	Borrower Sponsor:	Ferdinand Nachman Brach		Year Built/Renovated:	1980/2009
	Guarantors:	Ferdinand Nachman Brach		Title Vesting:	Fee
	Mortgage Rate:	4.6000%		Property Manager:	Tenant-managed
	Note Date:	May 31, 2019		Current Occupancy (As of)(1):	100.0% (7/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	100.0%
	Maturity Date:	June 11, 2029		YE 2017 Occupancy:	100.0%
	IO Period:	0 months		YE 2016 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	100.0%
	Amortization Term (Original):	300 months		Appraised Value:	$36,800,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per SF:	$311.62
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	February 6, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (4/30/2019):	$2,986,410
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$2,881,935
				YE 2017 NOI:	$2,886,801
				YE 2016 NOI:	$2,886,755
				U/W Revenues:	$3,302,937
Escrows and Reserves				U/W Expenses:	$548,439
	Initial	Monthly	Cap	U/W NOI:	$2,754,498
Taxes	$170,813	$36,233	NAP	U/W NCF:	$2,555,737
Insurance	$0	$1,645	NAP	U/W DSCR based on NOI/NCF:	1.86x / 1.72x
Replacement Reserve	$0	$4,262	NAP	U/W Debt Yield based on NOI/NCF:	12.5% / 11.6%
General TI/LC Reserve	$0	$14,762	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	17.0% / 15.8%
				Cut-off Date LTV Ratio:	59.7%
				LTV Ratio at Maturity:	44.0%

Sources and Uses
Sources			Uses
Original loan amount	$22,000,000	57.9%	Purchase price	$36,000,000	94.7%
Cash equity contribution	16,003,861	42.1	Upfront reserves	170,813	0.4
			Closing costs	1,833,048	4.8
Total Sources	$38,003,861	100.0%	Total Uses	$38,003,861	100.0%

(1)	According to a tenant representative, Eisai (as defined below) is currently utilizing approximately 65% of its space at the 155 Tice Boulevard Property (as defined below).

The Mortgage Loan. The mortgage loan (the “155 Tice Boulevard Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a suburban office property located in Woodcliff Lake, New Jersey (the “155 Tice Boulevard Property”).

The Property. The 155 Tice Boulevard Property is a three-story, 118,092 square foot class A suburban office building constructed in 1980 and most recently renovated in 2009. The 155 Tice Boulevard Property is situated on a 10.0-acre site, features a full service cafeteria and contains 465 surface parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area.

The 155 Tice Boulevard Property is 100.0% leased to Eisai, Inc. (“Eisai”), the American subsidiary of the global Japanese based pharmaceutical company Eisai Co. Ltd. through June 30, 2028 with two, 5-year extension options remaining. Eisai Co. Ltd. is a research and development based pharmaceutical company specializing in neurological and oncological diseases. Headquartered in Tokyo, Japan and founded in 1941, Eisai Co. Ltd. employs over 10,000 people globally with production plants, laboratories, and sales offices located across the globe. As of January 2019, a Japanese rating agency, Rating and Investments Information, Inc. issued an ‘A+ Stable’ credit rating for Eisai Co. Ltd.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #12	Cut-off Date Balance:	$21,960,798
155 Tice Boulevard Woodcliff Lake, New Jersey 07677	155 Tice Boulevard	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.7% 1.72x 12.5%

The 155 Tice Boulevard Property is allocated to the company’s oncology, clinical research, medical services, and global regulatory compliance divisions. Eisai leases approximately 209,000 square feet at 100 Tice Boulevard (adjacent to the 155 Tice Boulevard Property; not part of the collateral), which serves as Eisai Co. Ltd.’s U.S. headquarters. According to a tenant representative, Eisai currently utilizes approximately 65% of its space at the 155 Tice Boulevard Property.

The 155 Tice Boulevard Property is one unit in a two-unit condominium regime. Each unit in the condominium regime contains a separate office building, and the common elements consist principally of a connecting wall between the two buildings and a plaza located between the units. Each unit owner has sole responsibility for the maintenance of its respective building and the owners association’s duties are limited solely to any common areas. The borrower has a 50% voting rights interest in the related owners’ association. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

Market Overview. The 155 Tice Boulevard Property is located in Woodcliff Lake in Bergen County, New Jersey, approximately 31.0 miles northeast of the New York City central business district, 34.5 miles north of Newark Liberty International Airport, and 38.1 miles northeast of the John F. Kennedy International Airport. The 155 Tice Boulevard Property is less than one mile north of the Garden State Parkway, a major commuter highway (which provides access to the immediate market area), 11.3 miles north of Interstate 80, 18.2 miles northwest of the George Washington Bridge, and 5.1 miles north of Interstate 287. In addition, Woodcliff Lake is served by the New Jersey Transit train system, with service to Hoboken and New York City. The 155 Tice Boulevard Property is located approximately 4.4 miles northwest of the Allendale Station along the Main-Bergen Co. train line with regular direct service to Hoboken, Penn Station New York City, and Secaucus. Immediate uses surrounding the 155 Tice Boulevard Property include the Eisai U.S. headquarters, a Hilton Hotel with 338 rooms, additional office buildings serving KPMG and Eagle Pharmaceuticals Inc., and Tice’s Corner, a neighborhood shopping center featuring various national tenants including Apple, Panera Bread, Pottery Barn, and Madewell.

According to a third party market research report, the estimated 2019 population within a three- and five-mile radius of the 155 Tice Boulevard Property was 54,201, and 219,481, respectively; and the estimated 2019 average household income within the same radii was $169,014, and $149,009, respectively.

According to a third party market research report, the 155 Tice Boulevard Property is situated within the Upper Parkway submarket of the Northern New Jersey office market. As of June 5, 2019, the submarket reported a total inventory of approximately 5.0 million square feet with an 11.9% vacancy rate and an average asking rental rate of $29.59 per square foot, gross. The appraiser concluded to a market rent for the 155 Tice Boulevard Property of $16.89 per square foot, triple net.

The following table presents certain information relating to the tenancy at the 155 Tice Boulevard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Eisai(2)	NR/NR/NR(3)	118,092	100.0%	$27.27	$3,220,579	100.0%	6/30/2028	2, 5-year	N
Total Major Tenants		118,092	100.0%	$27.27	$3,220,579	100.0%

Non-Major Tenant		0	0.0%	$0.00	$0.00	0.0%

Occupied Collateral		118,092	100.0%	$27.27	$3,220,579	100.0%

Vacant Space		0	0.0%

Collateral Total		118,092	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes rent averaging for Eisai over its remaining lease term totaling $330,657. Eisai’s current rental rate is $24.47 per square foot.

(2)	According to a tenant representative, Eisai is currently utilizing approximately 65% of its space at the 155 Tice Boulevard Property.

(3)	As of January 2019, a Japanese rating agency, Rating and Investments Information, Inc. issued an ‘A+ Stable’ credit rating for Eisai Co. Ltd. (the parent company of Eisai). The entity on the lease is Eisai, Inc.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #12	Cut-off Date Balance:	$21,960,798
155 Tice Boulevard Woodcliff Lake, New Jersey 07677	155 Tice Boulevard	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.7% 1.72x 12.5%

The following table presents certain information relating to the lease rollover schedule at the 155 Tice Boulevard Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	118,092	100.0%	118,092	100.0%	$3,220,579	100.0%	$27.27
2029	0	0	0.0%	118,092	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	118,092	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	118,092	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	118,092	100.0%			$3,220,579	100.0%	$27.27

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 155 Tice Boulevard Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	7/1/2019(2)(3)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

(2)	Information obtained from the underwritten rent roll.

(3)	According to a tenant representative, Eisai is currently utilizing approximately 65% of its space at the 155 Tice Boulevard Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #12	Cut-off Date Balance:	$21,960,798
155 Tice Boulevard Woodcliff Lake, New Jersey 07677	155 Tice Boulevard	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.7% 1.72x 12.5%

The following table presents certain information relating to comparable office leases for the 155 Tice Boulevard Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
155 Tice Boulevard Woodcliff Lake, NJ (Subject)	1980/2009	3	118,092	100.0%	--	Eisai	December 2009 / 18.5 Yrs	118,092	$24.47(2)	NNN
Country Club Plaza 117 W. Century Road Paramus, NJ	2008/NAP	2	63,761	100.0%	8.8 miles	Octapharma	July 2018 / 16.4 Yrs	63,761	$30.00	Gross + TE
Mack-Cali Centre I 365 W Passaic Street Rochelle Park, NJ	1976/NAP	5	218,492	87.1%	10.5 miles	Avenue Stores LLC	July 2018 / 7.3 Yrs	54,730	$20.75	Gross + TE
10 Sharp Plaza Mahwah, NJ	1986/NAP	2	180,000	100.0%	9.9 miles	Jaguar Land Rover North America LLC	February 2018 / 21.0 Yrs	147,000	$13.30	NNN
Montvale 3 3 Paragon Drive Montvale, NJ	1988/NAP	2	98,124	100.0%	2.4 miles	Pentax Medical Company	January 2018 / 7.7 Yrs	72,784	$23.50	Gross + TE
270 Sylvan Avenue Englewood Cliffs, NJ	1987/NAP	3	132,000	93.4%	17.1 miles	Bauer Publishing	December 2017 / 10.8 Yrs	35,405	$25.00	Gross + TE
Country Club Plaza 115 W. Century Road Paramus, NJ	1988/NAP	3	231,000	100.0%	8.8 miles	Sony Electronics	August 2017 / 11.0 Yrs	55,217	$27.50	Gross + TE

(1)	Information obtained from the appraisal.

(2)	Represents Eisai’s current contractual rental rate. The lender’s underwriting includes straight line rent averaging credit over the remaining lease term due to the tenant’s investment grade status.

(1)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$17,617,011
5405, 5455 and 5555 Garden Grove Boulevard	155 Tice Boulevard	Cut-off Date LTV:	63.6%
Westminster, CA 92683		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the 155 Tice Boulevard Property:

Cash Flow Analysis

	2016	2017	2018	TTM 4/30/2019	U/W	%(1)	U/W $ per SF
Rents in Place	$2,889,921	$2,889,921	$2,889,921	$2,889,921	$2,889,922	79.7%	$24.47
Contractual Rent Steps	0	0	0	0	330,657(2)	9.1	2.80
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Gross Potential Rent	$2,889,921	$2,889,921	$2,889,921	$2,889,921	$3,220,579	88.8%	$27.27
Total Recoveries	342,970	343,424	425,343	547,795	404,416	11.2	3.42
Net Rental Income	$3,232,891	$3,233,345	$3,315,265	$3,437,716	$3,624,995	100.0%	$30.70
(Vacancy & Credit Loss)	0	0	0	0	(322,058)(3)	(10.0)	(2.73)
Effective Gross Income	$3,232,891	$3,233,345	$3,315,265	$3,437,716	$3,302,937	91.1%	$27.97

Real Estate Taxes	322,393	325,936	407,871	428,355	428,355	13.0	3.63
Insurance	23,743	20,608	25,458	22,951	20,996	0.6	0.18
Management Fee	0	0	0	0	99,088	3.0	0.84
Other Operating Expenses	0	0	0	0	0	0.0	0.00
Total Operating Expenses	$346,136	$346,544	$433,329	$451,306	$548,439	16.6%	$4.64

Net Operating Income	$2,886,755	$2,886,801	$2,881,935	$2,986,410	$2,754,498	83.4%	$23.33
Replacement Reserves	0	0	0		51,146	1.5	0.43
TI/LC	0	0	0		147,615	4.5	1.25
Net Cash Flow	$2,886,755	$2,886,801	$2,881,935	$2,986,410	$2,555,737	77.4%	$21.64

NOI DSCR	1.95x	1.95x	1.94x	2.01x	1.86x
NCF DSCR	1.95x	1.95x	1.94x	2.01x	1.72x
NOI Debt Yield	13.1%	13.1%	13.1%	13.6%	12.5%
NCF Debt Yield	13.1%	13.1%	13.1%	13.6%	11.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents rent averaging for Eisai over its remaining lease term totaling $330,657.

(3)	The underwritten vacancy is 10.0%. The 155 Tice Boulevard Property was 100.0% leased as of July 1, 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Grand Plaza Commercial

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Mixed Use – Retail/Office
	Original Principal Balance:	$18,000,000		Location:	Los Angeles, CA
	Cut-off Date Balance:	$18,000,000		Size:	71,320 SF
	% of Initial Pool Balance:	2.5%		Cut-off Date Balance Per SF:	$252.38
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$252.38
	Borrower Sponsors:	David Mi		Year Built/Renovated:	1991/2019
	Guarantors:	David Mi		Title Vesting:	Fee
	Mortgage Rate:	4.8600%		Property Manager:	Self-managed
	Note Date:	May 28, 2019		Current Occupancy (As of)(1):	95.8% (4/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	99.2%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy:	87.7%
	IO Period:	120 months		YE 2016 Occupancy:	91.9%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	91.9%
	Amortization Term (Original):	NAP		As-Stabilized Appraised Value(2):	$29,700,000
	Loan Amortization Type:	Interest-only, Balloon		As-Stabilized Appraised Value Per SF(2):	$416.43
	Call Protection:	L(25),D(91),O(4)		As-Stabilized Appraisal Valuation Date(2):	October 1, 2019
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	No		YE 2018 NOI(3):	$1,085,228
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$967,797
				YE 2016 NOI:	$1,142,639
				YE 2015 NOI:	NAV
				U/W Revenues:	$2,430,338
				U/W Expenses:	$750,002
Escrows and Reserves				U/W NOI(3):	$1,680,336
	Initial	Monthly	Cap	U/W NCF:	$1,623,280
Taxes	$71,746	$14,349	NAP	U/W DSCR based on NOI/NCF:	1.89x / 1.83x
Insurance	$0	Springing(4)	NAP	U/W Debt Yield based on NOI/NCF:	9.3% / 9.0%
Replacement Reserve	$0	$892	$42,792	U/W Debt Yield at Maturity based on NOI/NCF:	9.3% / 9.0%
TI/LC Reserve	$0	$3,863	$185,432	Cut-off Date LTV Ratio(2):	60.6%
Earnout Reserve(5)	$1,400,000	$0	NAP	LTV Ratio at Maturity(2):	60.6%
Other Reserves(6)	$1,085,977	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$18,000,000	100.0%	Loan payoff	$9,760,924	54.2%
			Closing Costs	711,438	4.0
			Reserves	2,557,723	14.2
			Return of equity	4,969,914	27.6
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

(1)	Current Occupancy includes EOS Fitness which is not in occupancy. EOS Fitness is expected to take occupancy in late August/early September 2019.

(2)	The Appraised Value is based on the “As-Stabilized” appraised value of $29,700,000, which assumes that the tenant improvements for EOS Fitness and 7-Eleven are complete and the related tenants are in occupancy and paying rents. The “As-Is” appraised value for the Grand Plaza Commercial mortgaged property is $27,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $27,700,000 “As-Is” appraised value are 65.0% and 65.0%, respectively.

(3)	The U/W NOI increased compared to the YE 2018 NOI due to the largest tenant at the Grand Plaza Commercial Property, EOS Fitness, taking occupancy in September 2019.

(4)	The Grand Plaza Commercial Mortgage Loan (as defined below) does not require ongoing monthly escrows for insurance as long as (i) no event of default exists; (ii) the operator under the REA (as defined below) is obligated under the terms of the REA to maintain insurance policies in accordance with the Grand Plaza Commercial Mortgage Loan documents and pay the related insurance premiums; (iii) all insurance required to be maintained is provided to the lender; and (iv) the Grand Plaza Commercial Borrower (as defined below) is the named insured and the lender is named as mortgagee.

(5)	The Earnout Reserve is associated with the 7-Eleven tenant, which has not taken occupancy and is underwritten as vacant. The Earnout Reserve will be released upon the satisfaction of each of the following conditions: (i) 7-Eleven has completed the buildout and fixturing of its leased premises; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to 7-Eleven’s leased premises have been paid in full; (iii) 7-Eleven is paying full contractual rent; (iv) 7-Eleven is conducting normal business operations; (iv) the date the debt yield is equal to or greater than 9.8%; and (v) no event of default is continuing.

(6)	Other Reserves include a (i) Rent Abatement Reserve of $381,340 related to EOS Fitness; (ii) a Free Rent Reserve of $339,934 for EOS Fitness and $34,341 for 7-Eleven; and (iii) a Special TI/LC Reserve of $305,862 for EOS Fitness and $24,500 for 7-Eleven.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
701 West Cesar Estrada	Grand Plaza Commercial	Cut-off Date LTV:	60.6%
Chavez Avenue		U/W NCF DSCR:	1.83x
Los Angeles, CA 90012		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The mortgage loan (the “Grand Plaza Commercial Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 71,320 square feet mixed use center located in Los Angeles, CA (the “Grand Plaza Commercial Property”).

The Borrower and Borrower Sponsor. The borrower is 602 North Grand Avenue L.P. (the “Grand Plaza Commercial Borrower”), a California limited partnership and single purpose entity with one independent director. The nonrecourse carve-out guarantor of the Grand Plaza Commercial Mortgage Loan is David Mi.

David Mi is the owner of David Mi & Partners Architects (“David Mi & Partners”), a full service architectural firm. David Mi & Partners design and develop commercial facilities, custom single-family residences, condominiums, affordable rental housing, and assisted living for both the general public and for the elderly. In order to respond to the future real estate industry and related trends, Mr. Mi formed an associated company that offers a wide range of coordinated services, WJCJ Development Inc. (“WJCJ”), formerly known as MICH Development, Inc. WJCJ is a full service minority owned development and consulting firm with affiliates in the fields of construction, architecture (David Mi & Partners), real estate, and property management (EQ/Equitable Real Estate Management, Inc.). Most of its development and consulting experience has been in the Southern California area, with special focuses on affordable housing.

The Property. The Grand Plaza Commercial Property is a mixed used center containing 71,320 square feet of net rentable area located in Los Angeles, California. The net rentable area of the Grand Plaza Commercial Property comprises 69.0% of retail space and 21.0% of medial office space. The improvements were constructed in 1991 and are part of a mixed use, six story building located at 701 West Cesar Estrada Chavez Avenue, that is subdivided into three lots pursuant to a Declaration Establishing Reciprocal Easements and Covenants Running with the Land (the “REA”). The Grand Plaza Commercial Property (Lot 2) includes 71,320 square feet of commercial improvements and parking facilities on the first and second floors of the building that include 177 parking spaces allocated to the Grand Plaza Commercial Property. Lot 1 consists of the land and foundation for the building; Lot 3 consists of 4 floors that contain 302 senior multifamily residential apartment units and parking facilities. Pursuant to the REA, the owner of each lot is granted easements for ingress, egress, encroachment, use and enjoyment, utilities, horizontal and vertical support, HVAC and plumbing, landscaping and other purposes. The owner of Lot 1 and Lot 3 (the residential unit owner) is the operator under the REA and is required to maintain insurance for the building and provide maintenance to the common areas (which include elevator lobbies on each floor, common area restrooms and support areas, and interior corridors leading to tenant spaces). As of April 1, 2019, the Grand Plaza Commercial Property was 95.8% leased by 8 national, regional and local tenants. Two tenants, EOS Fitness and E-Eleven, are in the process of building out their spaces and are not yet in occupancy and have not commenced paying rent.

Major Tenants.

Largest Tenant: EOS Fitness (38,134 SF; 56.3% of underwritten base rent; 8/31/2034 lease expiration) – EOS Fitness is a privately held gym that offers a range of amenities such as personal training, group classes, cycling studios, swimming pools, turf functional training areas and a signature Kids’ Club. The location will feature amenities including a pool and hot tub, saunas, cycling studio, EŌS cinema, and a huge free weight area. EOS Fitness was founded in 2015 and currently operates 30 locations in Phoenix, Las Vegas and Southern California. EOS Fitness offers a low cost membership fee, with a wide range of service amenities. In 2019, the company announced plans for continued expansion following a multi-million dollar recapitalization. EOS Fitness leases two suites within the Grand Plaza Commercial Property. The tenant has taken possession of its space and has completed 50% of their buildout, with an expected occupancy date of late August or early September 2019. EOS Fitness lease provides for a 120 day free rent period starting in June and is expected to start paying rents in October 2019. Additionally, EOS Fitness is entitled to a rental credit of $381,340, which can be applied any time during the lease term. All free rent and rent credits were reserved by the lender at origination. EOS Fitness also has a total tenant improvement cost of $2.8 million, with a landlord tenant improvement allowance of $1.14 million. The outstanding TI/LC was reserved at origination. EOS Fitness has three, 5-year renewal options remaining.

2nd Largest Tenant: AltaMed Health Services Corp (“AltaMed”) (22,108 SF; 28.4% of underwritten base rent; 3/28/2031 lease expiration) – AltaMed is a community based health network throughout Southern California. AltaMed has 35 locations in Los Angeles and Orange Counties, with their headquarters in Commerce, California. The company began as a free medical clinic in 1969 and now provides healthcare to more than 300,000 people, offering medical, dental, and pharmacy services. AltaMed offers a managed healthcare plan called Program of All-Inclusive Care for the Elderly (“PACE”) that provides medical, social, nutritional, and rehabilitation services to seniors 55 years and older. AltaMed occupies two suites within the Grand Plaza Commercial Property and has been a tenant since 1996 and has three, 5-year renewal options remaining.

3rd Largest Tenant: David Mi & Partners (3,024 SF; 3.8% of underwritten base rent; 10/31/2022 lease expiration) – David Mi & Partners, an affiliate of the borrower, utilizes its premises as office space. David Mi & Partners is a full service architectural firm with expertise in environmental studies, architectural design, all requisite engineering, interior design, and construction management for both public and private clientele. The firm’s abilities encompass all project phases - from initial concept through completion of construction. The company is committed to creating architectural designs serving multiple purposes. David Mi & Partners has been a tenant at the Grand Plaza Commercial Property since 2010 and has two, 3-year renewal options remaining.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
701 West Cesar Estrada	Grand Plaza Commercial	Cut-off Date LTV:	60.6%
Chavez Avenue		U/W NCF DSCR:	1.83x
Los Angeles, CA 90012		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the Grand Plaza Commercial Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
EOS Fitness(3)	NR/NR/NR	38,134	53.5%	$24.95	$951,283	56.3%	8/31/2034	3, 5-year	N
AltaMed Health Services Corp	NR/NR/NR	22,108	31.0%	$21.68	$479,256	28.4%	3/28/2031	3, 5-year	N
Total Major Tenants		60,242	84.5%	$23.75	$1,430,539	84.7%

Non-Major Tenants		8,078	11.3%	$31.89	$257,646	15.3%

Vacant Space (4)		3,000	4.2%

Collateral Total		71,320	100.0%	$24.71	$1,688,185	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2020 totaling $18,327.

(3)	EOS Fitness leases two suites within the Grand Plaza Commercial Property. The tenant has taken possession of its space and has completed 50% of their buildout, with an expected occupancy date of late August or early September 2019.

(4)	Vacant Space include 7-Eleven which is not yet in occupancy. 7-Eleven leases 2,450 square feet and is expected to take occupancy in September 2019.

The following table presents certain information relating to the lease rollover schedule at the Grand Plaza Commercial Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	1,238	1.7%	1,238	1.7%	$48,445	2.9%	$39.13
2021	1	1,240	1.7%	2,478	3.5%	$33,789	2.0%	$27.25
2022	1	3,024	4.2%	5,502	7.7%	$63,504	3.8%	$21.00
2023	1	956	1.3%	6,458	9.1%	$44,169	2.6%	$46.20
2024	0	0	0.0%	6,458	9.1%	$0	0.0%	$0.00
2025	0	0	0.0%	6,458	9.1%	$0	0.0%	$0.00
2026	0	0	0.0%	6,458	9.1%	$0	0.0%	$0.00
2027	1	1,620	2.3%	8,078	11.3%	$67,740	4.0%	$41.81
2028	0	0	0.0%	8,078	11.3%	$0	0.0%	$0.00
2029	0	0	0.0%	8,078	11.3%	$0	0.0%	$0.00
Thereafter	4	60,242	84.5%	68,320	95.8%	$1,430,539	84.7%	$23.75
Vacant(3)	0	3,000	4.2%	71,320	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	71,320	100.0%			$1,688,185	100.0%	$24.71

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Vacant Space include 7-Eleven which is not yet in occupancy. 7-Eleven leases 2,450 square feet and is expected to take occupancy in September 2019.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
701 West Cesar Estrada	Grand Plaza Commercial	Cut-off Date LTV:	60.6%
Chavez Avenue		U/W NCF DSCR:	1.83x
Los Angeles, CA 90012		U/W NOI Debt Yield:	9.3%

The following table presents historical occupancy percentages at the Grand Plaza Commercial Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	4/1/2019(2)
91.9%	91.9%	87.7%	99.2%	95.8%

(1)	Information obtained from the Grand Plaza Commercial Borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Grand Plaza Commercial Property:

Cash Flow Analysis

	2016	2017	2018	U/W	%(1)	U/W $ per SF
Rents in Place	$1,220,134	$1,053,663	$1,190,297	$1,669,858	64.5%	$23.41
Contractual Rent Steps(2)	0	0	0	18,327	0.7	0.26
Grossed Up Vacant Space	0	0	0	131,922	5.1	1.85
Gross Potential Rent	$1,220,134	$1,053,663	$1,190,297	$1,820,107	70.3%	$25.52
Other Income	37,509	45,394	30,244	30,244	1.2	0.42
Total Recoveries	316,479	258,400	296,202	738,143	28.5	10.35
Net Rental Income	$1,574,122	$1,357,456	$1,516,743	$2,588,494	100.0%	$36.29
(Vacancy & Credit Loss)	0	0	0	(158,157)(3)	(8.7)	(2.22)
Effective Gross Income	$1,574,122	$1,357,456	$1,516,743	$2,430,338	93.9%	$34.08

Real Estate Taxes	162,732	166,173	170,315	216,000	8.9	3.03
Insurance	25,637	23,901	25,478	36,730	1.5	0.52
Management Fee	93,418	81,419	88,510	97,214	4.0	1.36
Other Operating Expenses	149,695	118,167	147,212	400,058	16.5	5.61
Total Operating Expenses	$431,482	$389,659	$431,515	$750,002	30.9%	$10.52

Net Operating Income(4)	$1,142,639	$967,797	$1,085,228	$1,680,336	69.1%	$23.56
Replacement Reserves	0	0	0	10,698	0.4	0.15
TI/LC	0	0	0	46,358	1.9	0.65
Net Cash Flow	$1,142,639	$967,797	$1,085,228	$1,623,280	66.8%	$22.76

NOI DSCR	1.28x	1.09x	1.22x	1.89x
NCF DSCR	1.28x	1.09x	1.22x	1.83x
NOI Debt Yield	6.3%	5.4%	6.0%	9.3%
NCF Debt Yield	6.3%	5.4%	6.0%	9.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through March 2020.

(3)	The underwritten economic vacancy 6.2%. The Grand Plaza Commercial Property was 95.8% leased as of April 1, 2019.

(4)	The U/W NOI increase compared to the YE 2018 NOI reflects the largest tenant at the Grand Plaza Commercial Property, EOS Fitness, taking occupancy in September 2019.

Market Overview and Competition. The Grand Plaza Commercial Property is located in Los Angeles, California, within the Los Angeles-Long Beach-Glendale metropolitan statistical area (the “Los Angeles-Long Beach-Glendale MSA”). The Los Angeles-Long Beach-Glendale MSA’s economy is based on the service, manufacturing, retail trade, and finance/insurance/real estate and construction industries. Major employers include University of California Los Angeles, Kaiser Permanente, University of Southern California, Northrop Grumman Corp and Providence Health System. According to a government agency, the unemployment rate for the Los Angeles-Long Beach-Glendale MSA was 4.5% as of November 2018. In comparison, the state’s unemployment rate was 3.9% and the national unemployment rate was 3.7% for the same period.

The Grand Plaza Commercial Property is located approximately 1.2 miles north of the Los Angeles central business district (“Los Angeles CBD”). The region is well served by the Los Angeles County freeway network. The Grand Plaza Commercial Property is located within the Chinatown neighborhood of Los Angeles, which is situated between Interstate 5 to the east, U.S. Highway 101 to the west, and Interstate 110 to the north, as well as Interstate 10 to the south. On a local level, the Grand Plaza Commercial Property is located at the intersection of West Cesar Estrada Chavez Avenue and North Grand Avenue, which has an average daily traffic count of 37,268

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Retail/Office	Loan #13	Cut-off Date Balance:	$18,000,000
701 West Cesar Estrada	Grand Plaza Commercial	Cut-off Date LTV:	60.6%
Chavez Avenue		U/W NCF DSCR:	1.83x
Los Angeles, CA 90012		U/W NOI Debt Yield:	9.3%

vehicles per day, according to a third party market research provider. The Chinatown neighborhood encompasses a mixture of restaurants, shops, and residences. Modern Chinatown has been the subject of revitalization and commercial growth. The 34-acre Los Angeles Historic Park (1.3 miles northeast) underwent a $20 million renovation from 2014 to 2017. The park’s landscaping, new pedestrian walkways, and an onsite restaurant make it a destination for Los Angeles residents and out-of-town visitors. Six apartment buildings, with approximately 1,600 units, have been built or are in the final processes of being built in the neighborhood, in part due to Chinatown’s proximity to many major transit hubs. The Grand Plaza Commercial Property is located 0.7 miles west of Union Station, which connects Downtown Los Angeles to the San Gabriel Valley with its trains, buses, and Metro lines. According to a third party market research report, the estimated 2019 population in a one-, three-, and five-mile radius of the Grand Plaza Commercial Property is 34,926, 420,569 and 1,188,753. The average household income within the same radii is $63,674, $69,684, and $68,605, respectively.

Submarket Information – According to a third-party market research report, the Grand Plaza Commercial Property is situated within the Downton/Chinatown/Silverlake retail submarket. As of fourth quarter 2018, the submarket reported a total inventory of 41.3 million square feet with a 4.3% vacancy rate and an average quoted rental rate of $35.75 per square feet. As of fourth quarter 2018, the Downtown/Chinatown/Silverlake retail submarket reported positive absorption of 79,351 square feet, with 81,110 square feet of deliveries.

Appraiser’s Comp Set – The appraiser identified 13 competitive properties for the Grand Plaza Commercial Property totaling approximately 1.8 million square feet, which reported an average occupancy rate of approximately 85.7%. The appraiser concluded to net market rents for the Grand Plaza Commercial Property of $45.60 per square foot for prime street retail, $37.80 per square foot for inline street retail, $24.00 per square foot for fitness/large space, and $21.00 per square foot for office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Grand Plaza Commercial Property:

Market Rent Summary(1)

	Prime Street Retail	Inline Street Retail	Fitness/Large Space	Office
Market Rent (PSF)	$45.60	$37.80	$24.00	$21.00
Lease Term (Years)	5	5	10	5
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Grand Plaza Commercial Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
510-514 South Broadway	Los Angeles, CA	43,030	Dec-18	$22,000,000	$511.27
843-861 North Spring Street	Los Angeles, CA	51,733	Nov-18	$15,000,000	$289.95
3960 Wilshire Boulevard	Los Angeles, CA	31,684	Oct-18	$10,800,000	$340.87
2897 W Olympic Blvd	Los Angeles, CA	21,483	Jul-18	$10,200,000	$474.79
700 South Main Street	Los Angeles, CA	138,000	Dec-17	$32,430,000	$235.00

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Patuxent Crossing

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio(2):	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype(2):	Office - Suburban
	Original Principal Balance(1):	$16,575,000		Location:	Columbia, MD
	Cut-off Date Balance(1):	$16,575,000		Size:	294,730 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF(1):	$124.10
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$106.27
	Borrower Sponsors:	David Ridini; Matthew Snyder		Year Built/Renovated:	1986-1998 / NAP
	Guarantor:	David Ridini; Matthew Snyder		Title Vesting:	Fee
	Mortgage Rate:	4.6000%		Property Manager:	Newmark Knight Frank
	Note Date:	April 4, 2019		Current Occupancy (As of):	93.8% (4/9/2019)
	Seasoning:	3 months		YE 2018 Occupancy(3):	96.7%
	Maturity Date:	April 6, 2029		YE 2017 Occupancy(3):	63.3%
	IO Period:	24 months		YE 2016 Occupancy(4):	54.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy(4):	67.3%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$48,850,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$165.74
	Call Protection:	L(27),D(89),O(4)		As-Is Appraisal Valuation Date:	February 6, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Pari Passu		YE 2018 NOI(5):	$1,954,288
	Additional Debt Type (Balance)(1):	$20,000,000		YE 2017 NOI:	$1,950,916
				YE 2016 NOI:	$2,248,623
				U/W Revenues:	$6,367,530
				U/W Expenses:	$2,462,340
Escrows and Reserves				U/W NOI(5):	$3,905,191
	Initial	Monthly	Cap	U/W NCF:	$3,517,164
Taxes	$263,178	$37,597	NAP	U/W DSCR based on NOI/NCF(1):	1.74x / 1.56x
Insurance	$3,738	$3,738	NAP	U/W Debt Yield based on NOI/NCF(1):	10.7% / 9.6%
Replacement Reserve	$0	$5,364	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.5% / 11.2%
TI/LC Reserve	$950,000	$24,561	$1,500,000	Cut-off Date LTV Ratio(1):	74.9%
Deferred Maintenance	$252,250	$0	NAP	LTV Ratio at Maturity(1):	64.1%
REA Charges	$94,641	$7,887	NAP

Sources and Uses
Sources			Uses
Original loan amount	$36,575,000	73.1%	Purchase price	$47,500,000	94.9%
Sponsor equity	$13,478,104	26.9	Upfront reserves	1,563,807	3.1
			Closing costs	989,297	2.0
Total Sources	$50,053,104	100.0%	Total Uses	$50,053,104	100.0%

(1)	The Patuxent Crossing Mortgage Loan (as defined below) is part of the Patuxent Crossing Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original balance of $36,575,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity Based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV and LTV Ratio at Maturity are based on the Patuxent Crossing Whole Loan.

(2)	The Patuxent Crossing Property (as defined below) comprises eight office buildings located in the same business park, which are owned and operated as a single asset by the borrower sponsors. Any time after the payment date in July 2021, the borrower can partially defease a portion of the loan in connection with the sale to an unaffiliated third property of (x) the 9755 Patuxent building and/or (y) the 9820 and 9830 Patuxent buildings subject to, among other conditions, (i) no event of default has occurred and is continuing; (ii) payment of the release price equal to $13,311,250 (115.0% of the allocated loan amount) for the 9755 Patuxent building and $8,625,000 for the 9820 and 9830 Patuxent buildings (125.0% of the allocated loan amount), respectively; (iii) the debt service coverage ratio of the remaining properties must be greater than or equal to the greater of (a) the debt service coverage ratio for the twelve months immediately preceding the closing date and (b) the debt service coverage ratio for the twelve months immediately preceding the release; (iv) the debt yield of the remaining properties must be greater than or equal to the greater of (a) the debt yield for the twelve months immediately preceding the closing date and (b) the debt yield for the twelve months immediately preceding the release; (v) the loan-to-value ratio of the remaining properties is no greater than the lesser of (a) the loan-to-value ratio immediately preceding the closing date and (b) the loan-to-value ratio for the remaining properties immediately preceding the release; (vi) REMIC requirements are met; and (vii) other conditions as set forth in the Patuxent Crossing Whole Loan documents.

(3)	The increase in occupancy from YE 2017 to YE 2018 is due to Howard County, Maryland expanding its space by 55,739 square feet in October 2018 and State of Maryland – Department of Human Services executing a lease for 42,702 square feet in November 2018.

(4)	The low occupancy in 2015 and the decrease in occupancy from YE 2015 to YE 2016 resulted from two large tenants leaving the Patuxent Crossing Property from 2014 to 2016 due to corporate acquisitions.

(5)	The increase from 2018 NOI to U/W NOI is driven by Howard County, Maryland expanding its space in October 2018 by 55,379 square feet and the State of Maryland – Department of Human Services executing a lease in November 2018 for 42,702 square feet. In-place rent for these two spaces totals approximately $2.1 million.

The Mortgage Loan. The mortgage loan (the “Patuxent Crossing Mortgage Loan”) is part of a whole loan (the “Patuxent Crossing Whole Loan”) in the original principal balance of $36,575,000. The Patuxent Crossing Whole Loan is secured by a first priority fee

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #14	Cut-off Date Balance:	$16,575,000
9755 Patuxent Woods Drive and 9770-9830 Patuxent Woods Drive	Patuxent Crossing	Cut-off Date LTV:	74.9%
Columbia, MD 21046		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.7%

mortgage encumbering eight suburban office buildings operated as a single asset in Columbia, Maryland (the “Patuxent Crossing Property”). Note A-1 had an original principal balance of $20,000,000, has an outstanding balance as of the Cut-off Date of $20,000,000 and was contributed to the BBCMS 2019-C3 trust. Note A-2 has an original principal balance of $16,575,000, has an outstanding balance as of the Cut-off Date of $16,575,000 and is being contributed to the WFCM 2019-C51 trust. See “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari-Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$20,000,000	$20,000,000	BBCMS 2019-C3	Yes
A-2	$16,575,000	$16,575,000	WFCM 2019-C51	No
Total	$36,575,000	$36,575,000

The Property. The Patuxent Crossing Property is an eight-building suburban office business park totaling 294,730 square feet located in Columbia, Maryland, halfway between Baltimore and Washington D.C. The Patuxent Crossing Property consists of seven one-story buildings that were constructed between 1986 and 1989 and one three-story office building that was constructed in 1998.The Patuxent Crossing Property contains 1,166 parking spaces, resulting in a ratio of 4.0 spaces per 1,000 square feet. The Patuxent Crossing Property is the site of the Howard County Community Resource Campus, an initiative established by Howard County to consolidate assistance, increase collaboration between government agencies and nonprofit organizations and improve the efficiency and delivery of services. As a result, three of the five largest tenants are affiliated with Howard County or the State of Maryland. As of April 9, 2019, the Patuxent Crossing Property was 93.8% occupied.

Market Overview. The Patuxent Crossing Property is located in Columbia, Maryland, a planned community encompassing roughly 21 square miles of Howard County, and land uses within the area consist of a mixture of commercial and residential development. Columbia’s central location between Baltimore and Washington D.C., provides access to major airports, interstate highways and educated labor force have attracted more than 2,900 businesses. Access to the Patuxent Crossing Property is primarily provided by Interstate 95 and Route 32, located immediately adjacent to the Patuxent Crossing Property. Interstate 95 is a major north-south highway spanning from Maine to Florida, while Route 32 grants access to the surrounding Maryland area. The Patuxent Crossing Property is also located 0.2 miles away from the nearest Regional Transportation Agency bus stop that serves central Maryland.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Patuxent Crossing Property was approximately 11,130, 78,810 and 208,357, respectively. The 2018 average household income within the same radii was approximately $119,899, $129,203 and $135,334, respectively. According to the appraisal, the Patuxent Crossing Property is located within the Columbia South submarket, the largest suburban office submarket in the Baltimore metropolitan area. As of year-end 2018, the Columbia South submarket reported a total inventory of 10.3 million square feet of office space with an 10.3% vacancy rate and market rents of $24.60 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #14	Cut-off Date Balance:	$16,575,000
9755 Patuxent Woods Drive and 9770-9830 Patuxent Woods Drive	Patuxent Crossing	Cut-off Date LTV:	74.9%
Columbia, MD 21046		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the Patuxent Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Howard County, Maryland	AAA/Aaa/AAA	63,927	21.7%	$20.89	$1,335,322	22.8%	Various(4)	Various(4)	N
FEI.com	NR/NR/NR	58,332	19.8%	$25.20	$1,469,893	25.1%	Various(5)	Various(5)	Y(6)
State of Maryland – Department of Human Services	NR/NR/NR	42,702	14.5%	$24.88	$1,062,426	18.1%	10/31/2028	1, 5-year	Y(7)
Howard County Housing Comm(3)	NR/NR/NR	27,332	9.3%	$21.50	$587,638	10.0%	6/30/2027	2, 5-year	N
Kennedy Krieger Institute	NR/NR/NR	26,946	9.1%	$9.66	$260,400	4.4%	4/30/2022	2, 5-year	Y(8)
Total Major Tenants		219,239	74.4%	$21.51	$4,715,679	80.5%

Non-Major Tenant		57,088	19.4%	$20.07	$1,145,565	19.5%

Occupied Collateral		276,327	93.8%	$21.21	$5,861,244	100.0%

Vacant Space		18,403	6.2%

Collateral Total		294,730	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2020 totaling $80,147 and the straight-line rent for Howard County, Maryland totaling $70,900. Additionally, CBIZ underwritten rent has been reduced by $108,973 from its in-place rent to reflect the appraisals concluded market rent of $24.50 per square foot.

(3)	Howard County Housing Comm has committed to using part of its space as a non-profit collaborative space and as such has subleased 10,425 SF of its space to 15 unique subtenants. The underwriting was based upon the prime lease rent. The expiration date for the subleases expire at various dates in 2027.

(4)	Howard County, Maryland has 8,188 square feet of space that has a lease expiration date of September 30, 2025 with one 5-year renewal option. Howard County, Maryland’s remaining 55,739 square feet of space has a lease expiration date of June 30, 2028 with three 3-year renewal options.

(5)	FEI.com has 48,832 square feet of space that has a lease expiration date of May 31, 2023 with two 5-year renewal options. FEI.com also subleases 9,500 square feet of space from Ascend One Corporation with a lease expiration date of May 31, 2021 with no renewal options.

(6)	FEI.com has the one-time right to terminate its lease effective on May 1, 2021 upon nine months’ written notice and a termination fee of the landlord’s unamortized costs in connection with the lease at an interest rate of 8% per annum. In the event that FEI.com provides notice to terminate its lease, all excess cash will be deposited monthly into a reserve account up to a cap of $1,500,000 to fund tenant improvements and leasing commissions in connection with the FEI.com space. The borrower also has the option to post $1,500,000 in cash or a letter of credit in lieu of monthly deposits.

(7)	State of Maryland – Department of Human Services may terminate its lease effective on October 31, 2021 if the tenant feels that it is in the best interest of the State of Maryland. Additionally, the lease will automatically terminate at the beginning of any fiscal period in which the General Assembly of Maryland does not appropriate funds or if funds are not available for continued performance for such fiscal period. On May 1, 2021 (unless the space has been re-tenanted), six months prior to the termination option, all excess cash will be deposited monthly into a reserve account up to a cap of $635,000 to fund tenant improvements and leasing commissions in connection with the State of Maryland – Department of Human Services space. The borrower also has the option to post $635,000 in cash or a letter of credit in lieu of monthly deposits.

(8)	Kennedy Krieger Institute has an ongoing termination option to terminate its lease upon nine months’ written notice and a terminate fee of five months’ rent.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #14	Cut-off Date Balance:	$16,575,000
9755 Patuxent Woods Drive and 9770-9830 Patuxent Woods Drive	Patuxent Crossing	Cut-off Date LTV:	74.9%
Columbia, MD 21046		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the lease rollover schedule at the Patuxent Crossing Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	0	0.0%	0	0.0%	$530	0.0%	NAP(4)
2020	1	19,204	6.5%	19,204	6.5%	$294,981	5.0%	$15.36
2021	2	35,870	12.2%	55,074	18.7%	$836,873	14.3%	$23.33
2022	2	33,581	11.4%	88,655	30.1%	$358,279	6.1%	$10.67
2023	2	53,711	18.2%	142,366	48.3%	$1,385,197	23.6%	$25.79
2024	0	0	0.0%	142,366	48.3%	$0	0.0%	$0.00
2025	1	8,188	2.8%	150,554	51.1%	$205,381	3.5%	$25.08
2026	0	0	0.0%	150,554	51.1%	$0	0.0%	$0.00
2027	1	27,332	9.3%	177,886	60.4%	$587,638	10.0%	$21.50
2028	1	42,702	14.5%	220,588	74.8%	$1,062,426	18.1%	$24.88
2029	0	0	0.0%	220,588	74.8%	$0	0.0%	$0.00
Thereafter	1	55,739	18.9%	276,327	93.8%	$1,129,941	19.3%	$20.27
Vacant	0	18,403	6.2%	294,730	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	294,730	100.0%			$5,861,244	100.0%	$21.21

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	Includes telecom tenant with no applicable net rentable area.

The following table presents historical occupancy percentages at the Patuxent Crossing Property:

Historical Occupancy

12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(3)	12/31/2018(1)(3)	4/9/2019(4)
67.3%	54.2%	63.3%	96.7%	93.8%
(1)	Information obtained from the borrower.

(2)	The low occupancy in 2015 and the decrease in occupancy from 2015 to 2016 resulted from two large tenants leaving the Patuxent Crossing Property from 2014 to 2016 due to corporate acquisitions.

(3)	The increase in occupancy from 2017 to 2018 is due to Howard County, Maryland expanding its space by 55,739 square feet in October 2018 and State of Maryland – Department of Human Services executing a lease for 42,702 square feet in November 2018.

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #14	Cut-off Date Balance:	$16,575,000
9755 Patuxent Woods Drive and 9770-9830 Patuxent Woods Drive	Patuxent Crossing	Cut-off Date LTV:	74.9%
Columbia, MD 21046		U/W NCF DSCR:	1.56x
		U/W NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Patuxent Crossing Property:

Cash Flow Analysis

	2016	2017	2018(1)	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$4,319,013	$3,851,042	$3,620,500	$5,819,170	85.5%	$19.74
Contractual Rent Steps	0	0	0	42,074(3)	0.6	0.14
Grossed Up Vacant Space	0	0	0	380,418	5.6	1.29
Gross Potential Rent	$4,319,013	$3,851,042	$3,620,500	$6,241,662	91.7%	$21.18
Other Income	185,590	11,861	(358)	0	0.0	0.00
Total Recoveries	679,900	416,358	694,788	562,783	8.3	1.91
Net Rental Income	$5,184,503	$4,279,261	$4,314,930	$6,804,446	100.0%	$23.09
(Vacancy & Credit Loss)	(494,463)	(169,303)	0	(436,915)(4)	(7.0)	(1.48)
Effective Gross Income	$4,690,039	$4,109,959	$4,314,930	$6,367,530	93.6%	$21.60

Real Estate Taxes	$577,059	$526,384	$544,422	$567,411	8.9%	$1.93
Insurance	27,288	27,682	28,762	44,856	0.7	0.15
Management Fee	142,574	123,140	128,411	191,026	3.0	0.65
Other Operating Expenses	1,694,495	1,481,837	1,659,047	1,659,047	26.1	5.63
Total Operating Expenses	$2,441,416	$2,159,043	$2,360,642	$2,462,340	38.7%	$8.35

Net Operating Income	$2,248,623	$1,950,916	$1,954,288	$3,905,191	61.3%	$13.25
Replacement Reserves	0	0	0	64,368	1.0	0.22
TI/LC	0	0	0	323,659(5)	5.1	1.10
Net Cash Flow	$2,248,623	$1,950,916	$1,954,288	$3,517,164	55.2%	$11.93

NOI DSCR	1.00x	0.87x	0.87x	1.74x
NCF DSCR	1.00x	0.87x	0.87x	1.56x
NOI Debt Yield	6.1%	5.3%	5.3%	10.7%
NCF Debt Yield	6.1%	5.3%	5.3%	9.6%
(1)	The increase in Rents in Place from 2018 to U/W is driven by Howard County, Maryland expanding its space in October 2018 by 55,739 square feet and the State of Maryland – Department of Human Services executing a lease in November 2018 for 42,702 square feet of space. In-place rent for these two spaces totals approximately $2.1 million.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through April 2020 totaling $80,147 and the straight-line rent for Howard County, Maryland totaling $70,900. Additionally, underwritten rent has been marked down by $108,973 for CBIZ to reflect its concluded market rent of $24.50 per square foot.

(4)	The underwritten vacancy is 7.0%. The Patuxent Crossing Property was 93.8% leased as of April 9, 2019.

(5)	TI/LC is inclusive of a straight-line credit for the upfront TI/LC reserve equal to $95,000, which is 10.0% of the upfront TI/LC reserve of $950,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – 3636 North Central Avenue

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance:	$14,250,000		Location:	Phoenix, AZ
	Cut-off Date Balance:	$14,232,039		Size:	218,081 SF
	% of Initial Pool Balance:	2.0%		Cut-off Date Balance Per SF:	$65.26
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$53.27
	Borrower Sponsors:	John Michael Heckethorn; Heckethorn Funds, LLC		Year Built/Renovated:	1983/2018
	Guarantor:	John Michael Heckethorn		Title Vesting:	Fee
	Mortgage Rate:	4.7400%		Property Manager:	Cushman & Wakefield U.S., Inc.
	Note Date:	May 24, 2019		Current Occupancy (As of)(2):	75.8% (4/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(2)(3):	84.5%
	Maturity Date:	June 6, 2029		YE 2017 Occupancy(3)(4):	55.3%
	IO Period:	0 months		YE 2016 Occupancy(4):	70.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	65.6%
	Amortization Term (Original):	360 months		As-Is Appraised Value(5):	$24,200,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF(5):	$110.97
	Call Protection:	L(25),D(91),O(4)		As-Is Appraisal Valuation Date:	April 9, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (3/31/2019)(6):	$310,092
	Additional Debt Type (Balance):	NAP		YE 2018 NOI(6):	$563,919
				YE 2017 NOI(6):	$712,578
				YE 2016 NOI(6):	$1,040,667
				U/W Revenues:	$3,461,824
				U/W Expenses:	$1,907,448
Escrows and Reserves				U/W NOI(6):	$1,554,376
	Initial	Monthly	Cap	U/W NCF:	$1,427,187
Taxes	$183,423	$45,856	NAP	U/W DSCR based on NOI/NCF:	1.74x / 1.60x
Insurance	$12,938	$3,235	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 10.0%
Replacement Reserve	$0	$3,635	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.4% / 12.3%
TI/LC Reserve(1)	$2,000,000	Springing	$2,000,000	Cut-off Date LTV Ratio:	58.8%
Deferred Maintenance	$2,488	$0	NAP	LTV Ratio at Maturity:	48.0%
Outstanding TI/LC Reserve	$351,033	$0	NAP
Outstanding Free/Gap Rent Reserve	$531,019	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$14,250,000	100.0%	Loan payoff	$6,398,966	44.9%
			Upfront reserves	3,080,902	21.6
			Closing costs	511,413	3.6
			Return of equity	4,258,720	29.9
Total Sources	$14,250,000	100.0%	Total Uses	$14,250,000	100.0%

(1)	At origination of the 3636 North Central Avenue Mortgage Loan (as defined below), $2,000,000 was deposited into a TI/LC reserve. Monthly deposits of $18,173 will be required anytime the TI/LC reserve is less than $1,250,000 until a cap of $2,000,000 is reached.

(2)	The decrease in occupancy from 2018 to Current Occupancy is due to Engleman Berger, P.C. (13,505 square feet) and Law Offices of Laura Gills (1,145 square feet) being underwritten as vacant. Engleman Berger, P.C. vacated at its lease expiration on May 31, 2019, and Law Offices of Laura Gills will be vacating on July 31, 2019. Additionally, the sponsor expects to execute a lease with Blackshield (2,887 square feet) in the near future, however, that tenant was underwritten as vacant.

(3)	The increase in occupancy from 2017 to 2018 was the result of five new tenants (65,688 square feet) commencing occupancy at the 3636 North Central Avenue Property (as defined below) in 2018.

(4)	The decrease in occupancy from 2016 to 2017 was the result of a large tenant vacating the 3636 North Central Avenue Property.

(5)	The appraised value includes the extraordinary assumption that $2,000,000 will be deposited for future tenant improvements and leasing commissions. At loan origination, the borrower deposited $2,000,000 into a TI/LC reserve account. The appraised value without the extraordinary assumption is equal to $22,200,000.

(6)	The decrease in historical NOI from 2016 to 2017 was driven by the decrease in occupancy. The decrease in NOI from 2017 to TTM 3/31/2019 is primarily driven by $1,190,872 of free rent packages provided by the borrower sponsors to newly signed tenants. The increase in UW NOI from TTM 3/31/2019 is driven by those same free rent packages expiring and outstanding free rent of $531,019 and outstanding tenant improvement and leasing commissions of $351,033 has been reserved at loan closing.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #15	Cut-off Date Balance:	$14,232,039
3636 North Central Avenue	3636 North Central Avenue	Cut-off Date LTV:	58.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	10.9%

The Mortgage Loan. The mortgage loan (the “3636 North Central Avenue Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 218,081 square-foot Class A office property located in the central business district of Phoenix, Arizona (the “3636 North Central Avenue Property”).

The Property. The 3636 North Central Avenue Property is a 12-story Class A office building totaling 218,081 square feet located in Phoenix, Arizona. The 3636 North Central Avenue Property was built in 1983, and after the borrower sponsors acquired the property in 2015, they invested approximately $6.5 million into building and tenant renovations through 2018. In total the borrower sponsors have reported a total cost basis equal to $24.5 million. On-site amenities include an atrium entrance with a fountain, an on-site deli, after-hours security, balconies that overlook Central Avenue and on-site storage. The 3636 North Central Avenue Property was awarded an Energy Star label from 2010 to 2017 for its operating efficiency. The 3636 North Central Avenue Property contains 742 parking spaces (3.4 spaces per 1,000 square feet), including 582 garage spaces and 160 surface spaces. As of April 1, 2019, the 3636 North Central Avenue Property was 75.8% occupied. The largest tenants include Arizona Children Association (20.4% of net rentable area and 24.5% of underwritten base rent) who uses the property as it’s co-headquarters and GSA – Army Corp of Engineers (13.0% of net rentable area and 18.0% of underwritten base rent). Excluding these two tenants, no tenant makes up more than 7.5% of the net rentable area and 11.0% of underwritten base rent. The 3636 North Central Avenue Property has experienced significant leasing momentum with 11 new leases totaling 82,437 square feet and four renewals totaling 47,648 square feet since 2018.

Market Overview. The 3636 North Central Avenue Property is located in the central portion of the city of Phoenix, Arizona. According to the appraisal, Phoenix is experiencing significant acceleration in employment growth with year-over-year job growth of 3.7%, which is more than twice the national rate. The 3636 North Central Avenue Property is situated within Encanto Village, which has numerous restaurants, amenities and residential offerings. The 3636 North Central Avenue Property is also located within the Central Arts District of Phoenix, with numerous arts and cultural venues including the Heard Museum of American Indian Art directly across the street from the 3636 North Central Avenue Property. Access to the 3636 North Central Avenue Property is provided by Interstate 10 from the south, State Route 51 from the east and Interstate 17 from the west. The 3636 North Central Avenue Property is adjacent to the 26-mile Metro Light Rail that runs from North Phoenix through downtown Phoenix and Tempe to Mesa. Sky Harbor International Airport, the busiest airport in Arizona, is located approximately seven miles from the 3636 North Central Avenue Property.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 3636 North Central Avenue Property is approximately 18,032, 169,111 and 425,857, respectively. The 2019 estimated average household income within the same radii was approximately $72,303, $69,784 and $68,112, respectively. According to a third party market research report, the 3636 North Central Avenue Property is located within the Midtown submarket. As of year-to-date 2019, the Midtown submarket reported a total inventory of 12.9 million square feet of office space with an 18.4% vacancy rate and market rents of $24.38 per square foot.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #15	Cut-off Date Balance:	$14,232,039
3636 North Central Avenue	3636 North Central Avenue	Cut-off Date LTV:	58.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the tenancy at the 3636 North Central Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Arizona Children Association(3)	NR/NR/NR	44,390	20.4%	$18.50	$821,215	24.5%	5/31/2030	2, 5-year	Y(4)
GSA – Army Corp of Engineers	NR/NR/NR	28,436	13.0%	$21.17	$601,990	18.0%	8/31/2033	NAP	Y(5)
Manning & Kass, Ellrod, Ramirez, Trester LLP	NR/NR/NR	16,360	7.5%	$22.51	$368,264	11.0%	12/14/2022	1, 3-year	N
Cavco Industries, Inc.	NR/NR/NR	14,974	6.9%	$18.00	$269,532	8.1%	3/12/2026	1, 3-year	Y(6)
Mayes Telles PLLC	NR/NR/NR	12,203	5.6%	$21.50	$262,365	7.8%	8/21/2024	2, 5-year	N
Total Major Tenants		116,363	53.4%	$19.97	$2,323,365	69.4%

Non-Major Tenant		48,882	22.4%	$20.94	$1,023,828	30.6%

Occupied Collateral		165,245	75.8%	$20.26	$3,347,193	100.0%

Vacant Space		52,836	24.2%

Collateral Total		218,081	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2020 totaling $69,589.
(3)	Arizona Children Association has a free rent period through September 2019 totaling $266,340. At loan origination, the borrower deposited $531,019 into a free rent reserve for remaining free rent for eight tenants.

(4)	Arizona Children Association has the right to terminate its lease upon 30 days’ notice if there is a loss of funding from the State of Arizona with a termination payment equal to the unamortized balance of the tenant improvement allowance, commissions paid to the broker and four months’ rent.

(5)	GSA – Army Corp of Engineers has the right to terminate its lease effective September 1, 2028 (following the maturity date) by providing 90 days’ notice to the lessor.

(6)	Cavco Industries Inc. has the right to terminate its lease effective November 2024 upon nine months’ notice and the payment of unamortized tenant improvements and commissions.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #15	Cut-off Date Balance:	$14,232,039
3636 North Central Avenue	3636 North Central Avenue	Cut-off Date LTV:	58.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the 3636 North Central Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	5,754	2.6%	5,754	2.6%	$156,546	4.7%	$27.21
2021	3	6,040	2.8%	11,794	5.4%	$128,379	3.8%	$21.25
2022	4	26,015	11.9%	37,809	17.3%	$567,375	17.0%	$21.81
2023	4	7,826	3.6%	45,635	20.9%	$116,369	3.5%	$14.87
2024	5	21,137	9.7%	66,772	30.6%	$447,197	13.4%	$21.16
2025	3	10,673	4.9%	77,445	35.5%	$238,590	7.1%	$22.35
2026	1	14,974	6.9%	92,419	42.4%	$269,532	8.1%	$18.00
2027	0	0	0.0%	92,419	42.4%	$0	0.0%	$0.00
2028	0	0	0.0%	92,419	42.4%	$0	0.0%	$0.00
2029	0	0	0.0%	92,419	42.4%	$0	0.0%	$0.00
Thereafter	2	72,826	33.4%	165,245	75.8%	$1,423,205	42.5%	$19.54
Vacant	0	52,836	24.2%	218,081	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	218,081	100.0%			$3,347,193	100.0%	$20.26

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the 3636 North Central Avenue Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)(2)	12/31/2017(1)(2)(3)	12/31/2018(1)(3)(4)	4/1/2019(4)(5)
65.6%	70.2%	55.3%	84.5%	75.8%
(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from 2016 to 2017 was due to a large tenant vacating the 3636 North Central Avenue Property.

(3)	The increase in occupancy from 2017 to 2018 is due to five new tenants (65,688 square feet) commencing occupancy at the 3636 North Central Avenue Property in 2018.

(4)	The decrease in occupancy from 2018 to April 1, 2019 is due to Engleman Berger, P.C. (13,505 square feet) and Law Offices of Laura Gills (1,145 square feet) being underwritten as vacant. Engleman Berger, P.C. vacated at its lease expiration on May 31, 2019, and Law Offices of Laura Gills will be vacating on July 31, 2019. Additionally, the sponsor expects to execute a lease with Blackshield (2,887 square feet) in the near future, however, that tenant was underwritten as vacant.

(5)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #15	Cut-off Date Balance:	$14,232,039
3636 North Central Avenue	3636 North Central Avenue	Cut-off Date LTV:	58.8%
Phoenix, AZ 85012		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the 3636 North Central Avenue Property:

Cash Flow Analysis

	2016(1)	2017(1)	2018(1)	TTM 3/31/2019(1)	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$2,766,076	$2,395,166	$2,967,653	$3,211,507	$3,277,604	72.3%	$15.03
Contractual Rent Steps	0	0	0	0	69,589(3)	1.5	0.32
Grossed Up Vacant Space	0	0	0	0	1,071,431	23.6	4.91
Gross Potential Rent	$2,766,076	$2,395,166	$2,967,653	$3,211,507	$4,418,623	97.5%	$20.26
Other Income(4)	64,401	63,416	65,211	45,329	45,329	1.0	0.21
Total Recoveries	98,234	22,110	81,575	93,444	69,302	1.5	0.32
Net Rental Income	$2,928,711	$2,480,692	$3,114,439	$3,350,280	$4,533,254	100.0%	$20.79
(Vacancy & Credit Loss)(5)	(85,774)	(71,325)	(752,034)	(1,190,872)	(1,071,431)(6)	(24.2)	(4.91)
Effective Gross Income	$2,842,937	$2,409,368	$2,362,405	$2,159,408	$3,461,824	76.4%	$15.87

Real Estate Taxes	$492,020	$485,750	$529,106	$549,281	$550,006	15.9	$2.52
Insurance	52,438	59,629	61,193	59,606	38,814	1.1	0.18
Management Fee	49,622	42,835	43,476	43,133	103,855	3.0	0.48
Other Operating Expenses	1,208,191	1,108,575	1,164,711	1,197,297	1,214,773	35.1	5.57
Total Operating Expenses	$1,802,271	$1,696,789	$1,798,486	$1,849,316	$1,907,448	55.1%	$8.75

Net Operating Income	$1,040,667	$712,578	$563,919	$310,092	$1,554,376	44.9%	$7.13
Replacement Reserves	0	0	0	0	43,616	1.3	0.20
TI/LC	0	0	0	0	83,572(7)	2.4	0.38
Net Cash Flow	$1,040,667	$712,578	$563,919	$310,092	$1,427,187	41.2%	$6.54

NOI DSCR	1.17x	0.80x	0.63x	0.35x	1.74x
NCF DSCR	1.17x	0.80x	0.63x	0.35x	1.60x
NOI Debt Yield	7.3%	5.0%	4.0%	2.2%	10.9%
NCF Debt Yield	7.3%	5.0%	4.0%	2.2%	10.0%

(1)	The decrease in NOI from 2016 to 2017 was driven by a decrease in occupancy. The decrease in NOI from 2017 to TTM 3/31/2019 is primarily driven by $1,190,827 of free rent packages provided by the borrower sponsors to newly signed tenants. The increase in UW NOI from TTM 3/31/2019 is driven by those same free rent packages expiring and outstanding free rent of $531,019 and outstanding tenant improvement and leasing commissions of $351,033 has been reserved at loan closing.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through July 2020 totaling $69,589.

(4)	Other income consists of parking income, storage income, and forfeited deposits.

(5)	Vacancy & Credit Loss represents free rent concessions in 2016, 2017, 2018 and TTM 3/31/2019 and vacancy gross up for U/W.

(6)	The underwritten vacancy is 24.2%. The 3636 North Central Avenue Property was 75.8% leased as of April 1, 2019.

(7)	TI/LC is inclusive of a straight-line credit for the upfront TI/LC reserve equal to $200,000, which is 10.0% of the upfront TI/LC reserve of $2,000,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C51	Transaction Contact Information

E.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.